UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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MobileIron, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 26, 2020
Dear Stockholders,
You are cordially invited to attend a special meeting of stockholders (the “special meeting”) of MobileIron, Inc. (“MobileIron” or the “Company”). The special meeting will be held on November 24, 2020 at 10:00 a.m., Pacific Time. You may attend the special meeting via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/MOBL2020SM. You will be able to listen to the special meeting live, submit questions during the special meeting and vote online. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company. The special meeting will begin promptly at 10:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Pacific Time, and you should allow reasonable time for the check-in procedures. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including asking a question or voting your shares).
At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated September 26, 2020 (as it may be amended from time to time in accordance with its terms, the “merger agreement”), by and among MobileIron, Ivanti, Inc. (“Ivanti”) and Oahu Merger Sub, Inc. (“Merger Sub”). Ivanti and Merger Sub are privately held companies. The merger agreement provides for, among other things, the merger of Merger Sub (a wholly owned subsidiary of Ivanti) with and into MobileIron (the “merger”), with MobileIron continuing as the surviving corporation following the merger. At the special meeting, you will also be asked to consider and vote on (1) a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by MobileIron to its named executive officers in connection with the merger; and (2) a proposal for the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If the merger is completed, MobileIron stockholders will be entitled to receive $7.05 in cash, without interest and less any taxes required to be withheld in respect thereof, for each share of MobileIron common stock that you own immediately prior to the effective time of the merger (unless you have properly exercised your appraisal rights). The merger consideration represents a premium of approximately (1) 22.7% to the closing price of our common stock of $5.75 on August 17, 2020, (2) 26.4% to the trailing 30 day trading day average closing price of our common stock for the period ended August 17, 2020 and (3) a 41.2% premium to the trailing 90 day trading day average closing price of our common stock for the period ended August 17, 2020. The Company views August 17, 2020 as the last trading day on which the trading price of its common stock was unaffected by rumors with respect to the potential acquisition of the Company in light of the fact that the Company received the initial written non-binding proposal from Ivanti and its principal financial backers on that date and the fact that on August 20, 2020 Bloomberg News published an article about acquisition rumors involving the Company.
MobileIrons’s board of directors, after carefully considering the factors more fully described in the enclosed proxy statement, unanimously: (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of MobileIron and its stockholders; and (2) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement.
After careful consideration, MobileIron’s board of directors unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by MobileIron to its named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The enclosed proxy statement provides detailed information about MobileIron, the special meeting, the merger agreement and the merger, and the other proposals to be considered at the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement.
The proxy statement also describes the actions and determinations of MobileIron’s board of directors in connection with its evaluation of the merger agreement and the merger. We urge you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.
Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the Internet or by telephone (using the instructions found on the proxy card). Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.
Your vote is very important, regardless of the number of shares that you own.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street - 22nd Floor
New York, New York 10005
Stockholders call toll-free: (877) 732-3621
Banks and brokers call collect: (212) 269-5550
Email: mobl@dfking.com
I want to thank our customers, employees, partners and shareholders for their continued support.
Sincerely,

/s/ Simon Biddiscombe
Simon Biddiscombe
President and Chief Executive Officer, MobileIron
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated October 26, 2020, and, together with the enclosed form of proxy card, is first being mailed to MobileIron stockholders on or about October 26, 2020.

490 East Middlefield Road
Mountain View, CA 94043
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On November 24, 2020
Dear Stockholder:
Notice is given that a special meeting of stockholders, which we refer to as the “special meeting,” of MobileIron, Inc., a Delaware corporation (“MobileIron” or the “Company”), will be held on November 24, 2020, at 10:00 a.m., Pacific Time, for the following purposes:
1.
To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated September 26, 2020, by and among MobileIron, Ivanti, Inc. and Oahu Merger Sub, Inc. (as it may be amended from time to time in accordance with its terms, the “merger agreement”);

2.
To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by MobileIron to its named executive officers in connection with the merger of Oahu Merger Sub, Inc., a wholly owned subsidiary of Ivanti, Inc., with and into MobileIron pursuant to the merger agreement (the “merger”); and

3.
To consider and vote on any proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

These items of business are more fully described in the proxy statement accompanying this notice.
The special meeting will be held by means of a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/MOBL2020SM. You will be able to listen to the special meeting live, submit questions during the meeting and vote online. The special meeting will begin promptly at 10:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Pacific Time, and you should allow reasonable time for the check-in procedures. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including asking a question or voting your shares).
Only stockholders as of the close of business on October 23, 2020, are entitled to notice of, and to vote at, the special meeting.
MobileIron’s board of directors unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by MobileIron to its named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
MobileIron stockholders who do not vote in favor of the proposal to adopt the merger agreement, or consent thereto in writing, will have the right to seek appraisal of the “fair value” of their shares of MobileIron common stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value”) in lieu of receiving the merger consideration if the merger is completed, as determined in accordance with Section 262 of the Delaware General Corporation Law (which is referred to as the “DGCL”). To do so, a MobileIron stockholder must properly demand appraisal before the vote is taken on the merger agreement and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement, and must meet certain other conditions. Section 262 of the DGCL is reproduced in its entirety in Annex B to the accompanying proxy statement and is incorporated in this notice by reference.
Even if you plan to attend the special meeting online, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the Internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.
By Order of the Board of Directors

/s/ Simon Biddiscombe
Simon Biddiscombe
President and Chief Executive Officer

Mountain View, California October 26, 2020

IMPORTANT INFORMATION
Even if you plan to attend the special meeting online, we encourage you to submit your proxy as promptly as possible: (1) over the Internet; (2) by telephone; or (3) by signing and dating the enclosed proxy card (a prepaid reply envelope is provided for your convenience). You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.
If you are a stockholder of record, voting at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares in order to vote at the special meeting.
We urge you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares of MobileIron common stock, please contact our proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street - 22nd Floor
New York, New York 10005
Stockholders call toll-free: (877) 732-3621
Banks and brokers call collect: (212) 269-5550
Email: mobl@dfking.com

SUMMARY
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of MobileIron’s stockholders to be held on November 24, 2020 (the “special meeting”). We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on MobileIron included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 95. We have included page references in this summary to direct you to a more detailed description of the topics presented below. This proxy statement is dated October 26, 2020 and is first being mailed to stockholders of record on or about October 26, 2020.
As used in this proxy statement, all references to “we,” “us,” “our,” “MobileIron” and the “Company” refer to MobileIron, Inc. and its subsidiaries; all references to “Ivanti” refer to Ivanti, Inc.; all references to “Merger Sub” refer to Oahu Merger Sub, Inc., a wholly owned subsidiary of Ivanti formed solely for the purposes of entering into the merger agreement and engaging in the transactions contemplated by the merger agreement; all references to the “merger” refer to the merger of Merger Sub with and into MobileIron, with MobileIron surviving as a wholly owned subsidiary of Ivanti; unless otherwise indicated or as the context otherwise requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of September 26, 2020, by and among MobileIron, Ivanti and Merger Sub, a copy of which is included as Annex A to this proxy statement and incorporated by reference herein. MobileIron, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”
Parties to the Merger (page 24)
MobileIron, Inc.
MobileIron is an established player in the zero trust security solutions market, and a leader in mobile-centric, zero trust solutions that go beyond traditional approaches to security by utilizing a more comprehensive set of attributes to grant secure access. MobileIron products and services validate the device, establish user context, check application authorization, verify the network, and detect and mitigate threats before granting secure access to a device or user. We were incorporated in Delaware in July 2007 and are headquartered in Mountain View, California, with additional sales and support presence in North America, Europe, the Middle East, Asia and Australia and employees in India primarily focused on research and development. Our principal executive offices are located at 490 East Middlefield Road, Mountain View, CA 94043, and our telephone number is (650) 919-8100. Our website is www.mobileiron.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission (the “SEC”). Shares of our common stock are listed on The Nasdaq Global Select Market under the symbol “MOBL”. For additional information about us and our business, please refer to “Where You Can Find More Information” on page 95 of this proxy statement.
Ivanti, Inc.
Ivanti automates IT and Security Operations to discover, manage, secure and service from cloud to edge. From PCs to mobile devices, VDI, and the data center, Ivanti discovers IT assets on-premises, in cloud, and at the edge, improves IT service delivery, and reduces risk with insights and automation. Ivanti also helps organizations leverage modern technology in the warehouse and across the supply chain to improve delivery without modifying backend systems. Ivanti is a privately held company headquartered in Salt Lake City, Utah and has offices in multiple locations throughout the world.
Oahu Merger Sub, Inc.
Merger Sub is a Delaware corporation and wholly owned subsidiary of Ivanti formed solely for the purposes of entering into the merger agreement and engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in furtherance of the merger. Upon completion of the merger, Merger Sub will merge with and into MobileIron and will cease to exist.

The Special Meeting (page 25)
The special meeting of our stockholders will be held on November 24, 2020 at 10:00 a.m., Pacific Time. The special meeting will be a virtual meeting of stockholders, which will be conducted online via a live audio webcast. Holders of record of MobileIron common stock at the close of business on October 23, 2020, the record date for the special meeting, will be able to attend the special meeting, submit questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/MOBL2020SM.
The Proposals (page 25)
At the special meeting, you will be asked to consider and vote on:
•	a proposal to adopt the merger agreement (the “merger proposal”);
•
a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger (the “merger-related compensation proposal”); and

•
a proposal to approve any adjournment of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement (the “adjournment proposal”).

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting, and only matters specified in the notice of the meeting may be acted upon at the special meeting.
Recommendations of Our Board (page 25)
After careful consideration, our board of directors (the “Board”) has unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of MobileIron and its stockholders and approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement. Accordingly, our Board recommends that you vote “FOR” the merger proposal. In addition, our Board recommends that you vote “FOR” the merger-related compensation proposal and that you vote “FOR” the adjournment proposal.
For more information concerning the recommendation of our Board with respect to the merger and the merger agreement, see “Proposal 1: Proposal to Adopt the Merger Agreement—Recommendations of Our Board and Reasons for the Merger” beginning on page 28.
Record Date, Notice and Quorum (page 25)
All holders of record of our common stock as of the close of business on October 23, 2020, the record date for the special meeting, are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting. Each common stockholder will be entitled to cast one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the close of business on the record date. As of the close of business on the record date, there were 118,584,315 shares of MobileIron common stock outstanding and entitled to vote at the special meeting.
A quorum will be present if stockholders holding at least a majority of the outstanding shares of MobileIron common stock entitled to vote are present online at the meeting, by remote communication, if applicable, or represented by proxy. A quorum is necessary to transact business at the special meeting. Your shares of MobileIron common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote online at the meeting or you attend the special meeting but abstain from voting. Broker non-votes will not be counted toward the quorum requirement.
Required Vote (page 25)
Completion of the merger requires approval of the merger proposal by the affirmative vote of stockholders holding at least a majority of the outstanding shares of MobileIron common stock entitled to vote on the proposal as of the close of business on the record date for the special meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote online at the meeting (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the merger proposal.
In addition, the approval of the merger-related compensation proposal and the approval of the adjournment proposal each requires the affirmative vote of a majority of the votes cast on the proposal. In addition, our bylaws permit the chairman of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting. Approvals of the merger-related compensation proposal and the adjournment proposal are not conditions to completion of the merger.
Abstentions and Broker Non-Votes (page 26)
Abstentions will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum. Abstentions will have the same effect as votes cast “AGAINST” the merger proposal but will have no effect on the other proposals. Broker non-votes will not be treated as present at the special meeting for purposes of determining the presence or absence of a quorum, so failure to provide instructions to your broker or other nominee on how to vote will result in your shares not being counted as present at the meeting. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. The proposals to be considered and voted upon at the special meeting are regarded as non-routine matters, and your broker or other nominee may not vote on these proposals without instructions from you.
Votes by our Directors and Executive Officers (page 26)
As of the close of business on the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately 1,613,046 shares of our common stock, entitling them to exercise approximately 1.4% of the voting power of our common stock entitled to vote at the special meeting. Our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the merger proposal, the merger-related compensation proposal and the adjournment proposal.
Proxies; Revocation (page 26)
Any of our common stockholders of record entitled to vote may authorize a proxy by returning the enclosed proxy card, authorizing their proxy or voting instructions by telephone or through the Internet, or by voting online during the special meeting. If the shares of our common stock that you own are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.
Any proxy given by our common stockholders may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card relating to the same shares of our common stock, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy by telephone or through the Internet in accordance with the instructions on the proxy card at any time before your proxy is exercised at the special meeting stating that the proxy is revoked, provided such written notice is received before your proxy is exercised at the special meeting, by your filing a written revocation of your proxy bearing a date later than the date of the proxy with our Secretary or by voting online during the special meeting (your attendance at the special meeting virtually will not, by itself, revoke your proxy, you must vote virtually at the special meeting to revoke your proxy). If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank. If you are a MobileIron stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m., Eastern Time, on November 23, 2020 in order for your shares to be voted at the special meeting.

The Merger (page 28)
Pursuant to the terms of the merger agreement, subject to the satisfaction or waiver of certain conditions set forth in the merger agreement and the applicable provisions of the Delaware General Corporation Law (the “DGCL” ), at the effective time of the merger (i) Merger Sub will be merged with and into the Company, (ii) the separate existence of Merger Sub will cease and (iii) MobileIron will continue as the surviving corporation in the merger and as a wholly owned subsidiary of Ivanti. Under the terms of the merger agreement, at the effective time of the merger, each share of our common stock that is outstanding immediately prior to the effective time of the merger (other than shares of common stock (i) held by the Company as treasury stock, (ii) owned by Ivanti or Merger Sub, (iii) owned by any direct or indirect wholly owned subsidiary of Ivanti or Merger Sub or (iv) held by stockholders who have neither voted in favor of the merger proposal nor consented thereto in writing and who have properly and validly exercised their statutory rights of appraisal in respect of such shares of common stock in accordance with Section 262 of the DGCL as described further under “Proposal 1: Proposal to Adopt the Merger Agreement—Appraisal Rights” beginning on page 58 of this proxy statement) will be canceled and extinguished and automatically converted into the right to receive cash in the amount equal to $7.05 per share, without interest and less any withholding taxes required to be withheld in respect thereof (the “merger consideration”).
Opinion of MobileIron’s Financial Advisor (page 39)
On September 26, 2020, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board, to the effect that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the merger consideration to be offered to the holders of common stock of the Company in the merger is fair, from a financial point of view, to such stockholders.
The full text of Barclays’ written opinion, dated as of September 26, 2020, is attached as Annex C to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are urged to read the opinion carefully in its entirety.
For a further discussion of Barclays' opinion, see the section entitled “Proposal 1: Proposal to Adopt the Merger Agreement—Opinion of MobileIron’s Financial Advisor”
Treatment of Equity Awards in the Merger (page 51)
Company Options
At the effective time of the merger, each unexpired, unexercised and outstanding option to purchase shares of our common stock granted by the Company under any of the Company equity plans (each, a “Company Option”) that is vested immediately prior to the effective time of the merger or that vests solely as a result of the merger (and without any additional action by the Company, the Board or a committee thereof), will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the total number of shares of our common stock subject to such vested Company Option multiplied by (ii) the excess, if any, of $7.05 over the applicable per share exercise price of such vested Company Option.
At the effective time of the merger, each unvested Company Option that is subject to an Acceleration Provision (as defined below) (each, an “Accelerating Option”) will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the total number of shares of our common stock subject to such Accelerating Option multiplied by (ii) the excess, if any, of $7.05 over the applicable per share exercise price of such Accelerating Option. Such amount will be payable at the same time(s) that the applicable Accelerating Option would have vested in accordance with its terms and will remain subject to the holder remaining in continuous service with us, our successors or any of their affiliates through each such vesting date (provided that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the merger will continue to apply).
Each Company Option that is not an Accelerating Option and that is unvested immediately prior to the effective time of the merger and each vested Company Option that has an exercise price that is equal to or greater than

$7.05 will be canceled at the effective time of the merger without payment or consideration (in each case, subject to consummation of the merger).
Treatment of Company RSUs
At the effective time of the merger, each unexpired, unexercised and outstanding restricted stock unit granted by the Company under any of the Company equity plans (each, a “Company RSU”) that is vested immediately prior to the effective time of the merger or that vests solely as a result of the merger (and without any additional action by the Company, the Board or a committee thereof).will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the total number of shares of our common stock subject to such vested Company RSU award multiplied by (ii) $7.05.
At the effective time of the merger, each unvested Company RSU that is subject to an Acceleration Provision (each, an “Accelerating RSU”) that is outstanding immediately prior to the effective time of the merger will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the number of shares of our common stock subject to such Accelerating RSU award multiplied by (ii) $7.05. Such amount will be payable at the same time(s) that the applicable Accelerating RSU would have vested in accordance with its terms and will remain subject to the holder remaining in continuous service with us, our successors or any of their affiliates through each such vesting date (provided that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the merger will continue to apply).
Each Company RSU that is not an Accelerating RSU and that is unvested immediately prior to the effective time of the merger will be cancelled at the effective time of the merger without consideration (subject to consummation of the merger).
Treatment of Company PSUs
At the effective time of the merger, each unexpired, unexercised and outstanding performance-based restricted stock unit granted by the Company under any of the Company equity plans (each, a “Company PSU”) that is vested immediately prior to the effective time of the merger or that vests solely as a result of the merger (and without any additional action by the Company, the Board or a committee thereof), will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the number of shares of our common stock subject to such vested Company PSU award multiplied by (ii) $7.05.
At the effective time of the merger, each unvested Company PSU that is subject to an Acceleration Provision (an “Accelerating PSU”) that is outstanding immediately prior to the effective time of the merger will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the maximum number of target shares of our common stock subject to such Accelerating PSU award multiplied by (ii) $7.05. Such amount will be payable at the same time(s) that the applicable Accelerating PSU would have vested in accordance with its terms and will remain subject to the holder remaining in continuous service with us, our successors or any of their affiliates through each such vesting date (provided that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the merger will continue to apply).
Each Company PSU that is not an Accelerating PSU and that is unvested immediately prior to the effective time of the merger will be cancelled at the effective time of the merger without consideration (subject to consummation of the merger).
“Acceleration Provision” means an individual’s right to receive accelerated vesting of any outstanding Company RSUs, Company PSUs or Company Options as set forth in an individual employment agreement with us or pursuant to the MobileIron, Inc. Severance Benefit Plan (the “Severance Plan”).
For a more detailed description of the treatment of Company equity awards, see the section of this proxy statement captioned “The Merger Agreement — Interests of our Named Executive Officers and Directors in the Merger” beginning on page 51.

Treatment of Company Stock Settled Bonuses
In connection with the closing of the merger, Ivanti will assume the Company’s Nine-Month Bonus Plans and Three-Month Bonus Plans.
Under the Nine-Month Plans, the Company’s employees who participate are eligible to receive a cash bonus equal to the product obtained by multiplying (x) each Company employee’s full bonus entitlement under the Company stock-settled bonus plans for the 2020 calendar year, based on the greater of (A) performance at target levels and (B) actual performance from January 1, 2020 through September 30, 2020, with such level of achievement determined by the Company by (y) 75%.
Under the Three-Month Plans, the Company’s employees who participate are eligible to receive a cash bonus equal to the product obtained by multiplying (x) each Company employee’s full bonus entitlement under the Company stock-settled bonus plans for the 2020 calendar year, based on the greater of (A) performance at target levels and (B) actual performance from October 1, 2020 through the earlier of December 31, 2020 and the effective time for the merger, with such level of achievement determined by the Company by (y) 25%.
In the case of the Three-Month Plans and the Nine-Month Plans, the level of achievement will be determined by the Company based on the application of the metrics and terms previously adopted by the Company. The Three-Month Plans and the Nine-Month Plans will be paid no later than the first payroll date following February 28, 2021; provided that, such bonuses will only be paid to a Company employee participating in such bonus plans who is employed by the Company on the applicable date of payment of such bonus and any employee who is terminated by the Company or one of its subsidiaries, as applicable, without cause or who resigns due to a constructive termination prior to February 28, 2021 will remain entitled to payment of such any such bonus. The terms of the Three-Month Plans and the Nine-Month Plans are binding on the Company as well as any successor.
Ivanti was not involved in the Company's consideration of the treatment of the stock settled bonuses.
Financing (page 48)
The total amount of funds required to complete the merger and pay related fees and expenses will be financed through a combination of financing sources, including the following:
•
Morgan Stanley Senior Funding, Inc. (“MSSF”), Bank of America, N.A. (“Bank of America”), UBS AG Stamford Branch (“UBS AG”) and Bank of Montreal (“BMO” and, together with MSSF, Bank of America, UBS AG and BMO, collectively, the “Lenders”), have committed, severally and not jointly, to provide debt financing in the aggregate principal amount of up to $1.995 billion to consummate (i) the merger and (ii) the acquisition (the “Private Company Acquisition”) of another privately-owned target company (the “Private Company Target”), consisting of a (a) revolving credit facility in the principal amount of up to (x) $175 million if both the merger and the Private Company Acquisition are consummated or (y) $125 million if only the merger or the Private Company Acquisition is consummated) and (b) term loan facility in the principal amount of up to $1.82 billion, of which a portion equal to (x) $840 million will be used to repay Ivanti’s existing indebtedness, (y) $575 million will be used to complete the merger and pay related fees and expenses (the “MobileIron Term Loan Tranche”) and (z) $405 million will be used to pay the purchase price with respect to the Private Company Acquisition (the “Private Company Term Loan Tranche”), on the terms and subject to the conditions set forth in a debt commitment letter, dated as of September 26, 2020 (the “debt commitment letter”), which was delivered to Ivanti in advance of the execution of the merger agreement;

•
Ivanti will (a) issue “Rule 144A-for-life” senior unsecured notes generating up to $560 million in gross proceeds (the “Notes”) in a private placement, or to the extent the Notes are not, or cannot be, issued on or prior to the Closing Date or the gross proceeds of the Notes are less than $560 million, the Lenders have committed, severally and not jointly, to provide debt financing in the form of a senior unsecured bridge facility, in the aggregate principal amount of up to $560 million (the “Bridge Facility”) to consummate the (i) merger and (ii) the Private Company Acquisition, of which a portion equal to (x) $260 million will be used to repay Ivanti’s existing indebtedness, (y) $175 million will be used to complete the merger and pay related fees and expenses (the “MobileIron Bridge Loan Tranche) and (z) $125 million will be used to pay the purchase price with respect to the Private Company

Acquisition (the “Private Company Bridge Loan Tranche”), on the terms and subject to the conditions set forth in the debt commitment letter, which was delivered to Ivanti in advance of the execution of the merger agreement or (b) exercise its right, on or prior to 20 business days after the date of the debt commitment letter, to arrange lenders to commit to provide second lien financing to replace the entire aggregate principal amount of the Bridge Facility and such lenders will fund a second lien facility in lieu of the issuance of the Notes or the Bridge Facility; and
•
Icon Software Partners, L.P., Icon Software Partners B, L.P., TA XIII-A, L.P., TA XIII-B, L.P. and TA Investors XIII, L.P., (each a “guarantor” and collectively, the “guarantors”) have, severally and not jointly, committed to provide equity financing in an aggregate amount of up to $100 million, on the terms and subject to the conditions set forth in an equity commitment letter, dated as of September 26, 2020 (the “equity commitment letter”), which was delivered to Ivanti concurrently with the execution of the merger agreement.

Limited Guaranty (page 50)
Concurrently with the execution of the merger agreement, the guarantors have executed a limited guaranty in favor of the Company pursuant to which, subject to the terms and conditions contained therein, the guarantors agreed to guarantee, on a several basis, if applicable, Ivanti's obligations to pay any parent termination fee to the Company under the merger agreement and, if applicable, all damages for any willful breach by Ivanti or Merger Sub of the merger agreement. The guaranteed obligations are subject to an aggregate cap in the amount of $65.25 million and an individual cap applicable to each guarantor equal to such guarantor’s specified percentage share of the guaranteed obligations.
Interests of Our Named Executive Officers and Directors in the Merger (page 51)
When considering the recommendation of our Board that you vote to approve the merger proposal, you should be aware that our Board and executive officers have interests in the merger that are different from, or in addition to, your interests as a stockholder. Our Board was aware of these interests and considered them, among other matters, during its deliberations on the merits of the merger, in evaluating and overseeing the negotiation of the merger agreement, in reaching its decision to approve and adopt the merger agreement, and in deciding to recommend, and recommending that our stockholders vote in favor of the merger agreement. Interests of our named executive officers that may be different from or in addition to the interests of our stockholders generally include, among others:
•	in the case of our non-employee directors, their Company RSUs will fully accelerate in exchange for a cash payment;
•
in the case of our current named executive officers, their Accelerating RSUs, Accelerating PSUs and Accelerating Options will be converted to a cash payment payable the same time(s) that the underlying equity awards would have vested in accordance with their terms and will remain subject to our named executive officers remaining in continuous service with us or our successors though the applicable vesting date (provided that any terms and conditions relating to accelerated vesting upon a termination of their employment in connection with or following the merger will continue to apply);

•
in the case of our current named executive officers, the performance-based vesting conditions of their Company PSUs will be deemed satisfied at target level of performance and 50% of their total target number of Company PSUs will single-trigger vest upon the consummation of a change of control transaction occurs prior to the later of December 31, 2020 or the termination of the merger agreement;

•
in the case of our current named executive officers, in the event of a qualifying termination of employment within the period of three months prior to or one year following the effective time of the merger, they will be eligible to receive certain contractual cash severance payments, full acceleration of Company equity awards, and continued health and life insurance benefits for a specified period of time following such termination of employment; and

•
in the case of our current named executive officers, if their employment is terminated by the Company without cause or if they resign due to a constructive termination, in each case, prior to February 28, 2021, they will remain entitled to payment of any bonus under our Nine-Month Plans and Three-Month Plans (as discussed below).

For a more detailed description of the treatment of Company equity awards, see the section of this proxy statement captioned “The Merger — Interests of our Named Executive Officers and Directors in the Merger” beginning on page 51.
No Solicitation or Negotiation of Acquisition Proposals (page 73)
Except as permitted by the merger agreement, from and after the date of the merger agreement until the earlier to occur of the termination of merger agreement and the effective time of the merger, MobileIron and its subsidiaries will not, and will not instruct, authorize or knowingly permit any of its representatives to, directly or indirectly:
•
solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal (as defined under “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Change.”);

•
furnish to any person (other than to Ivanti, Merger Sub or any designees of Ivanti or Merger Sub or any of their representatives) any non-public information relating to MobileIron or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of MobileIron or any of its subsidiaries (other than Ivanti, Merger Sub or any designees of Ivanti or Merger Sub or any of their representatives), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

•	participate or engage in discussions or negotiations with any person with respect to an acquisition proposal (subject to certain limited exceptions);
•	approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal (subject to certain limited exceptions); or
•
enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition transaction (as defined under “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Change.”), other than an acceptable confidentiality agreement (as defined under “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Change.”) (we refer to any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition transaction, other than an acceptable confidentiality agreement an “alternative acquisition agreement”).

From the date of the merger agreement until the earlier to occur of the termination of the merger agreement and the effective time of the merger, MobileIron will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement solely to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to our board of directors (or any committee thereof).
Except as permitted by the merger agreement, from and after the date of the merger agreement until the earlier to occur of the termination of the merger agreement and the effective time of the merger, MobileIron will cease and cause to be terminated any discussions or negotiations with any person and its representatives that would be prohibited by the non-solicitation provisions of the merger agreement, request the prompt return or destruction of all non-public information concerning MobileIron or its subsidiaries furnished to any person with whom a confidentiality agreement in contemplation of an acquisition transaction was entered into at any time within the six month period immediately preceding the date of the merger agreement and will cease providing any further information with respect to MobileIron or any acquisition proposal to any such person or its representatives, other than through public disclosures that MobileIron makes in the ordinary course of business (for the avoidance of doubt, none of which shall be intended to facilitate an acquisition proposal); and MobileIron will terminate all access granted to any such person and its representatives to any physical or electronic data room.

Conditions to the Merger (page 81)
The respective obligations of MobileIron, Ivanti and Merger Sub to consummate the merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) prior to the effective time of the merger of the following conditions:
•	receipt by MobileIron of the requisite stockholder approval at the special meeting;
•
any waiting periods (and any extensions thereof), applicable to the Merger pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), will have expired or otherwise been terminated, or all requisite consents pursuant thereto, and pursuant to any other antitrust laws or investment screening laws, will have been obtained; and

•
no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger will be in effect, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the merger, that in each case prohibits, makes illegal, or enjoins the consummation of the merger.

The obligations of Ivanti and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the effective time of the merger of each of the following further conditions, any of which may be waived exclusively by Ivanti:
•
the representations and warranties of MobileIron regarding organization and good standing, corporate power and enforceability, the inapplicability of certain takeover statutes, certain aspects of MobileIron’s capitalization, the absence of a company material adverse effect since July 1, 2020, and brokers’ fees that (i) are not qualified by company material adverse effect or other materiality qualifications must be true and correct in all material respects as of the closing date as if made at and as of the closing date (other than such representations and warranties that by their terms address matters only as of another specified time, which must be true only as of such time), and (ii) that are qualified by company material adverse effect or other materiality qualifications must be true and correct in all respects (without disregarding such company material adverse effect or other materiality qualifications) as of the closing date as if made at and as of the closing date (other than such representations and warranties that by their terms address matters only as of another specified time, which must be true only as of such time);

•
the representations and warranties of MobileIron relating to certain aspects of MobileIron’s capitalization must true and correct in all respects as of the closing date (in each case (i) without giving effect to any company material adverse effect or other materiality qualification and (ii) other than such representations and warranties that by their terms address matters only as of another specified time, which must be true only as of such time), except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to MobileIron or Ivanti, individually or in the aggregate, that is more than $435,000;

•
the other representations and warranties of MobileIron set forth in the merger agreement must be true and correct (without giving effect to any materiality or company material adverse effect qualifications set forth therein) as of the closing date as if made at and as of the closing date (other than such representations and warranties that by their terms address matters only as of another specified time, which must be true only as of such time), except for such failures to be true and correct that would not have a company material adverse effect;

•	MobileIron must have performed and complied in all material respects with the covenants of the merger agreement required to be performed and complied with by it at or prior to the closing;
•
the receipt by Ivanti and Merger Sub of a certificate of MobileIron, validly executed for and on behalf of MobileIron and in its name by a duly authorized executive officer thereof, certifying as to the satisfaction of all of the above conditions; and

•	no company material adverse effect will have occurred after the date of the merger agreement that is continuing.

MobileIron’s obligations to consummate the merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the effective time of the merger of each of the following further conditions, any of which may be waived exclusively by MobileIron:
•
the representations and warranties of Ivanti and Merger Sub set forth in the merger agreement must be true and correct on and as of the closing date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the merger or the ability of Ivanti and Merger Sub to fully perform their respective covenants and obligations pursuant to merger agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the merger or the ability of Ivanti and Merger Sub to fully perform their respective covenants and obligations pursuant to the merger agreement;

•
Ivanti and Merger Sub must have performed and complied in all material respects with the covenants of the merger agreement required to be performed and complied with by them at or prior to the closing; and

•
the receipt by MobileIron of a certificate of Ivanti and Merger Sub, validly executed for and on behalf of Ivanti and Merger Sub and in their respective names by a duly authorized executive officer thereof, certifying as to the satisfaction of all of the above conditions.

Termination of the Merger Agreement (page 82)
MobileIron and Ivanti may, by mutual written agreement by determination of their respective boards of directors, terminate the merger agreement (whether prior to or after requisite stockholder approval) at any time prior to the effective time of the merger.
The merger agreement may also be terminated at any time prior to the effective time of the merger, as follows:
•	by either Ivanti or MobileIron if:
○
(i) any final, non-appealable permanent injunction or other permanent judgment or order issued by any court of competent jurisdiction or other legal regulatory restraint or prohibition preventing the consummation of the merger is in effect; or (ii) any statute, rule, regulation or order has been enacted, entered, enforced or becomes applicable to the merger that prohibits, makes illegal or enjoins the consummation of the merger, except that neither party has the right to terminate if such party has breached in any material respect certain covenants with respect to using reasonable best efforts, taking necessary actions and making antitrust filings in connection with the consummation of the merger and certain covenants with respect to transaction litigation under the merger agreement before asserting its right to terminate pursuant to this termination right;

○
the merger has not been consummated by 11:59 p.m., Pacific time, on the later of March 26, 2021 or, if the marketing period for the debt financing has started and is in effect at such date, then the second business day following the end of the marketing period for the debt financing (but in no event shall such date be later than the 17th business day following March 26, 2021) (which we refer to as the “termination date”), provided, that if the condition set forth in the second bullet under the first paragraph of “—Conditions to the Merger” has not been satisfied or waived but all other conditions in the merger agreement have been satisfied or waived (including that those conditions that by their terms are to be satisfied at closing would be satisfied if closing were to occur on such date), the termination date may be extended by either Ivanti or MobileIron by written notice to the other party to a date not beyond June 26, 2021, and provided further, that the right to terminate the merger agreement pursuant to this termination right will not be available to (i) (1) Ivanti if MobileIron has the valid right to terminate the merger agreement pursuant to the sixth bullet of this paragraph; or (2) MobileIron if Ivanti has the valid right to terminate the merger agreement pursuant to the fourth bullet of this paragraph; and (ii) either party whose action or failure to act (which action or failure to act constitutes a breach by such party of the merger agreement) has been the primary cause of, or primarily resulted in, either (a) the failure to satisfy the conditions to the obligations of the terminating party to consummate the merger pursuant to the merger agreement prior to the termination date; or (b) the failure of the effective time of the merger to have occurred prior to the termination date;
○
MobileIron fails to obtain the requisite stockholder approval at the special meeting (subject to certain limited exceptions) (we refer to such termination right as the “stockholder vote failure termination right”);

•	by Ivanti, if:
○
MobileIron has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would result in a failure of the conditions in the first and second paragraph of “—Conditions to the Merger,” except that if such breach is capable of being cured by the termination date, Ivanti will not be entitled to terminate the merger agreement pursuant to this termination right prior to the delivery by Ivanti to MobileIron of written notice of such breach, delivered at least thirty days prior to such termination (or such shorter period of time as remains prior to the termination date, the shorter of such periods we refer to here as the “MobileIron breach notice period”), which states Ivanti’s intention to terminate the merger agreement pursuant to this termination right and the basis for such termination, it being understood that Ivanti will not be entitled to terminate if the breach has been cured within the MobileIron breach notice period (to the extent capable of being cured), and further provided, that Ivanti will not be entitled to terminate the merger agreement if Ivanti or Merger Sub is then in material breach of any of their representations, warranties, covenants or agreements set forth in the merger agreement, which breach would result in a failure of a condition set forth in the first or second bullet under the third paragraph of “—Conditions to the Merger” (we refer to such termination right as the “MobileIron breach termination right”);

○
at any time after the date of the merger agreement, MobileIron’s Board (or a committee thereof) has effected a Board recommendation change, except that Ivanti will only have the right to terminate the merger agreement pursuant to this provision if it exercises such right no later than 5:00 pm California time on the earlier of (i) the date that is one business day immediately preceding the initial convening of MobileIron’s stockholder meeting, and (ii) the twentieth day following the date on which MobileIron has notified Ivanti that the Board has effected a Board recommendation change (we refer to such termination right as the “Board recommendation change termination right”);

•	by MobileIron if:
○
Ivanti or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in the merger agreement, which would result in a failure of a condition set forth under the first or third paragraph of “—Conditions to the Merger,” except that if such breach is capable of being cured by the termination date, MobileIron will not be entitled to terminate the merger agreement pursuant to this termination right prior to the delivery by MobileIron to Ivanti of written notice of such breach, delivered at least thirty days prior to such termination (or such shorter period of time as remains prior to the termination date, we refer to the shorter of such periods as the “Ivanti breach notice period”), stating MobileIron’s intention to terminate the merger agreement and the basis for such termination, provided MobileIron will not be entitled to terminate the merger agreement if such breach has been cured within the Ivanti breach notice period (to the extent capable of being cured) and provided, further, however, that MobileIron shall not be entitled to terminate the merger agreement if MobileIron is then in material breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach would result in a failure of a condition set forth in the first or second bullet under the second paragraph of “—Conditions to the Merger”;

○
at any time prior to receiving the requisite stockholder approval if (i) MobileIron has received a superior proposal (as defined under “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Change.”); (ii) MobileIron’s Board (or a committee thereof)

has authorized MobileIron to enter into a definitive alternative acquisition agreement to consummate the acquisition transaction contemplated by that superior proposal; (iii) MobileIron has complied in all material respects with the applicable provisions of the merger agreement related to such superior proposal; and (iv) concurrently with such termination MobileIron pays the MobileIron termination fee due to Ivanti in accordance with the merger agreement (we refer to such termination right as the “superior proposal termination right”); provided, however, that such termination will not be effective unless MobileIron has paid, or has caused to be paid, to Ivanti the MobileIron termination fee; or
○
at any time prior to the effective time of the merger if (i) all of the mutual closing conditions and the conditions precedent to Ivanti’s and Merger Sub’s obligations have been and continue to be satisfied or waived (other than conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing or has been previously irrevocably waived by Ivanti), (ii) MobileIron has irrevocably notified Ivanti at least two business days prior to such termination in writing (a) that it is ready, willing and able to consummate the closing throughout such two business day period, and (b) that all conditions precedent to MobileIron’s obligations have been satisfied or waived (other than those conditions that by their terms are to be satisfied at closing, each of which is capable of being satisfied closing), and (iii) Ivanti and Merger Sub fail to consummate the closing in accordance with the merger agreement by the end of such two business day period (we refer to such termination right as the “financing failure termination right”).

If the merger agreement is validly terminated pursuant to the termination rights above, the merger agreement will be of no force or effect without liability of any party to the other parties, except that certain specified provisions of the merger agreement will survive such termination in accordance with their terms, and nothing shall relieve any party from any liability for damages for any willful breach.
Termination Fees (page 84)
MobileIron Termination Fee
Ivanti will be entitled to receive $30.45 million in cash (which we refer to as the “MobileIron termination fee”) if:
•	the merger agreement is validly terminated pursuant to the stockholder vote failure termination right or the MobileIron breach termination right;
•
following the execution and delivery of the merger agreement and prior to (i) in the case of the stockholder vote failure termination right, the special meeting (or any adjournment or postponement thereof) or (ii) in the case of the MobileIron breach termination right, the termination of the merger agreement pursuant to the MobileIron breach termination right, an acquisition proposal for an acquisition transaction has been publicly announced or disclosed and not withdrawn or otherwise abandoned; and

•
within one year following the termination of the merger agreement pursuant to the stockholder vote failure termination right or the MobileIron breach termination right, as applicable, either an acquisition transaction is consummated or MobileIron enters into a definitive agreement providing for the consummation of an acquisition transaction (which acquisition transaction is subsequently consummated), in which case MobileIron will concurrently with the consummation of such acquisition transaction, pay to Ivanti an amount equal to $30.45 million.
For purposes of the MobileIron termination fee, all references to “20%” in the definition of “acquisition transaction” will be deemed to be references to “50%.”
In addition, if the merger agreement is validly terminated pursuant to the Board recommendation change termination right or the superior proposal termination right, then MobileIron must pay to Ivanti the MobileIron termination fee either (i) if terminated pursuant to the Board recommendation change termination right, promptly (and in any event within two business days) following such termination or (ii) if terminated pursuant to the superior proposal termination right, substantially concurrently with such termination.

Ivanti Termination Fee
MobileIron will be entitled to receive $65.25 million in cash (which we refer to as the “Ivanti termination fee”) from Ivanti if the merger agreement is terminated by MobileIron pursuant to the financing failure termination right, in which case Ivanti must pay MobileIron the Ivanti termination fee within two business days after such termination.
Remedies (page 86)
Subject to the terms of the merger agreement (and the limitations set forth therein), Ivanti’s payment of the Ivanti termination fee to the extent owed in accordance with the merger agreement will be the only monetary damages payable by Ivanti, Merger Sub or any of their affiliates for breaches under the merger agreement, the limited guaranty, the equity commitment letter, any other agreement executed in connection with the merger agreement and the transactions contemplated in each such agreement, the termination of the merger agreement, the failure to consummate the merger or any claims or actions under applicable law arising out of any such breach, termination or failure, subject to the limitations described under “The Merger Agreement—Sole and Exclusive Remedy.”
MobileIron’s payment of the MobileIron termination fee, to the extent owed, will be the only monetary damages that Ivanti and Merger Sub and each of their respective affiliates may recover from (a) MobileIron and any of its affiliates; and (b) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, stockholders and assignees of each of MobileIron and its affiliates (the persons in clauses (a) and (b) we refer to collectively as the “MobileIron related parties”) in respect of the merger agreement, any agreement executed in connection with the merger agreement and the transactions contemplated therein, the termination of the merger agreement, the failure to consummate the merger or any claims or actions under applicable law arising out of any such breach, termination or failure.
MobileIron and Ivanti have agreed that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached. The parties have agreed that, subject to certain specified limitations in the merger agreement, they will be entitled to injunctions or other specific performance or equitable relief to prevent breaches and enforce the terms of the merger agreement, the equity commitment letter or the limited guaranty, in addition to any other remedy to which such party is entitled.
Regulatory Matters (page 55)
Under the merger agreement, the merger cannot be completed until the waiting periods (and any extensions thereof, if any) applicable to the merger under the HSR Act, the German Act Against Restraints of Competition of 1958, as amended (after the merger is notified to the German Federal Cartel Office (Bundeskartellamt, the “FCO”)), and the Austrian Competition Act (after the merger is notified to the Austrian Federal Competition Authority (Bundeswettbewerbsbehörde, the “FCA”)) have expired or otherwise been terminated, or all requisite consents pursuant to those laws have been obtained.
Material U.S. Federal Income Tax Consequences (page 56)
The receipt of cash in exchange for shares of MobileIron common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a “U.S. Holder” (as defined in “— Material U.S. Federal Income Tax Consequences”) will recognize taxable gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. Holder’s adjusted tax basis in its shares of MobileIron common stock. The exchange of shares of MobileIron common stock for the merger consideration pursuant to the merger generally will not result in U.S. income tax to a “Non-U.S. Holder” (as defined in “— Material U.S. Federal Income Tax Consequences”) unless such Non-U.S. Holder has certain connections with the United States.
You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of MobileIron common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For more information, see the section of this proxy statement entitled “— Material U.S. Federal Income Tax Consequences” beginning on page 56.

Delisting and Deregistration of Our Common Stock (page 63)
If the merger is completed, our common stock will no longer be traded on the Nasdaq Global Select Market and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Litigation Relating to the Merger (page 79)
Since the announcement of the merger, two complaints have been filed by and purportedly on behalf of alleged MobileIron stockholders: one in the United States District Court for the District of Delaware, captioned Oliver Watson v. MobileIron, Inc., Tae Hea Nahm, Jessica Denecour, Kenneth Klein, James Tolonen, Simon Biddiscombe, Anjali Joshi and Rishi Bajaj, Case No. 1:20-cv-01418-UNA, filed October 22, 2020, and one in the United States District Court for the Southern District of New York, captioned Quentin S. Nash v. MobileIron, Inc., Simon Biddiscombe, Tae Hea Nahm, Jessica Denecour, Kenneth Klein, James Tolonen, Anjali Joshi and Rishi Bajaj, Case No. 1:20-cv-08767, filed October 21, 2020 (together, the “Actions”). The Actions each name as defendants MobileIron and each of the members of our Board. The Actions allege, among other things, that all defendants violated provisions of the Exchange Act insofar as this proxy statement preliminarily filed by MobileIron on October 14, 2020 allegedly omits material information with respect to the transactions contemplated therein that purportedly renders the preliminary proxy statement false and misleading. The complaints seek, among other things, injunctive relief, rescissory damages, declaratory judgment and an award of plaintiffs’ fees and expenses. The defendants believe the claims asserted in these complaints are without merit and intend to vigorously defend them.
Appraisal Rights (page 58)
Under the DGCL, our stockholders who do not vote for the merger proposal, or consent thereto in writing, will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they fully comply with all of the applicable requirements of the DGCL, including by properly and validly exercising their statutory rights of appraisal, which requirements are summarized in this proxy statement under “Proposal 1: Proposal to Adopt the Merger Agreement—Appraisal Rights” beginning on page 58 of this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the merger proposal and must not vote or otherwise submit a proxy in favor of the merger proposal. Failure to follow the procedures specified under the DGCL exactly will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex B to this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers address briefly some questions that you as a stockholder of MobileIron may have regarding the proposals being considered at the special meeting, the merger agreement and the merger. These questions and answers may not address all questions that may be important to you as a stockholder of the Company and therefore we urge you to carefully read the remainder of this proxy statement. Please refer to the more detailed information contained elsewhere in this proxy statement, including the annexes and the documents we refer to in this proxy statement.
Why am I receiving this proxy statement?
You are receiving this proxy statement because you have been identified as a stockholder of the Company as of the close of business on the record date for the determination of stockholders entitled to notice of the special meeting. This proxy statement contains important information about the merger and the special meeting of stockholders, and you should read this proxy statement carefully.
What is the proposed transaction for which I am being asked to vote?
The proposed transaction is the acquisition of MobileIron and its subsidiaries by Ivanti pursuant to the merger agreement. Once the adoption of the merger agreement has been approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub, a wholly owned subsidiary of Ivanti, will be merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Ivanti. Following the completion of the merger, you will no longer have any rights as a stockholder of MobileIron other than your right to receive the merger consideration. Following completion of the merger, shares of our common stock will no longer be listed on the Nasdaq Global Select Market and the registration of such shares under the Exchange Act is expected to be terminated. For additional information about the merger, please review the merger agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We urge you to read the merger agreement carefully and in its entirety, as it is the principal document governing the merger.
As a common stockholder, what will I receive in the merger?
Each outstanding share of our common stock that you own immediately prior to the effective time of the merger will be converted into the right to receive the merger consideration, which is an amount equal to $7.05 in cash, without interest and less any applicable withholding taxes payable in respect thereof.
How does the merger consideration compare to the market price of the Company’s common stock?
The merger consideration represents a premium of approximately (1) 22.7% to the closing price of our common stock of $5.75 on August 17, 2020, (2) 26.4% to the trailing 30 day trading day average closing price of our common stock for the period ended August 17, 2020 and (3) a 41.2% premium to the trailing 90 day trading day average closing price of our common stock for the period ended August 17, 2020. We view August 17, 2020 as the last trading day on which the trading price of our common stock was unaffected by rumors with respect to the potential acquisition of the Company in light of the fact we received Ivanti’s initial written non-binding proposal on that date and the fact that on August 20, 2020 Bloomberg News published an article about acquisition rumors involving the Company. See “Proposal 1: Proposal to Adopt the Merger Agreement—Background of the Merger” beginning on page 28.
When do you expect the merger to be completed?
In order to complete the merger, MobileIron must obtain the stockholder approval described in this proxy statement, and the other closing conditions under the merger agreement must be satisfied or waived. We are working toward completing the merger as quickly as possible. If our stockholders vote to approve the adoption of the merger agreement, and assuming the other conditions to the merger are satisfied or waived, and Ivanti completes its financing for the merger, it is anticipated that the merger could be effective in the fourth quarter of 2020 or the first quarter of 2021, although MobileIron cannot assure completion by any particular date, if at all. Since the merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time.

What happens if the merger is not completed?
If the adoption of the merger agreement is not approved by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock pursuant to the merger agreement. Instead, we will remain a public company and our common stock will continue to be registered under the Exchange Act and listed on the Nasdaq Global Select Market, and in some circumstances we may be required to pay to Ivanti a termination fee of $30.45 million in cash. See the section entitled “The Merger Agreement—Termination Fees—MobileIron Termination Fee” for a discussion of the circumstances under which such a termination fee may be required to be paid.
If the merger is completed, when can I expect to receive the merger consideration for my shares of MobileIron common stock?
It is expected that you will receive the merger consideration to which you are entitled promptly after the completion of the merger once you have provided the payment agent with any documentation required by the payment agent. For more information, see “Proposal 1: Proposal to Adopt the Merger Agreement—The Merger Agreement—Exchange and Payment Procedures” beginning on page 66.
What will happen to shares of MobileIron common stock that I currently own after the completion of the merger?
Following the completion of the merger, your shares of our common stock will be canceled and will represent only the right to receive your portion of the merger consideration. Trading in shares of our common stock on the Nasdaq Global Select Market will cease, price quotations for shares of our common stock will no longer be available and we will cease filing periodic and other reports with the SEC.
What will happen to the Company’s Employee Stock Purchase Plan?
Pursuant to the merger agreement, the Company has acted to provide, among other things, that (1) each individual participating in an offering period under the Company’s 2014 Employee Stock Purchase Plan (the “ESPP”) in progress on the date of the merger agreement will not be permitted to (A) increase his or her payroll contribution rate pursuant to the ESPP or (B) make separate non-payroll contributions to the ESPP on or following the date of the merger agreement, except as may be required by applicable law; (2) no individual who is not participating in the ESPP will be allowed to commence participation in the ESPP; and (3) any offering period that would otherwise be outstanding at the effective time of the merger will terminate no later than five days prior to the date on which the effective time of the merger occurs. The Company will make any pro rata adjustments as may be necessary to reflect the shortened offering period and will cause the exercise of each outstanding purchase right pursuant to the ESPP no later than one business day prior to the effective time of the merger.
Do any of the Company’s executive officers or directors have any interest in the merger that is different from mine?
Our executive officers and directors have interests in the merger that are different from, or in addition to, yours, pursuant to certain agreements between such executive officers and directors and the Company. These interests may be different from, or in conflict with, your interests as our stockholder. The members of our Board were aware of these additional interests and considered them, among other matters, during its deliberations on the merits of the merger, in evaluating and overseeing the negotiation of the merger agreement, in reaching its decision to approve and adopt the merger agreement, and in deciding to recommend, and recommending to our stockholders that they vote “FOR” the merger proposal. For a description of the interests of our executive officers in the merger, see “Proposal 1: Proposal to Adopt the Merger Agreement— Interests of Our Named Executive Officers and Directors in the Merger” beginning on page 51.

What are stockholders voting on at the special meeting?
There are three matters scheduled for a vote at the special meeting:
•	a proposal to adopt the merger agreement (Proposal 1—Proposal to Adopt the Merger Agreement);
•
a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger (Proposal 2: Proposal to Approve on an Advisory Basis, the Merger-Related Compensation); and

•
a proposal to approve any adjournment of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement (Proposal 3: Proposal to Approve the Adjournment of the Special Meeting).

Who is entitled to vote at the special meeting?
All of our common stockholders of record as of the close of business on October 23, 2020, the record date for the special meeting, are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting. Common stockholders as of the close of business on the record date are entitled to vote at the special meeting or any postponement or adjournment of the special meeting. Each share of MobileIron common stock entitles you to one vote on each matter properly brought before the special meeting. As of the close of business on October 23, 2020, the record date for the special meeting, there were 118,584,315 shares of MobileIron common stock outstanding and entitled to vote.
What vote is required to approve the merger proposal?
Approval of the merger proposal requires the affirmative vote of stockholders holding at least a majority of the outstanding shares entitled to vote on the proposal as of the close of business on the record date for the special meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote online at the meeting (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the merger proposal.
If you abstain from voting, fail to cast your vote in person or by proxy or if you hold your shares in “street name” and fail to give voting instructions to the record holder of your shares, it will have the same effect as a vote “AGAINST” Proposal 1.
What vote is requires to approve the merger-related compensation proposal and the adjournment proposal?
Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger (i.e., Proposal 2: the merger-related compensation proposal) and approval of any adjournments of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal (i.e., Proposal 3: the adjournment proposal) each require the affirmative vote of a majority of the votes cast on each such proposal at the special meeting. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, such failure will have no effect on the outcome of such proposals assuming a quorum is present. For the purposes of these proposals, abstentions will not be counted as votes cast and will have no effect on the result of the votes. In addition, our bylaws permit the chairman of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting.
Although the Board intends to consider the results from the vote on the merger-related compensation proposal, the vote is advisory only and, therefore, is not a condition to the closing of the merger, is not binding on us or Ivanti or any of our or its respective affiliates, and, if the merger proposal is approved by our stockholders and the merger is completed, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

With respect to Proposals 2 and 3, if you abstain from voting or fail to vote, it will have no effect on the outcome of such proposals.
How does the MobileIron Board recommend I vote on the proposals?
Upon careful consideration, our Board unanimously recommends that you vote:
•	Proposal 1—“FOR” the merger proposal.
•	Proposal 2—“FOR” the merger-related compensation proposal.
•	Proposal 3—“FOR” for the adjournment proposal
Why am I being asked to consider and cast a non-binding, advisory vote to approve the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger?
In July 2010, the SEC adopted rules that require companies to seek a non-binding, advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger. In accordance with the rules promulgated under the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on compensation that may be paid or become payable to our named executive officers in connection with the merger. For additional information, see the section entitled “Proposal 2: Proposal to Approve, on an Advisory Basis, the Merger-Related Compensation” beginning on page 89.
How do I attend the Special Meeting?
The special meeting will be held via live interactive webcast on the Internet to allow greater participation. You may attend, vote and ask questions at the special meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/MOBL2020SM. If you are a stockholder of record, you will be asked to provide the control number included in your proxy materials. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank. The webcast of the special meeting will begin promptly at 10:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Pacific Time, and you should allow reasonable time for the check-in procedures.
How do I vote?
Vote by Proxy
Whether or not you plan to attend the special meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the special meeting even if you have already voted by proxy.
If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:
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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on November 23, 2020 to be counted.

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To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on November 23, 2020 to be counted.

•
To vote using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you instruct. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

To determine how you may revoke or change your vote submitted by the telephone, Internet or mail method described above, see the section entitled “Can I change my vote after submitting my proxy?”

We are holding the special meeting online and providing Internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Stockholder of Record: Shares Registered in Your Name
If, as of the close of business on October 23, 2020, the record date for the special meeting, your shares were registered directly in your name with MobileIron’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote through one of the other methods described above to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, as of the close of business on October 23, 2020, the record date for the special meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the merger proposal (Proposal 1), “FOR” the merger-related compensation proposal (Proposal 2) and “FOR” the adjournment proposal (Proposal 3). If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If you are a beneficial owner of our common stock and you do not provide instructions to your broker on how to vote your shares (i.e. a “broker non-vote”), your broker may not vote your shares with respect to any of the three proposals. If you fail to instruct your broker how to vote on merger proposal, it will have the effect of a vote “AGAINST” merger proposal.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to MobileIron’s Secretary at 490 East Middlefield Road, Mountain View, CA 94043.
•	You may attend the special meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares with respect to such matters. These unvoted shares are considered “broker non-votes” with respect to such matters. The proposals to be considered and voted upon at the special meeting are regarded as non-routine matters, and your broker or other nominee may not vote on these proposals without instructions from you.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present online at the meeting, by remote communication, if applicable, or represented by proxy. As of the close of business on the record date, there were 118,584,315 shares outstanding and entitled to vote. Thus, the holders of 59,292,158 shares must be present online during the meeting or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote online at the meeting or you attend the special meeting but abstain from voting. Broker non-votes will not be counted toward the quorum requirement. If there is no quorum, the meeting’s chairperson or holders of a majority of shares represented at the meeting may adjourn the meeting to another date.
Why is my vote important?
If you do not submit a proxy or voting instructions or vote in person at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, because Proposal 1 must be approved by the affirmative vote of stockholders holding at least a majority of the outstanding shares entitled to vote on the proposal as of the close of business on the record date for the special meeting, your failure to submit a proxy or voting instructions or to vote in person at the special meeting will have the same effect as a vote “AGAINST” Proposal 1: Proposal to Adopt the Merger Agreement.
What happens if I sell my shares before the special meeting?
If you held your shares as of the close of business on the record date but transfer them prior to the effective time of the merger, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration for your shares of MobileIron common stock. The right to receive such consideration will pass to the person who owns the shares you previously owned when the merger becomes effective.
What does it mean if I receive more than one set of proxy materials?
If you received more than one set of proxy materials, it likely means that you hold shares of MobileIron common stock in more than one account. For example, you may own your shares of MobileIron common stock in various forms, including jointly with your spouse, as trustee of a trust or as custodian for a minor. To ensure that all of your shares of MobileIron common stock are voted, please provide a proxy or voting instructions for each account for which you received proxy materials.
Is the merger expected to be taxable to me?
The receipt of cash in exchange for shares of MobileIron common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a “U.S. Holder” (as defined in “— Material U.S. Federal Income Tax Consequences”) will recognize taxable gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. Holder’s adjusted tax basis in its shares of common stock. The exchange of shares of common stock for the merger consideration pursuant to the merger generally will not result in tax to a Non-U.S. Holder (as defined in “— Material U.S. Federal Income Tax Consequences”) unless such Non-U.S. Holder has certain connections with the United States.
You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of MobileIron common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For more information, see the section of this proxy statement entitled “— Material U.S. Federal Income Tax Consequences” beginning on page 56.

Am I entitled to exercise dissenters’ or appraisal rights instead of receiving the merger consideration for my shares of MobileIron common stock?
Yes. Under the General Corporation Law of the State of Delaware (the “DGCL”), our stockholders who do not vote for the merger proposal, or consent thereto in writing, will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they fully comply with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the merger proposal and must not vote or otherwise submit a proxy in favor of the merger proposal. Failure to follow the procedures specified under the DGCL exactly will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex B to this proxy statement. For additional information, see “Proposal 1: Proposal to Adopt the Merger Agreement—Appraisal Rights” beginning on page 58.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the special meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the special meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
Where can I find more information about the Company?
We file certain information with the SEC. You may read this information at the website the SEC maintains at www.sec.gov and on our website at www.mobileiron.com. Information contained on, or accessible from, our website is not part of, or incorporated in, this proxy statement. You can also request copies of these documents from us. See “Where You Can Find More Information” beginning on page 95.
Who will solicit and pay the cost of soliciting proxies?
We will bear the cost of soliciting proxies for the special meeting. Our Board is soliciting your proxy on our behalf. Our officers, directors and employees may solicit proxies by telephone and facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. In addition, we have retained D.F. King & Co., Inc. to assist us in the solicitation of proxies and will pay approximately $15,000.00 as the base fee, plus reimbursement of out-of-pocket expenses, to D.F. King & Co., Inc. for its services. We will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of shares of our common stock held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.
What do I need to do now?
We urge you to read carefully this proxy statement, including its annexes and the documents we refer to in this proxy statement, and then mail your completed, dated and signed proxy card or voting instruction form in the enclosed prepaid return envelope as soon as possible, or submit your proxy or voting instruction via the Internet or by phone in accordance with the instructions included with this proxy statement and the enclosed proxy card or voting instruction form, so that your shares can be voted at the special meeting.
Who can help answer my other questions?
If you have more questions about the special meeting or the merger, you should contact our proxy solicitation agent, D.F. King & Co., Inc., by calling toll-free at (877) 732-3621 (stockholders) or (212) 269-5550 (banks and brokers). If your broker holds your shares, you should also call your broker for additional information.

FORWARD-LOOKING STATEMENTS
This proxy statement, the documents to which we refer you in this proxy statement, including all documents incorporated by reference in this proxy statement, and information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the merger. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. MobileIron stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:
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the inability to complete the merger due to the failure of MobileIron stockholders to adopt the merger agreement or the failure to satisfy the other conditions to the completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval;

•	the risk that the merger agreement may be terminated in circumstances that require us to pay a termination fee;
•	the outcome of any legal proceedings that may be instituted against us and others related to the merger agreement;
•
the fact that receipt of the all-cash merger consideration will be taxable to MobileIron stockholders that are treated as U.S. Holders (as defined under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences”) for U.S. federal income tax purposes;

•
the fact that, if the merger is completed, MobileIron stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of MobileIron’s current strategy as an independent company;

•
though no such transaction existed, the possibility that, if MobileIron did not enter into the merger agreement, it potentially could have, at a later date, attempted to engage in other, unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of MobileIron’s assets that may have produced a higher aggregate value than that available to MobileIron stockholders in the merger;

•	the fact that under the terms of the merger agreement, MobileIron is restrained at certain times from soliciting other acquisition proposals during the pendency of the merger;
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the effect of the merger or the announcement or pendency of the merger on retaining or recruiting employees, or business relationships, customers, operating results and business generally, including risks related to the diversion of the attention of MobileIron management or employees during the pendency of the merger;

•	the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;
•	the risk that the proposed merger will not be consummated in a timely manner, exceeding the expected costs of the merger; and
•	the risk that our stock price may decline significantly if the merger is not completed.
Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference in this proxy statement, including: (1) the information contained under this caption; and (2) information in our most recent filings on Forms 10-K and 10-Q, including the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. All subsequent written and oral forward-looking statements concerning the merger or other matters attributable to MobileIron or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement.
Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. MobileIron stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE PARTIES TO THE MERGER
MobileIron, Inc.
MobileIron, Inc.
490 East Middlefield Road
Mountain View, California 94043
MobileIron is an established player in the zero trust security solutions market, and a leader in mobile-centric, zero trust solutions that go beyond traditional approaches to security by utilizing a more comprehensive set of attributes to grant secure access. MobileIron products and services validate the device, establish user context, check application authorization, verify the network, and detect and mitigate threats before granting secure access to a device or user. We were incorporated in Delaware in July 2007 and are headquartered in Mountain View, California, with additional sales and support presence in North America, Europe, the Middle East, Asia and Australia and employees in India primarily focused on research and development. Our principal executive offices are located at 490 East Middlefield Road, Mountain View, CA 94043, and our telephone number is (650) 919-8100. Our website is www.mobileiron.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. Shares of our common stock are listed on The Nasdaq Global Select Market under the symbol “MOBL”. For additional information about us and our business, please refer to “Where You Can Find More Information” on page 95 of this proxy statement.
Ivanti, Inc.
Ivanti, Inc.
10377 South Jordan Gateway
Suite 110
South Jordan, Utah 84095
Ivanti automates IT and Security Operations to discover, manage, secure and service from cloud to edge. From PCs to mobile devices, VDI, and the data center, Ivanti discovers IT assets on-premises, in cloud, and at the edge, improves IT service delivery, and reduces risk with insights and automation. Ivanti also helps organizations leverage modern technology in the warehouse and across the supply chain to improve delivery without modifying backend systems. Ivanti is a privately held company headquartered in Salt Lake City, Utah and has offices in multiple locations throughout the world.
Oahu Merger Sub, Inc.
Oahu Merger Sub, Inc.
10377 South Jordan Gateway
Suite 110
South Jordan, Utah 84095
Merger Sub is a Delaware corporation and wholly owned subsidiary of Ivanti formed solely for the purposes of entering into the merger agreement and engaging in the transactions contemplated by the merger agreement. Merger sub has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in furtherance of the merger. Upon completion of the merger, Merger Sub will merge with and into MobileIron and will cease to exist.

THE SPECIAL MEETING
Date, Time and Place
We will hold the special meeting by means of a live interactive webcast on the Internet at on November 24, 2020, at 10:00 a.m., Pacific Time, at www.virtualshareholdermeeting.com/MOBL2020SM.
The Proposals
At the special meeting, you will be asked to consider and vote on:
•	a proposal to adopt the merger agreement (the “merger proposal”);
•
a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger (the “merger-related compensation proposal”); and

•
a proposal to approve any adjournment of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement (the “adjournment proposal”).

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting, and only matters specified in the notice of the meeting may be acted upon at the special meeting.
Recommendations of Our Board
After careful consideration, our Board has unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of MobileIron and its stockholders and approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement. Accordingly, our Board recommends that you vote “FOR” the merger proposal. In addition, our Board recommends that you vote “FOR” the merger-related compensation proposal and that you vote “FOR” the adjournment proposal.
For more information concerning the recommendation of our Board with respect to the merger and the merger agreement, see “Proposal 1: Proposal to Adopt the Merger Agreement—Recommendations of Our Board and Reasons for the Merger” beginning on page 37.
Record Date, Notice and Quorum
All holders of record of our common stock as of the close of business on October 23, 2020, the record date for the special meeting, are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting. Each common stockholder will be entitled to cast one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the close of business on the record date. As of the close of business on the record date, there were 118,584,315 shares of common stock outstanding and entitled to vote at the special meeting.
A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present online at the meeting, by remote communication, if applicable, or represented by proxy. A quorum is necessary to transact business at the special meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote online at the meeting or you attend the special meeting but abstain from voting. Broker non-votes will not be counted toward the quorum requirement.
Required Vote
Completion of the merger requires approval of the merger proposal by the affirmative vote of stockholders holding at least a majority of the outstanding shares of our common stock entitled to vote on the proposal as of the close of business on the record date for the special meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote online at the meeting (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the merger proposal.

In addition, the approval of the merger-related compensation proposal and the approval of the adjournment proposal each requires the affirmative vote of a majority of the votes cast on the proposal. In addition, our bylaws permit the chairman of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting. Approvals of the merger-related compensation proposal and the adjournment proposal are not conditions to completion of the merger.
Abstentions and Broker Non-Votes
Abstentions will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum. Abstentions will have the same effect as votes cast “AGAINST” the merger proposal but will have no effect on the other proposals. Broker non-votes will not be treated as present at the special meeting for purposes of determining the presence or absence of a quorum, so failure to provide instructions to your broker or other nominee on how to vote will result in your shares not being counted as present at the meeting. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. The proposals to be considered and voted upon at the special meeting are regarded as non-routine matters, and your broker or other nominee may not vote on these proposals without instructions from you.
Votes by our Directors and Executive Officers
As of the close of business on the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately 1,613,046 shares of our common stock, entitling them to exercise approximately 1.4% of the voting power of our common stock entitled to vote at the special meeting. Our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the merger proposal, the merger-related compensation proposal and the adjournment proposal.
Proxies; Revocation
Any of our common stockholders of record entitled to vote may authorize a proxy by returning the enclosed proxy card, authorizing your proxy or voting instructions by telephone or through the Internet, or by voting online during the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. If the shares of our common stock that you own are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.
Any proxy given by our common stockholders may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card relating to the same shares of our common stock, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by telephone or through the Internet in accordance with the instructions on the proxy card at any time before your proxy is exercised at the special meeting stating that the proxy is revoked, provided such written notice is received before your proxy is exercised at the special meeting, by your filing a written revocation of your proxy bearing a date later than the date of the proxy with our Secretary or by voting online during the special meeting (your attendance at the special meeting virtually will not, by itself, revoke your proxy, you must vote virtually at the special meeting to revoke your proxy). If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m., Eastern Time, on November 23, 2020 in order for your shares to be voted at the special meeting.

Questions and Additional Information
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of MobileIron common stock, please contact our proxy solicitor at:
D.F. King & Co., Inc.
48 Wall Street - 22nd Floor
New York, New York 10005
Stockholders call toll-free: (877) 732-3621
Banks and brokers call collect: (212) 269-5550
Email: mobl@dfking.com

PROPOSAL 1: PROPOSAL TO ADOPT THE MERGER AGREEMENT
We are asking the holders of shares of MobileIron common stock to adopt the merger agreement. For detailed information regarding this proposal, see the information about the merger agreement and the merger throughout this proxy statement, including the information set forth in this section and the section entitled “The Merger Agreement” A copy of the merger agreement is attached as Annex A to this proxy statement.
The adoption of the merger agreement must be approved by the affirmative vote of stockholders holding at least a majority of the outstanding shares entitled to vote on the proposal as of the close of business on the record date for the special meeting. Your abstention or the failure to vote your shares will have the same effect as a vote against the proposal to approve the merger.
THE MOBILEIRON BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 1
The following is a description of certain material aspects of the merger, including the merger agreement. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that may be important to you. We urge you to read carefully this entire proxy statement, including the merger agreement attached to this proxy statement as Annex A, for a more complete understanding of the merger.
Overview
Under the terms of the merger agreement, among other things, MobileIron will be acquired by Ivanti through Ivanti’s ownership of Merger Sub. To accomplish this, pursuant to the merger agreement, at the effective time of the merger (i) Merger Sub will merge with and into the Company, (ii) the separate existence of Merger Sub will cease and (iii) MobileIron will continue as the surviving corporation in the merger and as a wholly owned subsidiary of Ivanti.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation among our Board, members of our management, our advisors and other parties.
Our Board, together with members of our management, regularly assesses the Company’s performance and competitive position and assesses opportunities to enhance stockholder value. As part of that process, our Board, together with Company management and with the assistance of its advisors, has regularly reviewed strategic opportunities that might be available to the Company, including, among other strategic alternatives, possible business combinations involving the Company, strategic commercial relationships, acquisitions by the Company and acquisitions of the Company. The Company also engages regularly in discussions with other parties regarding potential commercial and other business arrangements.
Prior Strategic Initiatives and Business Arrangements
In June 2016, our Board commenced a review of the Company’s strategic alternatives. As part of that review, our Board conducted a process to evaluate market interest in acquiring the Company (the “2016 Review Process”). Our Board engaged a financial advisor to assist it in that process. During the 2016 Review Process, our Board, through its financial advisor, contacted approximately 36 potential acquirors, of which 25 were strategic bidders (including Ivanti) and 11 were private equity sponsors. Over the course of the 2016 Review Process, the Company’s management team and financial advisor met with 14 potential acquirors, four of whom in November 2016 submitted non-binding proposals to acquire the Company. From November 2016 until March 2017, our Board and Company management, with the assistance of the financial advisor and outside legal counsel, engaged in discussions with the four respective bidders regarding their non-binding proposals and ongoing due diligence. The process concluded in late March 2017. No firm offers were received during the 2016 Review Process, and no price proposed in the 2016 Review Process exceeded $5.00 per share.
During 2018 and the first and second quarters of 2019, the Company from time-to-time had discussions regarding a potential acquisition of the Company with several potential buyers, many of whom had participated in the 2016 Review Process. These discussions ended in mid-2019, based on the lack of any actionable proposals from the potential buyers.

As part of the Company’s regular discussions of potential business arrangements with third parties, Mr. Biddiscombe, on January 31, 2020, e-mailed Jim Schaper, the CEO of Ivanti, to congratulate him on his recent appointment as CEO of Ivanti. On February 23, 2020, Ivanti and the Company entered into a mutual nondisclosure agreement to facilitate discussions of potential commercial and product transactions. Subsequently, Mr. Biddiscombe and Mr. Schaper met on February 25, 2020 and from time to time thereafter continued to discuss potential business development opportunities between the companies.
In April 2020, the Company acquired incapptic Connect, a recognized leader in mobile app release automation software, which added a series of products to the Company’s portfolio enabling the Company’s customers to efficiently develop and distribute customized mobile apps at scale rapidly.
Management Changes
Following the 2016 Review Process, and through the 2018-2019 period discussed above, our Board replaced a significant portion of the Company’s management team with new executives, including the appointment of Mr. Biddiscombe as CEO of the Company and a member of our Board, in October 2017.
Stockholder Engagement and Acquisition Interest
The Company regularly communicates with its stockholders. These communications have included communications with Altai Capital Management, L.P. (“Altai”), who, in a November 12, 2019 letter to our Board stated that it urged our Board to conduct a review of strategic alternatives through a committee led by new directors, and that it could take other actions to increase shareholder value, including nominating directors at the Company’s 2020 annual stockholder meeting. Members of the Company’s management discussed with Altai the positions reflected in its letter and discussed with our Board Altai’s positions and their communications with Altai. On December 17, 2019, the Company signed a non-disclosure agreement with Altai to facilitate further discussions with Altai. The non-disclosure agreement included a customary standstill agreement expiring no later than the end of February 28, 2020.
On November 18, 2019, another stockholder of the Company sent a letter to the Company suggesting various strategic and operational steps. Members of the Company’s management discussed the letter and potential steps with our Board, and, in consultation with our Board, had several discussions with the stockholder. On March 13, 2020, the stockholder submitted to the Company a notice of nominees for election to our Board at the Company’s 2020 annual stockholder meeting, and subsequently discussed that notice with Company management, although the stockholder ultimately did not make any nominations at the Company’s 2020 annual stockholder meeting.
From December 17, 2019, through February 24, 2020, members of Company management met from time to time with representatives of a private equity sponsor (referred to as “Company A”) that had participated in discussions with the Company during 2018 and 2019, as described above, to discuss the potential interest of Company A in a transaction with the Company. However, no actionable proposal was received.
On December 19, 2019, our Board met, with Company management and a representative of Morrison & Foerster LLP, the Company’s outside legal counsel (“M&F”), also attending. Mr. Biddiscombe reviewed and discussed with the Board, among other things, potential corporate development initiatives and strategic options, including the recent discussions with Company A, and the possible retention of a new financial advisor.
In late January, 2020, Mr. Biddiscombe and Mr. Hill met with representatives of Barclays and, separately, another potential financial advisor to discuss engaging a new financial advisor.
At a meeting of our Board on January 30, 2020, which Company management and a representative of M&F attended, Mr. Biddiscombe reviewed and discussed with our Board the preliminary conversations between the Company and Barclays and, separately, between the Company and the other potential financial advisor regarding potentially engaging one of the two financial advisors in connection with a review of strategic alternatives, including a potential sale of, or business combination of, the Company, or a potential acquisition by the Company, and potential stockholder activism. Our Board authorized management to continue conversations with Barclays and the other potential financial advisor regarding a potential engagement. Our Board also determined to form an informal committee of our Board (the “Strategy Committee”) to assist it in discussing and reviewing potential strategic alternatives, subject to the decision-making authority of our Board. The initial members of the Strategy Committee were Tae Hea Nahm, Anjali Joshi and James Tolonen. The Strategy Committee generally invited other members of our Board to attend its meetings.

On February 10, 2020, each potential financial advisor met separately with our Board to discuss its credentials and our Board reviewed and discussed the qualifications of the respective potential financial advisors. On March 9, 2020, the Company signed an engagement letter with Barclays to engage Barclays as the Company’s financial advisor in connection with a potential sale of the Company, the potential acquisition by the Company of a specified target and potential shareholder activism.
On April 14, 2020, the Company entered into a Cooperation Agreement with Altai, pursuant to which, among other things, Mr. Bajaj, the President and Chief Investment Officer of Altai, joined our Board and was appointed to the Strategy Committee. The Company issued a press release announcing the Cooperation Agreement on April 15, 2020.
On April 21, 2020, our Board met, with Company management and a representative of M&F also attending. Representatives of Barclays also attended a portion of the meeting. Our Board discussed the Company’s recent performance and potential scenario planning, including in light of the COVID-19 pandemic. Our Board reviewed, with the assistance of representatives from its legal and financial advisors, the status of the M&A market, including the leveraged finance market, certain strategic parties and financial sponsors that potentially could be interested in acquiring the Company, and potential steps that could be taken with respect to exploring potential strategic opportunities.
On May 12, 2020, the Strategy Committee met, with Company management and representatives of Barclays and M&F also attending. The Strategy Committee discussed, with the assistance of representatives from its legal and financial advisors, the then current status of the M&A market and certain strategic parties and financial sponsors that the Company might approach to assess their interest in acquiring the Company.
On June 23, 2020, Mr. Schaper contacted Mr. Biddiscombe to introduce him to a board representative of Ivanti and to discuss a possible strategic transaction between Ivanti and the Company. Mr. Biddiscombe told Mr. Schaper that he would discuss Ivanti’s interest with members of our Board and respond, and that a non-disclosure agreement would be needed in connection with further discussions.
On July 6, 2020, the Company entered into a confidential disclosure agreement with Clearlake Capital Group, L.P., Ivanti’s principal stakeholder, in connection with discussions regarding a potential strategic transaction between the Company and Ivanti (the “Non-disclosure agreement”). Subsequently, certain of the discussions by the Company with Ivanti regarding a potential strategic transaction as described in this Background included representatives of Ivanti’s principal stakeholder. The Non-disclosure agreement, and the non-disclosure agreements with all other potential bidders entered into thereafter that contained a standstill provision (a provision prohibiting the bidder from, among other things, acquiring or offering to acquire shares of the Company or soliciting proxies from stockholders of the Company), included customary terms for the standstill and provisions automatically terminating the standstill upon the entry by the Company into a definitive agreement for a transaction involving the acquisition by a third party of, or the commencement (as defined in Rule 14d-2 under the Exchange Act) by a third party of a tender offer to acquire, more than 50% of the Company’s outstanding shares.
On July 7, 2020, the Strategy Committee met, with Company management and representatives of Barclays and M&F also attending. Mr. Biddiscombe reviewed the discussions to date with Ivanti. Mr. Biddiscombe and the members of the Strategic Committee discussed contacting other potential M&A partners. Mr. Biddiscombe also discussed potential next steps and other potential bidders with representatives of Barclays.
On July 8, 2020, Mr. Biddiscombe, Mr. Hill and Brian Foster, the Company’s senior vice president of product management, together with representatives of Barclays, had a video conference with Mr. Schaper and Prashant Mehrotra and Dilshat Erkin, members of the board of directors of Ivanti’s parent entity as well as representatives of Ivanti’s principal stakeholder. At the meeting, the attendees discussed, with the assistance of representatives from their financial advisors, the status and operations of the Company and the potential for an acquisition of the Company by Ivanti.
Also on July 8, our Board met, with Company management and a representative of M&F in attendance. Mr. Biddiscombe discussed with our Board the discussions to date with Ivanti and steps being taken in connection with the review of other potential acquirors.
On July 16, 2020, the Strategy Committee met, with the other members of our Board, Company management and representatives of Barclays and M&F also attending. Mr. Biddiscombe reviewed the status of discussions with Ivanti. The Strategy Committee discussed, with the assistance of representatives of Barclays, certain other potential strategic and financial buyers, a potential timeline for an M&A process and an overview of the M&A, equity and debt markets. The Strategy Committee and other Board members directed representatives of Barclays to contact certain other potential buyers they had discussed during the meeting regarding a potential transaction with the Company.
At the direction of the Board, over the next several weeks, representatives of Barclays or members of Company management contacted an additional 10 potential strategic buyers and 8 potential financial buyers to see if they would be interested in a transaction with the Company, many of whom had participated in the 2016 Review Process and the strategic initiatives that the Company undertook during the 2018-2019 period as described above.
On July 23, 2020, the Strategy Committee met, with the other members of our Board, Company management and representatives of Barclays and of M&F also attending. The Board discussed, with the assistance of its financial and legal advisors, the status of the discussions with Ivanti and the status of its contacts with other potential buyers. Representatives of Barclays also reviewed other potential strategic and financial buyers. The Strategy Committee and other Board members directed representatives of Barclays to continue contacting certain potential strategic and financial buyers they had discussed during the meeting to assess their interest in a potential transaction with the Company.
Following the July 23, 2020 Strategy Committee meeting, representatives of Barclays held calls with other potential strategic buyers regarding their interest in a potential transaction with the Company.
Beginning on July 27, 2020, the Company provided Ivanti with access to virtual data room that the Company had prepared in response to a due diligence request.
On July 30, 2020, our Board met, with Company management and representatives of Barclays and M&F also attending. Representatives of M&F reviewed with our Board its fiduciary duties in connection with its consideration of a potential transaction. Our Board, among other things, instructed Company management that they should not engage in separate conversations with potential bidders without prior Board approval, and that Company management should not discuss compensation and individual arrangements for Company management until after all material terms of a transaction had been determined. Company management also confirmed to our Board that they had not discussed individual compensation or arrangements with potential bidders. Representatives of Barclays updated our Board regarding recent discussions with certain potential strategic and financial buyers regarding their interest in acquiring the Company.
On August 1, 2020, Mr. Biddiscombe received a call from the CEO of a privately owned company (“Company B”) with whom the Company had previously engaged in discussions regarding various potential business development opportunities. Company B’s CEO suggested that Mr. Biddiscombe speak with one of Company B’s directors who was also a director at the private equity firm whose affiliate owned Company B. On August 3, 2020, Mr. Biddiscombe spoke with the Company B director, who indicated that there was some potential for a transaction involving the acquisition by another private equity firm of both Company B and the Company.
On August 6, 2020, our Board met, with Company management and representatives of Barclays and M&F also attending. Mr. Biddiscombe and the representatives of Barclays reported the status of discussions with Ivanti, and the Board, with assistance from representatives of Barclays, reviewed the status of discussions with certain other potential strategic and financial buyers, including Company B, and discussed certain other potential strategic and financial buyers.
On August 11, 2020, the Company entered into an amendment to a prior confidentiality agreement with Company B to facilitate further discussions with respect to an acquisition of the Company.
On August 13, 2020, Mr. Biddiscombe from the Company had a phone call with representatives of a private equity firm (referred to as “Company C”), Company B and the private equity firm whose affiliate owned Company B to discuss a potential transaction. The representatives of Company C informed the Company that Company C was contemplating a potential acquisition of each of Company B and the Company. On August 16, 2020, the Company entered into a non-disclosure agreement with Company C to facilitate discussions regarding a potential acquisition. The non-disclosure agreement with Company C allowed Company C to disclose confidential information regarding the Company to Company B, with the disclosure and use of such information subject to the non-disclosure agreement that Company B had signed with the Company.

Also on August 13, 2020, our Board met, with Company management and representatives of Barclays and M&F also attending. Representatives of Barclays discussed with our Board the contacts with certain potential buyers, including the status of management meetings and diligence. Our Board also discussed certain other potential buyers and ongoing communications with such other potential buyers.
On August 15, 2020, the Company entered into a joinder (the “Joinder”) to the Non-disclosure agreement to include another private equity sponsor that is a financial backer of Invanti as party thereto.
On August 17, 2020, Ivanti submitted a non-binding proposal for an all-cash acquisition of the Company by Ivanti with a proposed purchase price of $6.15 per share, as well as a draft of a merger agreement. The Ivanti proposal submitted on August 17, 2020, and all other proposals made by Ivanti as described in this Background, were made by Ivanti with the support of Ivanti’s principal stakeholder and the other party that had entered into the Joinder. The Ivanti proposal was predicated on obtaining sufficient financing commitments, with the intent to finance the acquisition with debt financing as well as with potential equity capital from the guarantors, and was subject to the satisfactory completion of confirmatory legal and accounting diligence.
Also on August 17, 2020, our Board met, with Company management and a representative of M&F also attending. Our Board discussed and approved certain financial projections for the Company. The projections were prepared by management of the Company and reflected, among other things, management’s view of the expected impact of the Company’s recent elimination of the perpetual licensing model and of the potential impact of the COVID-19 pandemic.
On August 18, 2020, Company management, together with representatives of Barclays, met with representatives of Company C to discuss a potential acquisition of the Company.
On August 19, 2020, our Board met, with Company management and representatives of Barclays and M&F also attending. Our Board, with the assistance of representatives of Barclays and M&F, discussed the proposal received from Ivanti on August 17, 2020.Representatives of Barclays reviewed an update on the potential sale process, preliminary financial analysis related to the potential sale transaction and additional potential bidders. Following discussion, our Board determined that the proposal of $6.15 per share was inadequate. Company management and representatives of Barclays also gave updates with respect to the recent discussions with representatives of Company C and Company B and other potential bidders. The Board also discussed, with the assistance of representatives of Barclays, that certain parties had determined not to move forward with a potential transaction and directed Barclays to contact certain additional other parties. Our Board also directed the representatives of Barclays to inform Ivanti that its proposed price was inadequate, to continue discussions with other potential buyers that Barclays had contacted and to contact certain additional potential buyers.
On August 20, 2020, after the close of trading, Bloomberg published an article citing sources who said that the Company was exploring strategic options including a potential sale. On August 21, 2020, the closing price of the Company’s common stock on the Nasdaq Global Select Market rose to $6.72 per share, from $6.00 on August 21, 2020, $5.97 on August 19, 2020, $5.86 on August 18, 2020, and $5.75 on August 17, 2020.
Also on August 20, 2020, Company C informed Mr. Biddiscombe that Company C wished to continue the discussions regarding a potential transaction with the Company.
On August 21, 2020, the Company entered into a non-disclosure agreement with a strategic company (referred to as “Company D”), who had evaluated the Company during the 2016 Review Process, to facilitate discussions regarding a potential acquisition.
On August 22, 2020, the Company entered into a non-disclosure agreement with Company A to facilitate discussions regarding a potential acquisition.
On August 24, 2020, a financial sponsor contacted a representative of Barclays and indicated that it might be interested in an acquisition of the Company. Representatives of Barclays discussed the financial sponsor’s contact with Company management, but the financial sponsor subsequently did not pursue an acquisition of the Company. Also on August 24, 2020, the Company entered into non-disclosure agreements with each of a private equity firm (referred to as “Company E”), who had evaluated the Company during the 2016 Review Process, and a strategic company (referred to as “Company F”) to facilitate discussions with each of them respectively regarding a potential acquisition.

On August 26, 2020, our Board met, with Company management and representatives of Barclays and M&F also attending. Representatives of Barclays discussed with our Board the status of discussions with potential buyers and reviewed its preliminary financial analysis of the Company. Representatives of Barclays also reviewed information as to the historical relationship of Barclays with the Company, Ivanti (including Ivanti’s principal stakeholder and the other party that had entered into the Joinder) and certain other potential bidders.
On August 27, 2020, Ivanti submitted a revised non-binding proposal for an all-cash acquisition of the Company by Ivanti with a proposed purchase price of $6.25 per share. The proposal was predicated on obtaining sufficient financing commitments and being permitted to commence accounting due diligence.
On August 28, 2020, our Board met, with Company management and representatives of Barclays and M&F also attending. Representatives of Barclays reviewed with our Board the status of discussions with the potential buyers, including the revised proposal from Ivanti and Ivanti’s progress with respect to diligence and obtaining financing for its proposal. Our Board directed the representatives of Barclays to inform Ivanti that its proposed price should be greater than $7.00 and to continue to follow up with specified other potential buyers.
On August 31, 2020, Company management, together with representatives of Barclays, met with Company A, to discuss the status of the Company and the potential for a transaction with the Company.
On September 3, 2020, Company management, together with representatives of Barclays, met with Company E, to discuss the status of the Company and the potential for a transaction with the Company.
On September 3, 2020, our Board met, with Company management and representatives of Barclays and M&F also attending. Representatives of Barclays reviewed with our Board the status of potential buyers, including that Company F had decided not to pursue a transaction with the Company. Our Board also discussed how to obtain proposals from potential buyers that had not yet provided proposals. Also on September 3, 2020, the Company entered into non-disclosure agreements with each of a strategic company (referred to as “Company G”), and a strategic portfolio company of a private equity firm (referred to as “Company H”), to facilitate respective discussions regarding a potential acquisition, and later on that day, at the direction of the Board, Company management, together with representatives of Barclays, met with Company H, to discuss the status of the Company and the potential for a transaction with the Company.
On September 4, 2020, Company management, together with representatives of Barclays, met with Company D, to discuss the status of the Company and the potential for a transaction with the Company.
On September 8, 2020, Company C submitted a non-binding proposal to acquire all of the outstanding equity of the Company for $7.25 per share in cash. Company C noted in such proposal that it believed that a combination of the Company and Company B would be compelling, but that its proposal was not contingent on a completion of any other acquisition by, or combination with, the Company, including a combination with Company B. Company C also noted that it planned to fund the acquisition with a combination of equity and debt financing. Company C’s proposal was subject to the completion of due diligence.
On September 9, 2020, Company management, together with representatives of Barclays, met with representatives of Company G, to discuss the status of the Company and the potential for a transaction with the Company. Also on September 9, 2020, our Board met, with Company management and representatives of Barclays and M&F also attending. Representatives of Barclays reviewed with our Board Company C’s proposal and the status of other potential buyers, including the recent meeting with Company G and that each of Company D and Company H had informed representatives of Barclays that it had decided not to continue discussions with the Company. Representatives of Barclays also discussed with our Board the potential steps of the remaining potential buyers with respect to obtaining financing. Our Board directed the representatives of Barclays to continue to work with certain potential buyers.
On September 16, 2020, Ivanti submitted a revised non-binding proposal for an all-cash acquisition of the Company with a proposed purchase price of $6.50 per share. The proposal indicated that Ivanti had completed its diligence and expected to have executed financing commitments later in that week. Ivanti furnished drafts of debt financing documents with the revised proposal.
On September 17, 2020, our Board met, with Company management and representatives of Barclays and M&F also attending. Our Board discussed the revised Ivanti offer. Representatives of Barclays reviewed with our Board the status of the remaining potential buyers, including that Company A had informed representatives of

Barclays that it had decided not to continue discussions with the Company. Our Board discussed the status of the process with respect to the other potential buyers. Representatives of M&F reviewed with our Board the terms of the merger agreement submitted by Ivanti and a draft merger agreement that had been prepared by M&F at the direction of our Board for provision to bidders. Representatives of M&F discussed with our Board certain potential issues with the Ivanti proposal, including the remedies available to the Company for breach or other failure of Ivanti to consummate the transaction when required, including the triggers for and amount of a reverse termination fee that would be payable by Ivanti under certain circumstances, the treatment of unvested equity awards, limitations on the Company’s right to respond to, and potentially to accept, unsolicited alternative transactions, including the amount of any termination fee that would be payable by the Company in those circumstances, the extent of Ivanti’s regulatory commitments, and the terms of Ivanti’s financing. Our Board determined that the proposed price was inadequate and directed Company management and representatives of Barclays to continue to negotiate with Ivanti. Our Board also directed representatives of M&F to prepare and provide to Ivanti a revised draft of the merger agreement provided on behalf of Ivanti, consistent with the terms of the draft merger agreement prepared for other bidders, and to provide a draft merger agreement to Company C.
Following our Board’s meeting, pursuant to the directions of our Board, representatives of Barclays delivered a draft merger agreement to Company C, and on September 18, 2020, representatives of Barclays delivered to Sidley Austin LLP (“Sidley Austin”), legal counsel to Ivanti, a revised draft of the merger agreement prepared by M&F.
On September 19, 2020, Ivanti submitted a revised non-binding proposal for an all-cash acquisition of the Company at a proposed purchase price of $7.00 per share. Ivanti’s proposal indicated it had completed its due diligence process and was ready to proceed with finalizing the definitive agreements for the transaction as soon as possible. The revised proposal also stated that the proposal would be withdrawn if not accepted by the Company by 5:00 p.m. EDT on September 20, 2020. Also on September 19, 2020, Sidley Austin delivered a markup of the draft merger agreement to M&F, as well as a draft equity commitment letter and limited guaranty, and Ivanti’s financing counsel delivered debt financing materials, including a debt commitment letter, to M&F.
On September 20, 2020, our Board met, with Company management and representatives of Barclays and M&F also attending, to discuss the revised Ivanti proposal. Representatives of Barclays discussed with our Board Ivanti’s proposed financing. Representatives of M&F discussed with our Board open issues in Ivanti’s draft merger agreement, including with respect to the remedies available to the Company, the limitations on the Company’s ability to pursue or accept alternative proposals, including the amount of any termination fee that would be payable by the Company in those circumstances, the extent of Ivanti’s regulatory commitments, and the treatment of unvested equity awards and other employee matters. Our Board determined that the proposed price was inadequate and directed Company management and representatives of Barclays to continue to negotiate with Ivanti. Our Board also discussed the deadline included in the Ivanti proposal, and determined to continue negotiations with Ivanti without regard to the deadline.
Later on September 20, 2020, M&F delivered a markup of the draft merger agreement to Sidley Austin, consistent with the positions discussed with our Board.
On September 21, 2020, Company E submitted a non-binding proposal for an all-cash acquisition of the Company with a proposed purchase price of $6.00 per share. The proposal by Company E was predicated on discussing its proposal with potential lenders and obtaining sufficient financing commitments and subject to the completion of due diligence.
Also on September 21, 2020, Company C provided a letter to our Board re-affirming its non-binding proposal for an all-cash acquisition of the Company with a proposed purchase price of $7.25 per share. Company C indicated that it would agree to fund the acquisition through an equity commitment, though it also would seek to utilize debt financing. Company C’s proposal contemplated additional confirmatory due diligence that it expected to be able to complete in that week. Along with its letter, Company C provided an issues list with respect to the draft merger agreement.
Later on September 21, 2020, our Board met, with Company management and representatives of Barclays and M&F also attending. Our Board discussed the proposal by Company E and the status of discussions with Ivanti and Company C, including that Ivanti continued to urge the Company to make a determination with respect to its proposal. Representatives of Barclays noted that Company G continued to conduct due diligence with respect to the Company, but had not made a proposal and despite requests to complete due diligence and provide a proposal did not seem to be proceeding quickly. Our Board determined to continue negotiations, and to request that Ivanti and Company C submit “best and final” proposals by September 23, 2020. On September 21, 2020, M&F delivered a markup of the draft equity commitment letter and limited guaranty to Sidley.
Following our Board meeting on September 21, 2020, at the direction of the Board, representatives of Barclays directed each of Ivanti and Company C to submit a “best and final” bid on September 23, 2020.
On September 22, 2020, in response to a request from Company E, representatives of Barclays provided to Company E a draft merger agreement, as prepared by M&F.
In the morning of September 23, 2020, Company C informed the Company that it was not going to provide a bid for the acquisition of the Company and was withdrawing its previously submitted proposal. Later on September 23, 2020, the Company was informed that Ivanti had agreed with the current owner of Company B to acquire Company B.
Later on September 23, 2020, Ivanti submitted a revised non-binding proposal for an all-cash purchase of the Company at $7.05 per share. Ivanti’s proposal letter indicated that it had completed all of its due diligence and was submitting a final proposal. The revised proposal also required that the Company agree to an exclusivity period through 6:30 p.m. PDT on September 25, 2020, in order to induce Ivanti to expend additional resources necessary to finalize and enter into a definitive agreement and related financial commitments. Sidley Austin delivered a markup of the draft merger agreement, equity commitment letter and limited guaranty, and Ivanti’s financing counsel delivered debt financing materials, including a debt commitment letter, to M&F.
Later that day our Board met, with Company management and representatives of Barclays and M&F also attending. Among other things, the Board discussed Company C's indication that it was no longer proceeding with a proposal for a transaction, including the potential impact of the agreement by Ivanti to acquire Company B on Company C's decision not to move forward since Company C's review of the Company to date had been conducted with Company B, and the additional financing that Ivanti would need in order to fund the acquisitions of both Company B and the Company. Our Board also discussed the status of discussions with Company E and Company G and the likelihood that either of them could present a final proposal in an appropriate timeframe. Representatives of Barclays noted that Ivanti had indicated that it expected the Company to agree that day to a period of exclusive negotiations. Our Board discussed the remaining significant issues in the merger agreement with Ivanti, including financing provisions, regulatory commitments and employee retention issues. Our Board determined to grant Ivanti a limited period of exclusive negotiations.
Early in the morning of September 24, 2020, the Company entered into an exclusivity agreement with Ivanti providing that, until 6:30 p.m. PDT on September 25, 2020, the Company would not negotiate an acquisition of the Company with any party other than Ivanti and the Company commenced performing its obligations under such agreement. M&F delivered a markup of the draft merger agreement, equity commitment letter, limited guaranty and debt financing materials, including a debt commitment letter, to Sidley Austin and Ivanti’s financing counsel. Also on September 24, 2020, after the close of trading, a news organization reported that the Company was nearing a potential sale, and on September 25, 2020, the Company’s shares closed at $6.64 after closing at $5.54 on September 24, 2020.
On September 25, 2020, our Board met in the morning, with Company management and representatives of Barclays and M&F also attending. Mr. Biddiscombe described the status of negotiations with Ivanti, including outstanding issues, and representatives of M&F discussed with our Board the status of the merger agreement and outstanding issues with respect to the potential transaction, including the status of Ivanti’s financing, regulatory commitments and employee retention issues. Our Board directed Company management, and representatives of Barclays and M&F to continue negotiations with Ivanti and to report to our Board later in the day.
Our Board reconvened later in the day on September 25, 2020, with Company management and representatives of Barclays and M&F also attending. Mr. Biddiscombe and the representatives of M&F described the progress of negotiations with respect to remaining issues, including employee retention issues. Our Board also discussed a request from Ivanti that exclusivity be extended by one additional day and, based on the status of negotiations, our Board determined that exclusivity be extended. In the early morning of September 26, 2020, the parties entered into an agreement to extend the exclusivity period to 6:30 p.m. PDT on September 26, 2020.

On September 26, 2020, our Board met in the morning, with Company management and representatives of Barclays and M&F also attending. Mr. Biddiscombe described the status of negotiations with Ivanti since the last Board meeting. Representatives of M&F reviewed with our Board their fiduciary duties with respect to the proposed transaction. Representatives of M&F then reviewed with our Board the principal terms of the draft merger agreement. Our Board discussed the remaining open issues in the draft merger agreement, including regulatory commitments and employee retention issues. Representatives of Barclays discussed the financing obtained by Ivanti in connection with the proposed transaction. Representatives of Barclays also discussed its financial analysis of Ivanti’s proposed price of $7.05 per share of Company common stock. Our Board, with the assistance of representatives from its financial and legal advisors, discussed the Company’s review of strategic alternatives, including the outreach made by the Company to potential counterparties, and reviewed the history of the proposals that the Company had received. Representatives of Barclays also reviewed updated information as to the historical relationship of Barclays with the Company and Ivanti (including Ivanti’s principal stakeholder and the other party that had entered into the Joinder). Our Board directed Company management and the representatives of M&F and Barclays to continue to negotiate the open issues in the merger agreement, including regulatory commitments and employee retention issues, and to report to our Board later in the day.
Later on September 26, 2020, Sidley Austin delivered to M&F a revised draft merger agreement and financing counsel to Ivanti delivered to M&F revised financing documents. Company management and representatives of M&F and Sidley Austin and Ivanti’s financing counsel worked to finalize the draft merger agreement and the financing documents.
Later on September 26, 2020, our Board reconvened to consider the final proposed terms of the acquisition of the Company by Ivanti. Representatives of M&F discussed the resolution of the open issues previously discussed with our Board at the meeting earlier that day and reviewed with our Board the final material terms of the merger agreement. Representatives of M&F also reviewed the terms of the equity commitment letter, limited guaranty and debt commitment letter being delivered to Ivanti as part of the transaction, and discussed employee retention and severance plans. Representatives of Barclays reviewed for our Board the process that had been conducted to date by our Board, Company management and representatives of Barclays.
Representatives of Barclays then reviewed with our Board its financial analysis of the price of $7.05 per share of Company common stock to be offered to the holders of shares of Company common stock pursuant to the merger agreement. Following such discussion, upon the request of our Board, Barclays delivered its oral opinion to our Board, which was confirmed by delivery of a written opinion dated September 26, 2020, to the effect that, based upon and subject to the qualifications, limitations and assumptions set forth in Barclays’ written opinion, as of the date of such opinion, the merger consideration to be offered to the holders of shares of Company common stock in the merger was fair, from a financial point of view, to such holders. The full text of the written opinion of Barclays, dated September 26, 2020, which sets forth, among other matters, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Barclays in rendering their opinion, is attached as Annex C to this proxy statement. For a further discussion of Barclays’ opinion, see the section entitled “Proposal 1: Proposal to Adopt the Merger Agreement—Opinion of MobileIon’s Financial Advisor”.
After discussion among the directors, with the assistance of representatives from the Company’s legal and financial advisors, our Board unanimously, among other things, (i) determined that the merger agreement and the transactions contemplated thereby are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, and (iii) recommended that the stockholders of the Company adopt the merger agreement and approve the merger. The Compensation Committee of our Board also discussed and adopted a resolution authorizing, and recommended that our Board adopt and authorize, certain changes to the Company’s 2020 Executive Bonus Plan, 2020 Non-Executive Bonus Plan and the Company’s PSU Bonus Plan in light of the merger and merger agreement, which our Board, following such recommendation, authorized and approved.
Following our Board’s meeting, Ivanti delivered the equity and debt commitment letters and other financing documents that had been executed in connection with the merger agreement and the parties executed and delivered the merger agreement and the limited guaranty.
On September 28, 2020, prior to the opening of trading in the Company’s stock, the Company issued a press release, and the Company and Ivanti issued a joint press release, announcing the proposed merger.

Recommendations of our Board and Reasons for the Merger
At a meeting on September 26, 2020, our Board unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and declared the merger and the other transactions contemplated by the merger agreement advisable and in the best interests of the Company and our stockholders. Accordingly, our Board has recommended that the stockholders vote “FOR” Proposal 1, the merger proposal.
In evaluating the merger, and in reaching its decision to approve, and to recommend that our stockholders approve the adoption of, the merger agreement, our Board consulted with our management team as well as our outside legal and financial advisors. Our Board considered a number of factors (without assigning weight to any one factor), including but not limited to the following material factors (not necessarily in order of importance) that our Board viewed as supporting its decision to approve the merger and to recommend that our stockholders approve the adoption of the merger agreement:
•
the current and historical trading prices of our common stock, and the fact that the merger consideration of $7.05 for each share of our common stock represents a premium of (1) 22.7% to the closing price of our common stock of $5.75 on August 17, 2020 (prior to the August 20, 2020 article published by Bloomberg about acquisition rumors involving the Company), (2) 26.4% to the trailing 30 day trading day average closing price of our common stock for the period ended August 17, 2020 and (3) a 41.2% premium to the trailing 90 day trading day average closing price of our common stock for the period ended August 17, 2020;

•
our Board’s knowledge of the business, operations, financial condition, earnings and prospects of the Company, as well as its knowledge of the current and prospective environment in which the Company operates, including economic and market conditions as well as the potential impact of the COVID-19 pandemic;

•
our Board's review of strategic alternatives reasonably available to the Company and the fact that the Company, with the assistance of representatives of Barclays, sought offers to acquire the Company, during which Barclays or Company management contacted or communicated with 20 parties, and that media reported publicly on two occasions that the Company was exploring options, including a potential sale, or was in advanced talks regarding a sale;

•
the facts that (1) Ivanti increased its proposed price for the acquisition of the Company four times, from $6.15 per share to $7.05 per share, during the course of negotiations, (2) prior to the entry into an exclusivity agreement with Ivanti, Company C withdrew its previously submitted proposal and informed the Company that it would not proceed with any further proposal with respect to an acquisition of the Company, (3) Company E’s initial proposal was at $6.00 per share, and (4) no other final offer was made;

•	the risks, uncertainties and costs of remaining an independent public company, given the Company’s relative size and competitive position in the market;
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the fact that the merger consideration is a fixed cash amount, providing our stockholders with certainty of value and immediate liquidity upon the closing of the merger and does not expose them to future risks related to the business or the financial markets generally;

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our ability under certain circumstances, pursuant to the merger agreement, to consider and respond to unsolicited acquisition proposals from third parties, and if, after consultation with our outside legal counsel and financial advisor, our Board has determined in good faith that such an acquisition proposal is a superior proposal and failure to take such actions would reasonably be expected to violate its fiduciary obligations pursuant to applicable law and, subject to the merger agreement including Ivanti’s right to negotiate improvements to the merger agreement for a limited period of time, our ability to terminate the merger agreement subject to the payment by the Company of the termination fee in certain circumstances, including entry into an alternative acquisition agreement by the Company to consummate such superior proposal;

•
the ability of our Board under certain circumstances, pursuant to the merger agreement, to change its recommendation to the Company’s stockholders in connection with any material event or development or material change in circumstances that was not (or the effect of which was not) actually known to our Board as of the date of the merger agreement, subject to Ivanti’s right pursuant to the merger agreement to negotiate improvements to the merger agreement for a limited period of time and further subject to the payment by the Company of the termination fee if Ivanti terminates the merger agreement in connection with such change of recommendation;
•
the probability that the merger would be completed based on, among other things, the lack of a financing condition and the $65.25 million reverse termination fee payable to us by Ivanti if the merger agreement is terminated under certain circumstances;

•
the terms and conditions of the merger agreement, which were reviewed by our Board with the assistance of our legal advisors, and the fact that such terms and conditions were the result of a competitive solicitation process and arm’s-length negotiations between Ivanti and us;

•
the oral opinion of Barclays to our Board on September 26, 2020, which was subsequently confirmed by delivery of a written opinion dated such date to the effect that, as of such date, and based upon and subject to the qualifications, limitations and assumptions set forth in Barclays’ written opinion, the merger consideration to be offered to the holders of Company common stock in the merger was fair, from a financial point of view, to such holders, as more fully described in the section entitled “—Opinion of MobileIron’s Financial Advisor” beginning on page 39 which provides a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion and which is qualified in its entirety by reference to the full text of the opinion attached hereto as Annex C;

•
the fact that the potential for closing the merger in a reasonable timeframe could reduce the amount of time in which our business would be subject to the potential uncertainty of closing and related disruption;

•
the fact that the merger would be subject to the approval of our stockholders, and our stockholders would be free to reject the merger by voting against the adoption of the merger agreement for any reason (although we may be required to pay a termination fee under certain circumstances if we subsequently were to enter into a definitive agreement relating to an acquisition transaction which is subsequently consummated or otherwise consummate an acquisition transaction); and

•
the appraisal rights in connection with the merger available to those of our stockholders who timely and properly exercise such appraisal rights under the DGCL if certain other conditions are met, as more fully described under “—Appraisal Rights” beginning on page 58.

Our Board also considered the following potentially negative factors (not necessarily in order of importance) in its deliberations concerning the merger agreement and the merger (without assigning weight to any one factor):
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the merger would preclude our stockholders from having the opportunity to participate in the future performance of our assets, future potential earnings growth, future potential appreciation of the value of our common stock or future dividends that could be realized depending on our future performance;

•
the possibility that the merger might not be consummated, and if it is not consummated, (1) our directors, management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction; (2) we will have incurred significant transaction costs; (3) our continuing business relationships with customers, business partners and employees may be adversely affected; (4) the trading price of our stock could be adversely affected; (5) the reverse termination fee of $65.25 million payable by Ivanti to us under specified circumstances will not be available in all instances in which the merger agreement is terminated and may not be sufficient to compensate us for the damage suffered by our business as a result of the pendency of the merger or of the strategic initiatives forgone by us during this period; (6) the other contractual and legal remedies available to us in the event of termination of the merger agreement may be insufficient, costly to pursue or both; (7) the potential adverse perception of the market on our prospects; and (8) the termination fee of $30.45 million that may become payable by us to Ivanti upon termination of the merger agreement under specified circumstances;

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the costs involved in connection with entering into and completing the merger and the substantial time and effort of our management team required to consummate the merger and the related disruptions in the operation of our business;

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the restrictions on the conduct of our business contained in the merger agreement, which could delay or prevent us from undertaking certain activities and capitalizing on certain business opportunities that may arise prior to the consummation of the merger;

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the difficulty in retaining and incentivizing employees given the announcement of the merger as a result of, among other things, the fact that not all unvested equity was subject to acceleration and thus certain unvested equity would be cancelled at the effective time of the merger without any consideration;

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pendency of the merger or failure to complete the merger may cause harm to relationships with our customers and other business associates and may divert management and employee attention away from the day-to-day operation of our business;

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our inability to solicit competing acquisition proposals and the possibility that the $30.45 million termination fee payable by us upon the termination of the merger agreement in certain circumstances could discourage other potential bidders from making a competing bid to acquire us;

•	the fact that an all cash merger would be taxable to our stockholders for U.S. federal income tax purposes;
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limits on our ability to seek specific performance to require Ivanti to complete the merger, and the limit under certain circumstances of our remedy following termination of the merger agreement to a reverse termination fee payable by Ivanti in the amount of $65.25 million; and

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the fact that certain of our executive officers and directors may have interests in the merger that may be different from, or in addition to, our stockholders generally. See “—Interests of Our Named Executive Officers and Directors in the Merger” beginning on page 51.

Merger Consideration
Under the terms of the merger agreement, immediately prior to the effective time of the merger, each share of our common stock that is outstanding immediately prior to the effective time of the merger (other than shares of our common stock (i) held by the Company as treasury stock, (ii) owned by Ivanti or Merger Sub, (iii) owned by any direct or indirect wholly owned subsidiary of Ivanti or Merger Sub or (iv) held by stockholders who have neither voted in favor of the merger proposal nor consented thereto in writing and who have properly and validly exercised their statutory rights of appraisal in respect of such shares of our common stock in accordance with Section 262 of the Delaware General Corporation Law (the “DGCL”) as described further under “Proposal 1: Proposal to Adopt the Merger Agreement—Appraisal Rights” beginning on page 58 of this proxy statement) will be canceled and extinguished and automatically converted into the right to receive cash in the amount equal to $7.05 per share, without interest and less any applicable withholding taxes payable in respect thereof.
Consequences if the Merger is Not Completed
If the adoption of the merger agreement is not approved by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock pursuant to the merger agreement. Instead, we will remain a public company and our common stock will continue to be registered under the Exchange Act and listed on the Nasdaq Global Select Market.
Opinion of MobileIron’s Financial Advisor
MobileIron engaged Barclays to act as its financial advisor with respect to pursuing strategic alternatives for MobileIron, including a possible sale of MobileIron, pursuant to an engagement letter dated March 9, 2020. On September 26, 2020, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the merger consideration to be offered to the stockholders of MobileIron in the merger is fair, from a financial point of view, to such stockholders.
The full text of Barclays’ written opinion, dated as of September 26, 2020, is attached as Annex C to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are urged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.
Barclays’ opinion, the issuance of which was approved by Barclays’ Valuation and Fairness Opinion Committee, is addressed to the Board, addresses only the fairness, from a financial point of view, of the merger consideration to be offered to the stockholders of MobileIron in the merger and does not constitute a recommendation to any stockholder of MobileIron as to how such stockholder should vote with respect to the merger or any other matter. The terms of the merger were determined through arm’s-length negotiations between MobileIron and Ivanti and were unanimously approved by the Board. Barclays did not recommend any specific form of consideration to MobileIron or that any specific form of consideration constituted the only appropriate consideration for the merger. Barclays was not requested to address, and its opinion does not in any manner address, MobileIron’s underlying business decision to proceed with or effect the merger, the likelihood of the consummation of the merger, or the relative merits of the merger as compared to any other transaction in which MobileIron may engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration to be offered to the stockholders of MobileIron in the merger. No limitations were imposed by the Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.
In arriving at its opinion, Barclays, among other things:
•	reviewed and analyzed the merger agreement and the specific terms of the merger;
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reviewed and analyzed publicly available information concerning MobileIron that Barclays believed to be relevant to its analysis, including MobileIron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020;

•
reviewed and analyzed financial and operating information with respect to the business, operations and prospects of MobileIron furnished to Barclays by MobileIron, including financial projections prepared by MobileIron’s management (the “Projections”) certain of which are included under “—Forward-Looking Financial Information” and including the estimated amounts of net operating losses expected by the management of MobileIron (the “NOLs”);

•
reviewed and analyzed a trading history of MobileIron common stock from September 25, 2017 through September 25, 2020 and a comparison of such trading history with those of other companies that Barclays deemed relevant;

•	reviewed and analyzed a comparison of the historical financial results and present financial condition of MobileIron with those of other companies that Barclays deemed relevant;
•	reviewed and analyzed a comparison of the financial terms of the merger with the financial terms of certain other recent transactions that Barclays deemed relevant;
•	reviewed and analyzed the results of Barclays’ efforts to solicit indications of interest from third parties with respect to a sale of MobileIron;
•	reviewed and analyzed published estimates of independent research analysts with respect to the future financial performance and price targets of MobileIron;
•	had discussions with the management of MobileIron concerning its business, operations, assets, liabilities, financial condition and prospects; and
•	has undertaken such other studies, analyses and investigations as Barclays deemed appropriate.
In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of management of MobileIron that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Projections, upon advice of MobileIron, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of MobileIron as to MobileIron’s future financial performance and that MobileIron would perform substantially in accordance with such projections. With respect to the NOLs, upon the advice of MobileIron, Barclays assumed that the amounts of the NOLs were reasonable and that the NOLs would be realized in accordance with the estimate of such losses. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of MobileIron and did not make or obtain any evaluations or appraisals of the assets or liabilities of MobileIron. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, September 26, 2020. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after, September 26, 2020. In addition, Barclays expressed no opinion or view as to the potential effects of the volatility currently being experienced in the credit, financial and stock markets on MobileIron or the merger.
Barclays assumed that the executed merger agreement would conform in all material respects to the last draft reviewed by Barclays. Additionally, Barclays assumed the accuracy of the representations and warranties contained in the merger agreement and all the agreements related thereto. Barclays also assumed, upon the advice of MobileIron, that all material governmental, regulatory and third party approvals, consents and releases for the merger would be obtained within the constraints contemplated by the merger agreement and that the merger will be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the merger, nor did Barclays’ opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood MobileIron had obtained such advice as it deemed necessary from qualified professionals.
In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of MobileIron common stock but rather made its determination as to fairness, from a financial point of view, to MobileIron’s stockholders of the merger consideration to be offered to such stockholders in the merger on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.
In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the Board. The summary of Barclays’ analyses and reviews provided below is not a complete description of the analyses and reviews underlying Barclays’ opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.
For the purposes of its analyses and reviews, Barclays made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MobileIron or any other parties to the merger. No company, business or transaction considered in Barclays’ analyses and reviews is identical to MobileIron, Ivanti, Merger Sub or the merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in Barclays’ analyses and reviews. None of MobileIron, Ivanti, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, businesses or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, Barclays’ analyses and reviews are inherently subject to substantial uncertainty.
The summary of the financial analyses and reviews summarized below include information presented in tabular format. In order to fully understand the financial analyses and reviews used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Barclays’ analyses and reviews.
Selected Comparable Company Analysis
In order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied equity values per share of MobileIron common stock by reference to those companies, which could then be used to calculate implied valuation ranges, Barclays reviewed and compared specific financial and operating data relating to MobileIron with selected companies that Barclays, based on its experience in the security and broader software industry, deemed comparable to MobileIron. The selected comparable companies with respect to MobileIron were:
Security Software Companies		Other Financially Comparable Software Companies
•	Absolute Software Corporation	•	Basware Oyj
•	BlackBerry Limited	•	Brightcove Inc.
•	FireEye, Inc.	•	Commvault Systems, Inc.
•	F-Secure Oyj	•	New Relic, Inc.
•	OneSpan Inc.	•	QAD Inc.
•	Tufin Software Technologies Ltd.	•	Zuora, Inc.
•	Zix Corporation
Barclays calculated and compared various financial multiples and ratios of MobileIron and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed each company’s ratio of its enterprise value to estimated revenue for calendar year 2020 and estimated revenue for calendar year 2021. The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity, the value of any preferred stock and the book value of any minority interest, and subtracting its cash and cash equivalents. All of these calculations were performed, and based on publicly available financial data (including FactSet and Wall Street Research) and closing prices, as of September 25, 2020, the last trading date prior to the delivery of Barclays’ opinion. The results of this selected comparable company analysis are summarized below:
Selected Security Software Companies
	Range	Median
Enterprise Value as a multiple of 2020E Revenue	2.3x-4.3x	2.9x
Enterprise Value as a multiple of 2021E Revenue	1.9x-3.9x	2.7x
Selected Other Financially Comparable Software Companies
	Range	Median
Enterprise Value as a multiple of 2020E Revenue	2.2x-5.1x	3.2x
Enterprise Value as a multiple of 2021E Revenue	2.0x-4.5x	3.0x
Barclays selected the comparable companies listed above because of similarities in one or more business or operating characteristics with MobileIron. However, because no selected comparable company is exactly the same as MobileIron, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of MobileIron, and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between MobileIron and the companies included in the selected company analysis. Based upon these judgments, Barclays selected a range of 3.00x to 4.25x multiples of enterprise value to estimated calendar year 2020 revenue and a range of 2.75x to 4.00x multiples of enterprise value to estimated calendar year 2021 revenue, for MobileIron and applied such range to the Projections to calculate a range of implied prices per share of MobileIron common stock by subtracting from the enterprise value MobileIron’s estimated net debt as of June 30, 2020 and dividing such amount by the fully diluted number of shares of MobileIron common stock. The following summarizes the result of these calculations:
Implied Price Per Share
EV/CY2020E Revenue	$5.30 - $7.22
EV/CY2021E Revenue	$5.26 - $7.33
Barclays noted that on the basis of the selected comparable company analysis, the merger consideration of $7.05 per share of MobileIron common stock was within the ranges of implied values per share calculated on a standalone basis pursuant to the foregoing analysis.
Selected Precedent Transaction Analysis
Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to MobileIron with respect to the size, growth prospects, revenue type, profitability levels and other characteristics of their businesses. The following table sets forth the transactions analyzed based on such characteristics and the results of such analysis:
	Acquiror	Target
Security Software Transactions
	STG Partners, LLC	RSA Security LLC
	Advent International Corporation	Forescout Technologies, Inc.
	Open Text Corporation	Carbonite, Inc.
	Thoma Bravo LLC	Sophos Group plc
	Carbonite, Inc.	Webroot Inc.
	Thoma Bravo LLC	Imperva, Inc.
	Thoma Bravo LLC	Barracuda Networks, Inc.
	Symantec Corporation	LifeLock, Inc.
	Thoma Bravo LLC	Imprivata, Inc.
	Avast Software s.r.o.	AVG Technologies NV
	Vista Equity Partners Management, LLC	Ping Identity Holding Corp.
	BlackBerry Limited	Good Technology Corporation
	Raytheon Technologies Corporation	Websense, Inc.
	Belden Inc.	Tripwire, Inc.
	Gemalto NV	SafeNet, Inc.
	Vista Equity Partners Management, LLC	Websense, Inc.
	Dell Technologies Inc.	SonicWALL, Inc.
Other Financially Comparable Software Transactions
	Synchronoss Technologies, Inc.	Intralinks Holdings, Inc.
	Vista Equity Partners Management, LLC	Infoblox Inc.
	Accel-KKR LLC	SciQuest, Inc.
	Oracle Corporation	Opower, Inc.
	Pitney Bowes Inc.	Borderfree, Inc.
	Francisco Partners Management LP	ClickSoftware Technologies Ltd.
	Lexmark International, Inc.	Kofax, Inc.
The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of MobileIron and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the merger. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the merger which would affect the acquisition values of the selected target companies and MobileIron. Below is a table setting forth the range and median values for theSelected Precedent Transactions.
Security Software Transactions
	Range	Median
Enterprise Value as a multiple of NTM Revenue	2.3x-6.0x	3.5x
Other Financially Comparable Software Transactions
	Range	Median
Enterprise Value as a multiple of NTM Revenue	2.7x-3.7x	3.0x
Based upon these judgments, Barclays selected a range of 3.25x to 4.50x multiples of enterprise value to forward twelve-month revenue and applied such range to the Projections to calculate a range of implied prices per share of MobileIron by subtracting from the enterprise value MobileIron’s estimated net debt as of June 30, 2020 and dividing such amount by the fully diluted number of shares of MobileIron common stock. The following table sets forth the results of such analysis.
Implied Price Per Share
EV/FTM Revenue	$5.59 - $7.46
Barclays noted that on the basis of the selected precedent transaction analysis, the merger consideration of $7.05 per share was within the range of implied values per share calculated using the Projections.
Discounted Cash Flow Analysis
In order to estimate the present value of MobileIron common stock, Barclays performed a discounted cash flow analysis of MobileIron. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
To calculate the estimated enterprise value of MobileIron using the discounted cash flow method, Barclays added (i) MobileIron’s projected after-tax unlevered free cash flows for the second half of fiscal year 2020 and fiscal years 2021 through 2025 based on the Projections to (ii) the “terminal value” of MobileIron as of December 31, 2025, and discounted such amount to its present value as of June 30, 2020 (the last balance sheet date of MobileIron prior to Barclays delivering its opinion) using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest, tax expense (excluding any tax savings from the use of the NOLs) and amortization and subtracting capital expenditures and adjusting for changes in working capital. The residual value of MobileIron at the end of the forecast period, or “terminal value,” was estimated in two ways, first by selecting a range of terminal value multiples based on enterprise value to forward twelve-month non-GAAP EBITDA for the year ending December 31, 2025 of 9.0x to 12.0x, which was derived by Barclays’ utilizing its professional judgement and experience and applying such range to the Projections (the “Exit Multiple Method”) and second, by selecting a range of perpetuity growth rates of 3.0% to 4.5%, which was derived by Barclays utilizing its professional judgment and experience, taking into account the Projections and market expectations (the “Perpetuity Growth Rate Method”). The range of after-tax discount rates of 9.5% to 11.5% was selected based on an analysis of the weighted average cost of capital of MobileIron.
Barclays then calculated a range of implied prices per share of MobileIron for the Exit Multiple Method by subtracting estimated net debt as of June 30, 2020 from the estimated enterprise value using the Exit Multiple Method described above, adding to such result the estimated present value of the NOLs and dividing such amount by the fully diluted number of shares of MobileIron common stock. Barclays also then calculated a range of implied prices per share of MobileIron for the Perpetuity Growth Rate Method by subtracting estimated net debt as of June 30, 2020 from the estimated enterprise value using the Perpetuity Growth Rate Method described above, adding the estimated present value of the NOLs and dividing such amount by the fully diluted number of shares of MobileIron common stock. The following summarizes the result of these calculations:
Implied Price Per Share
DCF – Exit Multiple Method	$5.58 - $7.66
DCF – Perpetuity Growth Rate Method	$4.50 - $7.43
Barclays noted that on the basis of the discounted cash flow analysis, the merger consideration of $7.05 per share of MobileIron common stock was within the ranges of implied values per share calculated using the Projections.
Other Factors
Barclays also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice or opinion, but were references for informational purposes, including, among other things, the Historical Share Price Analysis, the Equity Analyst Target Prices Analysis, the Illustrative Leveraged Acquisition Analysis and the Illustrative Trading Premium Analysis described below.
Historical Share Price Analysis
To illustrate the trend in the historical trading prices of MobileIron common stock, Barclays considered historical data with regard to the trading prices of MobileIron common stock for the period from September 25, 2019 to September 25, 2020. Barclays noted that during the period from September 25, 2019 to September 25, 2020, the closing price of MobileIron common stock ranged from $3.08 to $7.03. The Historical Share Price Analysis for MobileIron was used for informational purposes only and were not included in Barclays' financial analyses.
Equity Analyst Target Prices Analysis
Barclays reviewed the target prices, as of September 25, 2020, published by equity research analysts covering MobileIron. The per share price target range for MobileIron common stock ranged from $4.00 to $11.00. Equity analyst target prices were used for informational purposes only and were not included in Barclays' financial analyses.
Illustrative Leveraged Acquisition Analysis
Barclays performed an illustrative leveraged acquisition analysis in order to ascertain a price for MobileIron common stock which might be achieved in a leveraged buyout transaction with a financial buyer based upon current market conditions. Barclays assumed the following in its analysis: (i) a debt capital structure of MobileIron comprised of pro forma leverage of total debt to last-twelve month revenue of 1.5x, (ii) an equity investment that would achieve a rate of return of approximately 15% to 23% during a 5.5 year period, and (iii) a projected non-GAAP EBITDA terminal value multiple of 9.0 to 12.0x for such period. Based upon these assumptions and the Projections, Barclays calculated an illustrative range of implied prices per share of MobileIron. The following summarizes the result of these calculations:
Illustrative Range of Implied Price Per Share
Leveraged Acquisition Analysis	$4.44 - $6.52
Barclays noted that on the basis of the illustrative leveraged acquisition analysis, the meger consideration of $7.05 per share of MobileIron common stock was above the range of implied values per share calculated using the Projections. The illustrative leveraged acquisition analysis was used for informational purposes only and was not included in Barclays' financial analyses.
Illustrative Transaction Premium Analysis
In order to assess the premium offered to the stockholders of MobileIron in the merger relative to the premiums offered to stockholders in other transactions, Barclays reviewed the premium paid in the US Technology industry in all public transactions of technology companies valued between $250 million and $5 billion from 2013 to September 25, 2020. The reasons for and the circumstances surrounding each of the transactions analyzed in the transaction premium analysis were diverse and there are inherent differences in the business, operations, financial conditions and prospects of MobileIron and the companies included in the transaction premium analysis. For each transaction, using publicly available information, Barclays calculated the premium per share paid by the acquirer by comparing the announced transaction value per share to the target company’s historical average share price during the following periods: (i) one trading day prior to announcement or unaffected date and (ii) 30 calendar days prior to announcement or unaffected date. This analysis indicated a range of first to third quartile premiums as follows:
Premium
Premium to Unaffected 1-Day Price	17%-42%
Premium to Unaffected 30-Day Price	22%-44%
Barclays applied the 1-day premium range and 30-day premium range above to the unaffected closing price of $5.75 of MobileIron common stock as of August 17, 2020 and to the 30 day unaffected closing average of $5.58 of MobileIron common stock as of August 17, 2020, respectively, to calculate a range of implied prices per share of MobileIron. The following summarizes the result of these calculations:
Implied Price Per Share
1-Day Premium Range	$6.75 - $8.14
30-Day Premium Range	$6.80 - $8.04
Barclays noted that on the basis of the transaction premium analysis, the merger consideration of $7.05 per share was within the range of implied values per share calculated using the closing price of MobileIron common stock on August 17, 2020. The illustrative transaction premium analysis was used for informational purposes only and was not included in Barclays' financial analyses.
General
Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Board selected Barclays because of its familiarity with MobileIron and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the merger.
Barclays is acting as financial advisor to MobileIron in connection with the merger. As compensation for its services in connection with the merger, a fee of $500,000 became due to Barclays upon the delivery of Barclays’ opinion, which is referred to as the “Opinion Fee”. The Opinion Fee was not contingent upon the conclusion of Barclays’ opinion or the consummation of the merger. Additionally, compensation of approximately $13.3 million will be payable on completion of the merger against which the amounts paid for the opinion will be credited. In addition, MobileIron has agreed to reimburse Barclays for a portion of its reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Barclays for certain liabilities that may arise out of its engagement by MobileIron and the rendering of Barclays’ opinion. Barclays has performed various investment banking and financial services for MobileIron and Ivanti and their affiliates in the past, and expects to perform such services in the future, and has received, and expects to receive, customary fees for such services. Specifically, in the past two years, Barclays has not performed any investment banking and financial services for MobileIron and Ivanti for which Barclays has received any investment banking fees. In addition, Barclays and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Ivanti’s principal stakeholder and the other party that had entered into the Joinder (as described above in “—Background of the Merger”) and certain of their respective affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to such parties and certain of their respective portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunnner and/or lender for such parties and certain of their respective portfolio companies and affiliates in connection with their respective corporate finance needs, including providing financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaken by such parties and certain of their respective portfolio companies and affiliates.

Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Ivanti, Ivanti’s principal stakeholder and the other party that had entered into the Joinder (as described above in “—Background of the Merger”) and certain of the portfolio companies and/or affiliates of Ivanti’s principal stakeholder and such other party for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.
Forward-Looking Financial Information
Other than historically providing periodic earnings guidance, we do not as a matter of course make public our management’s forecasts or projections of future performance or earnings. In connection with the proposed merger, however, Company management prepared and provided to our Board and to our financial advisor, Barclays, and Ivanti and other potential bidders that entered into a nondisclosure agreement with the Company and proceeded with due diligence certain projections, a summary of which is provided below. All of the projections summarized below were provided to Barclays for its use and reliance in connection with its financial analyses and opinion, and the projections through December 31, 2023, with the exception of the projections of unlevered free cash flow, also were provided to Ivanti and such other potential bidders. The projections were prepared on an accounting basis consistent with our financial statements; however, the projections were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for prospective financial information or generally accepted accounting principles (“GAAP”). Our independent registered public accounting firm has not compiled or examined any of the projections or expressed any conclusion or provided any form of assurance with respect to the projections and, accordingly, assumes no responsibility for them.
The projections included below are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act and are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. They are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. While presented with numerical specificity, the projections were not prepared by us in the ordinary course and are based upon a variety of estimates and hypothetical assumptions made by our management with respect to, among other things, changes in revenue mix, decreases in operating expense, competition, increased growth in cloud adoption, our ability to attract new customers and penetrate our existing customer base, renewal rates for subscriptions and services by existing customers, general economic, market, interest rate and financial conditions, the availability and cost of capital for future investments, and those risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the SEC. See also the section entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 22.
None of the assumptions underlying the projections may be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may materially differ. In addition, the projections do not take into account any of the transactions contemplated by the merger agreement, including the merger, which may also cause actual results to materially differ. The summary of the projections is not included herein to induce any stockholder to vote in favor of the Merger or any of the other proposals to be voted on at the special meeting or to influence any stockholders to make any other investment decision.
MobileIron stockholders are cautioned not to rely on the projections presented below, as MobileIron may not achieve the results set forth in the projections regardless of whether the merger is completed.
For these reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of the information set forth below should not be regarded as an indication that the projections will be an accurate prediction of future events, or that the Company, Ivanti or any of their respective affiliates, advisors or representatives or any other recipient of the projections considered, or now considers, them to be necessarily predictive of actual future events, and they should not be relied on as such. None of the Company, Ivanti or any of their respective affiliates, advisors or other representatives has made, or makes, any representation to any stockholder regarding the information contained in the projections and, except as required by applicable securities laws, we do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.
We use certain non-GAAP financial measures, including annual recurring revenue (“ARR”), non-GAAP EBITDA, non-GAAP operating income, non-GAAP net income and unlevered free cash flow. We use these non-GAAP financial measures in analyzing our financial results and believe that they enhance investors’ understanding of our financial performance and the comparability of our results to prior periods, as well as against the performance of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Our calculation of non-GAAP financial measures may differ from other companies and non-GAAP EBITDA, non-GAAP net income and unlevered free cash flow are not necessarily comparable with similar titles used by other companies. Furthermore, certain of these projections take into account our anticipated use of NOLs for federal income tax purposes. We had NOLs with a balance of $365.3 million as of December 31, 2019.
The following table summarizes our management’s financial projections for the fiscal years ending December 31, 2020 through December 31, 2025 with respect to total revenue, non-GAAP operating income, non-GAAP EBITDA, non-GAAP net income and unlevered free cash flow (dollars in millions):
	2020E	2021E	2022E	2023E	2024E	2025E
ARR(1)(2)	$199	$229	$267	$310	NA	NA

Total revenue	205	221	257	300	342	383
Non-GAAP operating income (loss)(2)(3)	(12)	4	42	75	NA	NA
Non-GAAP EBITDA(4)	(10)	6	43	76	90	105
Non-GAAP net income (loss)(2)(5)	(14)	2	40	72	NA	NA
Unlevered free cash flow(6)	(23)	(27)	13	41	52	63
(1)
ARR is defined as the annualized value of all recurring revenue contracts active at the end of a reporting period. ARR includes the annualized value of subscriptions and the annualized value of software support contracts related to perpetual licenses active at the end of a reporting period and does not include revenue reported as perpetual license or professional services in our consolidated statement of operations.

(2)	Projections for this metric were only prepared through 2023.
(3)	Non-GAAP operating income (loss) is defined as operating income (loss) adjusted to add back stock-based compensation expense, amortization of intangible assets and restructuring expense.
(4)	Non-GAAP EBITDA is defined as non-GAAP operating income (loss) plus depreciation expense.
(5)	Non-GAAP net income (loss) is defined as GAAP net income (loss) adjusted to add back after-tax stock-based compensation expense, amortization of intangible assets and restructuring expense.
(6)
Unlevered free cash flow is defined as non-GAAP EBITDA less taxes (assuming a 23% effective tax rate), stock-based compensation expense, investment in working capital and capital expenditures.Unlevered free cash flow shown for 2020E is for the second half of 2020 only.

Financing
General
Ivanti expects to fund the amounts required to complete the merger and pay related expense will be financed through a combination of the following:
•
the Lenders have committed, severally and not jointly, to provide debt financing in the aggregate principal amount of up to $1.995 billion, consisting of a (i) revolving credit facility in the principal amount of up to (x) $175 million if both the merger and the Private Company Acquisition are consummated or (ii) $125 million if only the merger or the Private Company Acquisition is consummated) (the “Revolving Credit Facility”) and (ii) term loan facility in the principal amount of up to $1.82 billion (the “First Lien Term Facility” and together with the Revolving Credit Facility, the “First Lien Facilities”), of which a tranche in an amount equal to $575 million (the “MobileIron Term

Loan Tranche”) will be used to complete the merger and pay related fees and expenses, on the terms and subject to the conditions set forth in the debt commitment letter, which was delivered to Ivanti in advance of the execution of the merger agreement (see “—Debt Financing”);
•
Ivanti will (a) issue “Rule 144A-for-life” senior unsecured notes generating up to $560 million in gross proceeds (the “Notes”) in a private placement, or to the extent the Notes are not, or cannot be, issued on or prior to the Closing Date or the gross proceeds of the Notes are less than $560 million, the Lenders have committed, severally and not jointly, to provide debt financing in the form of a senior unsecured bridge facility, in the in the aggregate principal amount of $560 million (the “Bridge Facility” and together with the First Lien Facilities, the “Debt Financing”), on the terms and subject to the conditions set forth in the debt commitment letter, of which a tranche in an amount equal to $175 million will be used to complete the merger and related fees and expenses (the “MobileIron Bridge Tranche” and, together with the MobileIron Term Loan Tranche, collectively, the “MobileIron Tranches”) (see “—Debt Financing”) or (b) exercise its right, on or prior to 20 business days after the date of the debt commitment letter, to arrange lenders to commit to provide second lien financing to replace the entire aggregate principal amount of the Bridge Facility and such lenders will fund a second lien facility in lieu of the issuance of the Notes or the Bridge Facility; and

•
the guarantors have, severally and not jointly, committed to provide equity financing in an aggregate amount of up to $100 million (the “Equity Financing”), on the terms and subject to the conditions set forth in the equity commitment letter, which was delivered to Ivanti concurrently with the execution of the merger agreement.

Debt Financing
In connection with the entry into the merger agreement, on September 26, 2020, the Lenders provided the debt commitment letter to Ivanti, which provides for a commitment of $1.995 billion to consummate the merger and the Private Company Acquisition, refinance existing indebtedness of Ivanti (the “Ivanti Refinancing”) and for working capital and other general corporate purposes, consisting of a revolving credit facility in the principal amount of up to (i) $175 million if both the merger and the Private Company Acquisition are consummated or (ii) $125 million if only the merger or the Private Company Acquisition is consummated) and term loan facility in the principal amount of up to $1.82 billion, of which a portion equal to (x) $840 million will be used to consummate the Ivanti Refinancing, (y) $575 million will be used to complete the merger and pay related fees and expenses (the “MobileIron Term Loan Tranche”) and (z) $405 million will be used to pay the purchase price with respect to the Private Company Acquisition (the “Private Company Term Loan Tranche”). The debt commitment letter also provides for the issuance of “Rule 144A-for-life” senior unsecured notes generating up to $560 million in gross proceeds (the “Notes”) in a private placement, or to the extent the Notes are not, or cannot be, issued on or prior to the closing date or the gross proceeds of the Notes are less than $560 million, a senior unsecured bridge facility in the aggregate principal amount of $560 million to consummate the merger and the Private Company Acquisition, of which a portion equal to (x) $260 million will be used to consummate the Ivanti Refinancing, (y) $175 million will be used to complete the merger and pay related fees and expenses (the “MobileIron Bridge Loan Tranche” and, together with the MobileIron Term Loan Tranche, collectively, the “MobileIron Tranches”) and (z) $125 million will be used to pay the purchase price with respect to the Private Company Acquisition (the “Private Company Bridge Loan Tranche” and, together with the Private Company Term Loan Tranche, collectively, the “Private Company Tranches”). To the extent either the merger or the Private Company Acquisition is consummated prior to the other, the Private Company Tranches or the MobileIron Tranches, as applicable, will be in the form of delayed draw term or bridge loans, as applicable.
The Lenders’ obligation to provide the MobileIron Tranches, pursuant to the debt commitment letter, is subject to certain conditions, including without limitation, the following (subject to certain exceptions and qualifications as set forth in the debt commitment letter):
•	no company material adverse effect will have occurred after the date of the merger agreement that is continuing;
•	the substantially simultaneous closing of the merger in accordance in all material respects with the merger agreement and the substantially concurrent making of the Equity Financing;
•	the substantially concurrent consummation of the Ivanti Refinancing;

•
the receipt of certain specified financial statements of certain Ivanti, MobileIron and Private Company Target entities (provided that the financial statements of such Private Company Target entities will not be required to the extent the commitments with respect to the Private Company Tranches have been terminated);

•	the execution and delivery of definitive documentation with respect to the Debt Financing;
•	the lenders shall have received certain required “know your customer” and related information required by banking regulations at least three business days prior to the closing date;
•	the lenders shall have received all fees and expense reimbursements required to be paid to them on the closing date;
•
with respect to the Bridge Facility and, if applicable, if the Lenders elect to reallocate a portion of the First Lien Term Facility to a first lien senior secured notes facility (the “First Lien Notes”), (i) the engagement of investment banks to privately place the Notes and the first Lien Notes; (ii) the receipt by the investment banks of certain documentation, including a customary offering memorandum, and data necessary to receive customary “comfort” from independent accountants in connection with the notes offering (provided that the financial information of the Private Company Target entities will not be required to the extent the commitments with respect to the Private Company Tranches have been terminated); and (iii) the completion of the note marketing period for the MobileIron Tranches and, unless the commitments with respect to the Private Company Tranches have been terminated, the note marketing period for the Private Company Tranches; and

•
the completion of the bank marketing period for the MobileIron Term Loan Tranche and, if the commitments with respect to the Private Company Tranches have not been terminated, the bank marketing period for the Private Company Tranche.

The lender’s commitments under the debt commitment letter automatically terminate upon the earliest to occur of: (i) five business days after April 21, 2021 (as such date may be extended to June 26, 2021 in accordance with the merger agreement as in effect on the date of the debt commitment letter), (ii) the initial funding date of the Debt Financing under the debt commitment letter, (iii) five business days following the later of (x) the termination of the merger agreement in accordance with its terms without the funding of the Debt Financing and (y) the termination of the Private Company acquisition agreement in accordance with its terms without the funding of the Debt Financing, (iv) with respect to the MobileIron Tranches only, five business days following the termination of the merger agreement in accordance with its terms without the funding of the Debt Financing, and (vi) the consummation of the merger and the Private Company Acquisition without the funding of the debt commitments.
Equity Financing
In connection with the signing of the merger agreement, on September 26, 2020, the guarantors delivered the equity commitment letter to Ivanti, pursuant to which such entities committed to contribute an aggregate amount of up to $100 million to Ivanti in connection with the merger solely for the purpose of funding a portion of the merger consideration required to be paid by Ivanti pursuant to the merger agreement. The obligation of each investor to fund its respective share of the equity commitment is subject to the following conditions:
•
satisfaction or waiver by Ivanti (with the prior written consent of such investor) of the mutual closing conditions and the conditions precedent to Ivanti’s and Merger Sub’s obligations to complete the merger; and

•	the substantially contemporaneous consummation of the closing.
The obligation of each investor to fund its respective share of the equity commitment will automatically and immediately terminate (a) with respect to each respective investor, the funding of its commitment, (b) the closing of the merger or (c) the valid termination of the merger agreement in accordance with its terms.
Limited Guaranty
Concurrently with the execution of the merger agreement, the guarantors have executed and delivered a limited guaranty in favor of the Company pursuant to which, subject to the terms and conditions contained therein, each guarantor has agreed to unconditionally and irrevocably guarantee, on a several and not joint basis, if applicable,

(1) the payment of the obligations of Ivanti to pay the reverse termination fee (as described in more detail under “The Merger Agreement—Termination Fees” on page 84), and (2) all damages for any willful breach of the merger agreement by Ivanti or Merger Sub (collectively, the “guaranteed obligations”). The guaranteed obligations of each of the guarantors are subject to an aggregate cap in the amount of $65.25 million and an individual cap applicable to each guarantor equal to such guarantor’s specified percentage share of the guaranteed obligations.
The limited guaranty will terminate upon the earliest to occur of:
•	the closing of the merger;
•	the receipt by the Company of an indefeasible payment to the Company of each guarantor’s respective proportion of the guaranteed obligations, subject to the caps described above; or
•
the date that is three months following a valid termination of the merger agreement in accordance with its terms, unless prior to such date the Company has made a claim in writing with respect to the guaranteed obligations or commenced a proceeding against the any guarantor, Ivanti or Merger Sub alleging that any guaranteed obligation is due and owing from the guarantors.

Interests of our Named Executive Officers and Directors in the Merger
When considering the recommendation of our Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that some of our directors and executive officers have interests in the merger that may be deemed to be different from, or in addition to, the interests of our stockholders generally, as more fully described below. Our Board was aware of these interests and considered them, among other matters, during its deliberations on the merits of the merger, in evaluating and overseeing the negotiation of the merger agreement, in reaching its decision to approve and adopt the merger agreement, and in deciding to recommend, and recommending that stockholders vote in favor of adopting the merger agreement. Interests of our named executive officers that may be different from or in addition to the interests of our shareholders generally include, among others:
•	in the case of our non-employee directors, in connection with the consummation of the merger, their Company RSUs will fully accelerate in exchange for a cash payment;
•
in the case of our current named executive officers, in connection with the consummation of the merger, their Accelerating RSUs, Accelerating PSUs and Accelerating Options will be converted to a cash payment payable at the same time(s) that the underlying equity awards would have vested in accordance with their terms and will remain subject to our named executive officers remaining in continuous service with us or our successors though the applicable vesting date (provided that any terms and conditions relating to accelerated vesting upon a termination of their employment in connection with or following the merger will continue to apply);

•
in the case of our current named executive officers, the performance-based vesting conditions of their Company PSUs will be deemed satisfied at target level of performance and 50% of their total target number of Company PSUs will single-trigger vest upon the consummation of a change of control transaction occurs prior to the later of December 31, 2020 or the termination of the merger agreement;

•
in the case of our current named executive officers, in the event of a qualifying termination of employment within the period of three months prior to or one year following the effective time of the merger, they will be eligible to receive certain contractual cash severance payments, full acceleration of Company equity awards, and continued health and life insurance benefits for a specified period of time following such termination of employment; and

•
in the case of our current named executive officers, if their employment is terminated by the Company without cause or if an executive officer resigns due to a constructive termination, in each case, prior to February 28, 2021, they will remain entitled to payment of any bonus under our Nine-Month Plans and Three-Month Plans (as discussed below).

For more information, see the sections entitled “The Merger—Background of the Merger” beginning on page 28 and “The Merger—Recommendations of our Board and Reasons for the Merger” beginning on page 37. These interests are described in more detail below in the section entitled “Non-Binding, Advisory Vote on Merger-Related Compensation” beginning on page 90.

Treatment of Outstanding Equity-Based Awards
Company Options
•
Vested Company Options. At the effective time of the merger, each outstanding Company Option that is vested immediately prior to the effective time of the merger or that vests solely as a result of the merger (and without any additional action by the Company, the Board or a committee thereof), will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the total number of shares of our common stock subject to such vested Company Option multiplied by (ii) the excess, if any, of $7.05 over the applicable per share exercise price of such vested Company Option.

•
Accelerating Options. At the effective time of the merger, each Accelerating Option will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the total number of shares of our common stock subject to such Accelerating Option multiplied by (ii) the excess, if any, of $7.05 over the applicable per share exercise price of such Accelerating `Option. Such amount will be payable at the same time(s) that the applicable Accelerating Option would have vested in accordance with its terms and will remain subject to the holder remaining in continuous service with us, our successors or any of their affiliates through each such vesting date (provided that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the merger will continue to apply).

•
At the effective time of the merger, each Company Option that is not an Accelerating Option and that is unvested immediately prior to the effective time of the merger and each Company Option that has an exercise price that is equal to or greater than $7.05 will be canceled without payment or consideration (in each case, subject to consummation of the merger).

Treatment of Company RSUs
•
Vested Company RSUs. At the effective time of the merger, each Company RSU that is vested immediately prior to the effective time of the merger or that vests solely as a result of the merger (and without any additional action by the Company, the Board or a committee thereof), will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the total number of shares of our common stock subject to the vested Company RSU award multiplied by (ii) $7.05.

•
Accelerating RSUs. At the effective time of the merger, each Accelerating RSU that is outstanding immediately prior to the effective time of the merger will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the number of shares of our common stock subject to such Accelerating RSU multiplied by (ii) $7.05. Such amount will be payable at the same time(s) that the applicable Accelerating RSU would have vested in accordance with its terms and will remain subject to the holder remaining in continued service with the Company, its successor or any of its affiliates through each such vesting date (provided that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the merger will continue to apply).

•
At the effective time of the merger, each Company RSU that is not an Accelerating RSU and is unvested immediately prior to the effective time of the merger will be cancelled without consideration (subject to consummation of the merger).

Treatment of Company PSUs
•
Vested Company PSUs. At the effective time of the merger, each outstanding Company PSU that is vested immediately prior to the effective time of the merger or that vests solely as a result of the merger (and without any additional action by the Company, the Board or a committee thereof), will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the number of shares of our common stock subject to such vested Company PSU award multiplied by (ii) $7.05.

•
Accelerating PSUs. At the effective time of the merger, each Accelerating PSU will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the maximum number of target shares of our common stock subject to such Accelerating PSU award multiplied by (ii) $7.05. Such amount will be payable at the same time(s) that the applicable Accelerating PSUs would have vested in accordance with its terms (provided that the Accelerating PSUs will be solely subject to service-based vesting conditions following the effective time of the merger) and will remain subject to the holder remaining in continuous service with the Company, its successor or any of its affiliates through each such vesting date (provided that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the merger will continue to apply).

•
Each Company PSU that is not an Accelerating PSU and that is unvested immediately prior to the effective time of the merger will be cancelled at the effective time of the merger without consideration (subject to consummation of the merger).

Acceleration of Non-Employee Director RSU Awards
Pursuant to our non-employee director compensation policy, each of our non-employee directors was granted an annual RSU award under our 2014 Equity Incentive Plan (the “2014 Equity Plan”) on the date of our 2020 annual meeting of stockholders. These awards would have vested, subject to the director’s continued service with us, on the date of our next annual meeting of stockholders. Our director compensation policy provides that, upon the merger, non-employee directors will fully vest in all outstanding equity awards granted under the 2014 Equity Plan.
Acceleration of Company PSU Awards
Each of our named executive officers holds Company PSUs that are subject to single-trigger vesting acceleration if a change of control transaction occurs prior to the later of December 31, 2020 or the termination of the merger agreement. Pursuant to the terms of the Company PSUs, upon the consummation of the merger, the performance goals will be deemed satisfied at target, and, notwithstanding the service-based vesting schedule, 50% of the total target number of Company PSUs will become vested immediately prior to the completion of the merger and treated as Vested PSUs.
Company Stock-Settled Bonus Plan
We maintain an annual Three- and Nine-Month Executive Bonus Plan and an annual Three- and Nine-Month Non-Executive Bonus Plan, which provide opportunities for incentive compensation based on our actual achievement of pre-established financial objectives that is settled in shares of our common stock (the “Company Stock-Settled Bonus Plans”). Ivanti was not involved in the Company's consideration of the treatment of the stock settled bonuses.
Under the Nine-Month Plans, the Company’s employees who participate are eligible to receive a cash bonus equal to the product obtained by multiplying (x) each Company employee’s full bonus entitlement under the Company stock-settled bonus plans for the 2020 calendar year, based on the greater of (A) performance at target levels and (B) actual performance from January 1, 2020 through September 30, 2020, with such level of achievement determined by the Company by (y) 75%.
Under the Three-Month Plans, the Company’s employees who participate are eligible to receive a cash bonus equal to the product obtained by multiplying (x) each Company employee’s full bonus entitlement under the Company stock-settled bonus plans for the 2020 calendar year, based on the greater of (A) performance at target levels and (B) actual performance from October 1, 2020 through the earlier of December 31, 2020 and the effective time for the merger, with such level of achievement determined by the Company by (y) 25%.
In the case of the Three-Month Plans and the Nine-Month Plans, the level of achievement will be determined by the Company based on the application of the metrics and terms previously adopted by the Company. The Three-Month Plans and the Nine-Month Plans will be paid no later than the first payroll date following February 28, 2021; provided that, such bonuses will only be paid to a Company employee participating in such bonus plans who is employed by the Company on the applicable date of payment of such bonus and any employee who is terminated by the Company or one of its subsidiaries, as applicable, without cause or who resigns due to a constructive termination prior to February 28, 2021 will remain entitled to payment of any such bonus. The terms of the Three-Month Plans and the Nine-Month Plans are binding on the Company as well as any successor.

Indemnification
The Company’s directors and executive officers also have rights to indemnification and directors’ and officers’ liability insurance that will survive completion of the merger. Please see “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance” beginning on page 85.
Change of Control Agreements
Severance Arrangements for Mr. Biddiscombe
Pursuant to that certain Executive Employment Agreement, dated November 1, 2017, between the Company and our President and Chief Executive Officer, Simon Biddiscombe (the “Employment Agreement”), Mr. Biddiscombe is eligible for certain change of control severance benefits upon a qualifying termination. The merger would constitute a change of control under the Employment Agreement.
In the event that Mr. Biddiscombe is involuntarily terminated without Cause or resigns for Good Reason (each, as defined in the Employment Agreement), during the time period commencing three months before the effective time of the merger and ending on the date that is 12 months after the effective time of the merger, subject to his timely execution and non-revocation of a release of claims, he will be entitled to receive the following benefits in addition to any accrued benefits:
•
cash severance in an amount equal to (i) his then-current annual base salary, paid pursuant to the Company’s regular payroll schedule during the 12 months immediately following his termination and (ii) 100% of his targeted annual bonus, in each case less standard payroll deductions and withholdings;

•
payment of (i) health insurance premiums pursuant to the Company’s group health insurance plans as provided pursuant to COBRA until the earlier of (A) 18 months after termination or (B) such time as he is eligible for health insurance coverage with a subsequent employer; or (ii) alternatively and in the Company’s sole discretion, a fully taxable cash amount equal to 150% of Mr. Biddiscombe’s applicable COBRA premiums for the applicable COBRA period; and

•	all unvested equity awards held by Mr. Biddiscombe will become immediately vested and issuable and exercisable, as applicable.
Company Severance Plan
Pursuant to the Company’s Severance Plan, certain current and future employees, including all of our named executive officers other than Mr. Biddiscombe, are eligible for certain change of control severance benefits upon a qualifying termination. The merger would constitute a change of control under the Severance Plan.
Under the Severance Plan, if our named executive officers experience termination without cause or constructive termination (as defined in the Severance Plan) during the time period commencing three months before the effective time of the merger and ending on the date that is 12 months after the effective time of the merger, subject to the executive officer’s timely execution and non-revocation of a release of claims, our named executive officers would be entitled to the following payments and benefits:
•	annual base salary for 12 months from the termination, less standard payroll deductions and withholdings;
•	full acceleration of vesting of any outstanding shares of common stock, stock options to purchase common stock or restricted stock units; and
•
coverage under our group health insurance plans or payment of the full amount of health insurance premiums as provided under COBRA for up to 12 months after termination, provided, however, that Mr. Baumgaertner is not entitled to continued healthcare benefits upon termination.

The Employment Agreement with Mr. Biddiscombe and our Severance Plan generally provide that benefits may be limited to a lesser amount so that no portion of the benefits is subject to the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, if such limitation results in the receipt by the executive officer, on an after-tax basis, of a greater amount of benefits than without such limitation.
For an estimate of the amounts that would be payable to each of our named executive officers in connection with the merger, see the section entitled “Non-Binding, Advisory Vote on Merger-Related Compensation” beginning on page 90.

Regulatory Matters
General Efforts
Under the merger agreement, Ivanti, Merger Sub and MobileIron agreed to use reasonable best efforts to take, or cause to be taken, all actions, do, or cause to be done, all things and assist and cooperate with the other parties in doing, or causing to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the merger in the most expeditious manner practicable, including: (1) obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities; and (2) making all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the merger.
HSR Act; Antitrust Laws; Investment Screening Laws
Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the merger cannot be completed until Ivanti and MobileIron file a Notification and Report Form with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”), and the applicable waiting period has expired or been terminated. The parties filed a notification and report form with the FTC and DOJ on October 2, 2020. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period.
Under the German Act Against Restraints of Competition of 1958, as amended, the merger cannot be completed until the merger is notified to the German Federal Cartel Office (Bundeskartellamt, the “FCO”) and the FCO has either cleared the merger or the applicable decision deadline has expired. The parties made the necessary notification to the FCO on October 23, 2020. The applicable decision deadline will expire on November 23, 2020, unless the deadline is extended.
Under the Austrian Competition Act, the merger cannot be completed until the merger is notified to the Austrian Federal Competition Authority (Bundeswettbewerbsbehörde, the “FCA”) and the FCA has either cleared the merger or the applicable decision deadline has expired. The parties made the necessary notification to the FCA on October 23, 2020. The applicable waiting period will expire on November 20, 2020, unless extended.
MobileIron and Ivanti have each agreed to use its respective reasonable best efforts to (1) cooperate and coordinate (and cause its respective affiliates to cooperate and coordinate) with the other in the making of regulatory filings; (2) supply (or cause the other to be supplied) with any additional information that may be required by the other party in making regulatory filings or requested or requested by the FTC, the DOJ or the governmental authorities of any other applicable jurisdiction in which any regulatory filing is made; and (3) take all action necessary to, as soon as practicable, (a) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust laws or investment screening laws applicable to the merger and (b) obtain any required consents pursuant to any antitrust laws or investment screening laws applicable to the merger.
At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under its antitrust laws or investment screening laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of MobileIron or Ivanti. Private parties may also seek to take legal action under or the violation of antitrust laws and investment screening laws under certain circumstances.
Each of Ivanti and Merger Sub agreed to, if and to the extent necessary to obtain clearance of the merger pursuant to the HSR Act and any other antitrust laws or investment screening laws applicable to the merger, (1) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (a) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Ivanti and Merger Sub (and their respective affiliates, if applicable), on the one hand, and MobileIron and its subsidiaries, on the other hand; and (b) any other restrictions on the activities of Ivanti and Merger Sub (and their respective affiliates, if applicable), on the one hand, and MobileIron and its subsidiaries, on the other hand; and (2) contest, defend and appeal any legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the merger, except, in each case, to the extent such actions would reasonably be expected to have a material adverse effect on Ivanti, Merger Sub, and their respective affiliates.
Other Regulatory Approvals
One or more governmental bodies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents to the merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by MobileIron stockholders and the completion of the merger.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.
Prohibited Ivanti Actions
Ivanti agreed that, during the period from the date of the merger agreement to the effective time of the merger, Ivanti will not, nor will it permit any of its subsidiaries to, consummate, enter into any agreement providing for, or announce any acquisition, business combination or similar transaction, in each case that is intended to or has (or would reasonably be expected to have) the effect of preventing the consummation of the merger or delaying consummation of the merger beyond the termination date provided in the merger agreement.
Material U.S. Federal Income Tax Consequences
The following is a general discussion of the material U.S. federal income tax consequences of the merger to holders of common stock whose shares are exchanged for cash pursuant to the merger. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences.
This discussion does not address any tax consequences of the unearned income Medicare contribution tax or the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), nor does it address any considerations under state, local or foreign tax laws or U.S. federal estate or gift tax laws. This discussion is not binding on the IRS or the courts and, therefore, the conclusions set forth in this discussion could be subject to challenge, which challenge could be sustained.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of common stock that is for U.S. federal income tax purposes:
•	a citizen or resident individual of the United States;
•
a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “Non-U.S. Holder” is a beneficial owner of shares of Company common stock that is neither a U.S. Holder nor a partnership (nor an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.
This discussion applies only to of shares of common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a holder light of its particular circumstances, or that may apply to holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. Holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, a foreign pension fund or its affiliates, certain former citizens or former long-term residents of the United States, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations or other pass-through entities or investors in such entities, real estate investment trusts, regulated investment companies, holders who hold shares of common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, a holder required to accelerate the recognition of any item of gross income with respect to shares of common stock as a result of such income being recognized on an applicable financial statement, and holders who acquired their shares of common stock through the exercise of employee stock options or other compensation arrangements). This discussion also does not address the U.S. federal income tax consequences to holders of shares of common stock who exercise appraisal rights in connection with the merger under the DGCL.
If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships and other pass-through entities holding common stock, and any person who is a partner or member of such entities, should consult their own tax advisors regarding the tax consequences of the merger.
This discussion of material U.S. federal tax consequences is for general information purposes only and is not tax advice. Holders of common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, state, local, foreign income or other tax laws.
U.S. Federal Income Tax Consequences to U.S. Holders
The receipt of cash by U.S. Holders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder who receives cash in exchange for shares of common stock pursuant to the merger will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. Holder’s adjusted tax basis in its shares of common stock.
Any such gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the shares of common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of common stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of common stock.
U.S. Federal Income Tax Consequences to Non-U.S. Holders
Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty);

•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty); or

•
the Company is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the merger or such Non-U.S. Holder's holding period with respect to the applicable shares of common stock (which we refer to as the “relevant period”) and, such Non-U.S. Holder owns (directly, indirectly or constructively) more than five percent of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger.

Information Reporting and Backup Withholding
Payments made in exchange for shares of common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying under penalties of perjury that such U.S. Holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. Holder is not subject to backup withholding. To avoid backup withholding, a Non-U.S. Holder is required to establish an exemption, for example, by completing and providing to the applicable withholding agent the appropriate IRS Form W-8 for the Non-U.S. Holder, in accordance with the instructions thereto.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded by the IRS or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.
Appraisal Rights
If the merger is consummated, MobileIron stockholders who do not vote in favor of the adoption of the merger agreement (or consent thereto in writing), who properly demand an appraisal of their shares, who continuously hold their shares through the effective time of the merger, who otherwise comply with the procedures of Section 262 of the DGCL and who do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL, which we refer to as “Section 262.” Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” or to a “holder of shares” are to a record holder of common stock.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex B and incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that MobileIron stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal of the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to demand an appraisal of such holder’s shares. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee to ensure that appraisal rights are exercised. Stockholders should carefully review the full text of Section 262 as well as the information discussed below.
Under Section 262, if the merger is completed, holders of record of shares of common stock who (1) submit a written demand for appraisal of such stockholder’s shares to MobileIron prior to the vote on the adoption of the merger agreement; (2) do not vote in favor of the adoption of the merger agreement or consent thereto in writing; (3) continuously are the record holders of such shares through the effective time of the merger; and (4) otherwise comply with the procedures and satisfy certain ownership requirements set forth in Section 262 may be entitled to have their shares of common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the merger through the date of payment of the judgment. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine stockholders entitled to appraisal rights, will dismiss appraisal proceedings as to all MobileIron stockholders who asserted appraisal rights unless (1) the total number of shares of common stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of common stock as measured in accordance with subsection (g) of Section 262; or (2) the value of the merger consideration in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each stockholder seeking appraisal, interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (ii) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes MobileIron’s notice to MobileIron stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex B. In connection with the merger, any holder of shares of common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex B carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement without interest and less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, MobileIron believes that if a stockholder is considering exercising such rights, that stockholder should seek the advice of legal counsel.
Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:
•	the stockholder must not vote in favor of the proposal to adopt the merger agreement;
•	the stockholder must deliver to MobileIron a written demand for appraisal before the vote on the merger agreement at the special meeting;
•
the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger); and

•
a stockholder (or any person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person) or the surviving corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such stockholders within 120 days after the effective time of the merger (the surviving corporation is under no obligation to file any petition and has no intention of doing so).

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine stockholders entitled to appraisal rights, will dismiss appraisal proceedings as to all MobileIron stockholders who asserted appraisal rights unless one of the ownership thresholds is met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, a MobileIron stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement, abstain or not vote his, her or its shares.
Filing Written Demand
Any holder of shares of MobileIron common stock wishing to exercise appraisal rights must deliver to MobileIron, before the vote on the adoption of the merger agreement at the special meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder's shares, and that stockholder must not submit a blank proxy or vote in favor of the proposal to adopt the merger agreement. A holder of shares of MobileIron common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the merger agreement, abstain from voting on the proposal to adopt the merger agreement or not vote its shares. Neither voting against the proposal to adopt the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement. A proxy or vote against the proposal to adopt the merger agreement will not constitute a demand. A stockholder's failure to make the written demand prior to the taking of the vote on the proposal to adopt the merger agreement at the special meeting of MobileIron stockholders will constitute a waiver of appraisal rights.
Only a holder of record of shares of MobileIron common stock is entitled to demand appraisal for the shares registered in that holder's name. A demand for appraisal in respect of shares of MobileIron common stock should be executed by or on behalf of the holder of record, and must reasonably inform MobileIron of the identity of the holder and state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two (2) or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.
STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to MobileIron, Inc., 490 East Middlefield Road, Mountain View, CA, 94043, Attention: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of MobileIron common stock.
Any holder of MobileIron common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to MobileIron a written withdrawal of the demand for appraisal within sixty (60) days after the effective date of the merger. However, any such attempt to withdraw the demand made more than sixty (60) days after the effective time will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation
If the merger is completed, within ten (10) days after the effective time, the surviving corporation will notify each holder of MobileIron common stock who has complied with Section 262, and who has not voted in favor of the proposal to adopt the merger agreement, that the merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within one hundred-twenty (120) days after the effective time, but not thereafter, the surviving corporation or any holder of MobileIron common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation to and has no present intention to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of shares of MobileIron common stock. Accordingly, any holders of MobileIron common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of MobileIron common stock within the time and in the manner prescribed in Section 262. The failure of a holder of MobileIron common stock to file such a petition within the period specified in Section 262 could nullify the stockholder's previous written demand for appraisal.
Within one hundred-twenty (120) days after the effective time, any holder of MobileIron common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the merger agreement and with respect to which MobileIron has received demands for appraisal and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within ten (10) days after receipt of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.
If a petition for an appraisal is duly filed by a holder of shares of MobileIron common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within twenty (20) days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.
Determination of Fair Value
After determining the holders of MobileIron common stock entitled to appraisal, the Delaware Court of Chancery will appraise the fair value of the shares of MobileIron common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. In

Weinberger v. UOP, Inc. (which we refer to as “Weinberger”), the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although MobileIron believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither A MobileIron nor Ivanti anticipates offering more than the merger consideration to any stockholder of MobileIron exercising appraisal rights, and each of MobileIron and Ivanti reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the fair value of a share of MobileIron common stock is less than the merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.
If any stockholder who demands appraisal of shares of MobileIron common stock under Section 262 fails to perfect, or loses his or her appraisal rights, or successfully withdraws such demand for appraisal, the stockholder's shares of MobileIron common stock will be deemed to have been converted at the effective time into the right to receive the merger consideration applicable to the shares, less applicable withholding taxes. A stockholder will fail to perfect, or lose, his or her appraisal rights, or effectively withdraw a demand for appraisal, if no petition for appraisal is filed within one hundred-twenty (120) days after the effective time or if the stockholder delivers to the surviving corporation a written withdrawal of the holder's demand for appraisal and an acceptance of the merger consideration in accordance with Section 262.
From and after the effective time, no stockholder who has demanded appraisal rights will be entitled to vote MobileIron common stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder's shares of MobileIron common stock, if any, payable to stockholders of MobileIron of record as of a time prior to the effective time; provided, however, that, if no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within sixty (60) days after the effective time or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder of MobileIron without the approval of the Delaware Court of Chancery.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder of MoileIron wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

THE MERGER AGREEMENT
This section describes certain material terms of the merger agreement. The description of the merger agreement in this section and elsewhere in this proxy statement does not purport to be complete, may not contain all of the information about the merger agreement that is important to you and is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.
Explanatory Note Regarding the Merger Agreement
The merger agreement, a copy of which is attached as Annex A, and this summary of its terms are included in this proxy statement to provide you with information regarding the material terms of the merger agreement. Factual disclosures about MobileIron contained in this proxy statement or in MobileIron’s public reports filed with the SEC may supplement, update or modify the factual disclosures about MobileIron contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by MobileIron, Ivanti and Merger Sub were made solely to the parties to, and solely for the purposes of, the merger agreement and as of specific dates and were qualified and subject to important limitations agreed to by MobileIron, Ivanti and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated for the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and, in some cases, were qualified by matters set forth on the disclosure letter delivered by MobileIron to Ivanti and Merger Sub in connection with the merger agreement (the “disclosure letter”), which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement. Stockholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of MobileIron, Ivanti, Merger Sub or any of their respective subsidiaries or affiliates.
The Merger; Closing and Effective Time of the Merger
The merger agreement provides that, upon the terms and subject to the conditions set forth therein, at the effective time of the merger, Merger Sub will be merged with and into MobileIron, at which time the separate corporate existence of Merger Sub will cease. MobileIron will be the surviving corporation in the merger and continue as a wholly owned subsidiary of Ivanti with all its properties, rights, privileges, immunities, powers and franchises continuing unaffected by the merger, and all debts, liabilities and duties of MobileIron and Merger Sub will become the debts, liabilities and duties of the surviving corporation.
The merger agreement provides that the closing of the merger will take place at (a) 7:00 a.m. (Eastern Time) remotely by exchange of documents and signatures on a date to be agreed upon by Ivanti, Merger Sub and MobileIron that is no later than the second business day after the satisfaction or waiver (to the extent permitted under the merger agreement) of the last to be satisfied or waived of the conditions to closing (other than those conditions that by their terms can only be satisfied or waived at the closing, but subject to the satisfaction or waiver (to the extent permitted under the merger agreement) of such conditions); or (b) such other time, location and date as Ivanti, Merger Sub and MobileIron mutually agree to in writing. The merger agreement provides that if the marketing period for the debt financing has not ended at the time of the satisfaction or waiver of the conditions to closing (other than those conditions that by their terms can only be satisfied or waived at the closing, but subject to the satisfaction or waiver of those conditions at such time), then the closing will instead occur on the date following the satisfaction or waiver of such conditions that is the earlier to occur of (a) any business day as may be specified by Ivanti on no less than two business days’ prior notice to MobileIron and (b) subject to the termination provision as described in the third bullet under the second paragraph in “—Termination,” one business day following the final day of the marketing period for the debt financing. Assuming receipt of required regulatory approvals and timely satisfaction of other closing conditions, including the approval by our stockholders of the merger proposal, we currently expect the closing of the merger to occur late in the fourth quarter of 2020 or in the first quarter of 2021. However, closing of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described below and include various regulatory clearances and approvals, and it is possible that factors outside the control of MobileIron or Ivanti could delay the closing of the merger, or prevent it from being completed at all.
As defined in the merger agreement and as used in this proxy statement, the “marketing period” means the first period of fifteen consecutive business days (provided that (1) if such period has not ended on or prior to December 18, 2020, then such fifteen business day period shall commence no earlier than January 4, 2021 and (2) such period shall not be required to be consecutive to the extent it would include November 25, 2020 or November 27, 2020 (which dates set forth in this clause (2) shall be excluded for purposes of, but shall not reset, the period)) commencing on the later of (x) the date that Ivanti receives the required financial information and the required financial information is compliant (“required financial information” and “compliant” each as defined in the merger agreement, and such date the “required financial information delivery date”) and (y) the date that the conditions as described in the first and second paragraphs under “—Conditions to the Merger” have been satisfied (other than those conditions that by their terms are to be satisfied at the closing), during which period (a) such information is and remains compliant and (b) nothing has occurred and no condition exists that would cause any of the conditions as described in the first and second paragraphs under “—Conditions to the Merger” to fail to be satisfied (other than those conditions that by their terms are to be satisfied at the closing), assuming that the closing date were to be scheduled for any time during such period (subject to MobileIron’s rights to provide Ivanti with a notice of delivery as further set forth in the merger agreement).
However, (i) the marketing period will not commence if, prior to the completion of such fifteen consecutive business day period (A) the auditor for MobileIron has withdrawn any audit opinion with respect to any audited financial statements contained in the required financial information, in which case the marketing period shall not be deemed to commence unless and until a new unqualified audit opinion is issued by the auditor or another independent public accounting firm reasonably acceptable to Ivanti, (B) the financial statements included in the required financial information that are available to Ivanti on the first day of the marketing period would not be sufficiently current on any day during such period to satisfy the requirements of Rule 3-12 of Regulation S-X under the Securities Act to permit a registration statement of MobileIron using such financial statements to be declared effective by the Securities and Exchange Commission (the “SEC”) on the last day of such period, in which case the marketing period shall not be deemed to commence until the receipt by Ivanti of updated required financial information that would be required under Rule 3-12 of Regulation S-X under the Securities Act to permit a registration statement of MobileIron using such financial statements to be declared effective by the SEC on the last day of such new period, (C) MobileIron, its subsidiaries or any of its or their respective affiliates issues a public statement indicating its intent to, or determine that it is required to, restate any financial statements of the Company included in the required financial information or that any such restatement is under consideration or may be a possibility, in which case the marketing period shall not be deemed to commence unless and until such restatement has been completed and the relevant financial statements included in the required financial information have been amended or MobileIron has announced that it has concluded that no restatement shall be required in accordance with GAAP, and (ii) the marketing period will end on any earlier date prior to the expiration of the fifteen consecutive business day period described above if the debt financing is consummated on such earlier date.
The effective time of the merger will occur upon the later of (a) the date and time of the filing of the certificate of merger with, and acceptance for record by, the Secretary of State of the State of Delaware or (b) such other date and time as may be agreed by Ivanti and MobileIron and specified in the certificate of merger.
Following the effective time of the merger, our common stock will be delisted from the Nasdaq Global Select Market, will be deregistered under the Exchange Act and will cease to be publicly traded and the stockholders of MobileIron immediately prior to the effective time of the merger will cease to be stockholders of MobileIron and will not be stockholders of the surviving corporation.
Directors and Officers; Certificate of Incorporation; Bylaws
At and after the effective time of the merger, the directors of Merger Sub as of immediately prior to the effective time of the merger will be the initial directors of the surviving corporation and the officers of Merger Sub as of immediately prior to the effective time of the merger will be the initial officers of the surviving corporation, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation.
The certificate of incorporation of MobileIron as in effect immediately prior to the effective time of the merger will be amended and restated in its entirety at the effective time of the merger to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the effective time of the merger (subject to the terms of the merger agreement), and such amended and restated certificate of incorporation will become the certificate of incorporation of the surviving corporation until thereafter amended in accordance with applicable provisions of the DGCL and the applicable provisions of such certificate of incorporation; provided, however, that at the effective time of the merger the certificate of incorporation of the surviving corporation will be amended so that the name of the surviving corporation will be “MobileIron, Inc.”
At the effective time of the merger, the bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, will become the bylaws of the surviving corporation (subject to the terms of the merger agreement) until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the surviving corporation and such bylaws.
Treatment of Common Stock, Stock-Based Awards and Performance Awards
Each share of our common stock outstanding immediately prior to the effective time of the merger (other than shares of our common stock (i) held by the Company as treasury stock, (ii) owned by Ivanti or Merger Sub, (iii) owned by any direct or indirect wholly owned subsidiary of Ivanti or Merger Sub or (iv) held by stockholders who have neither voted in favor of the merger proposal nor consented thereto in writing and who have properly and validly exercised their statutory rights of appraisal in respect of such shares of our common stock in accordance with Section 262 (collectively the “excluded shares and dissenting shares”)) will be canceled, extinguished and converted into the right to receive the merger consideration.
Company Options
At the effective time of the merger, each unexpired, unexercised and outstanding Company Option that is vested immediately prior to the effective time of the merger or that vests solely as a result of the merger (and without any additional action by the Company, the Board or a committee thereof), will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the total number of shares of our common stock subject to such Company Option multiplied by (ii) the excess, if any, of $7.05 over the applicable per share exercise price of such vested Company Option.
At the effective time of the merger, each Accelerating Option will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the total number of shares of our common stock subject to such Company Option multiplied by (ii) the excess, if any, of $7.05 over the applicable per share exercise price of such Accelerating Option. Such amount will be payable at the same time(s) that the applicable Accelerating Option would have vested in accordance with its terms and will remain subject to the holder remaining in continuous service with us, our successors or any of their affiliates through each such vesting date (provided that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the merger will continue to apply).
Each Company Option that is not an Accelerating Option and that is unvested immediately prior to the effective time of the merger and each vested Company Option that has an exercise price that is equal to or greater than $7.05 per Company Option will be canceled at the effective time of the merger without payment or consideration (in each case, subject to consummation of the merger).
Treatment of Company RSUs
At the effective time of the merger, each Company RSU that is vested immediately prior to the effective time of the merger or that vests solely as a result of the merger of the transactions (and without any additional action by the Company, the Board or a committee thereof), will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the total number of shares of our common stock subject to the vested Company RSU award multiplied by (ii) $7.05.
At the effective time of the merger, each Accelerating RSU that is outstanding immediately prior to the effective time of the merger or that vests solely as a result of the merger of the transactions (and without any additional action by the Company, the Board or a committee thereof), will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the number of shares of our common stock subject to such Accelerating RSU multiplied by (ii) $7.05. Such amount will be payable at the same time(s) that the applicable Accelerating RSU would have vested in accordance with its terms and will remain subject to the holder remaining in continuous service with MobileIron, its successor or any of its affiliates through each such vesting date (provided that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the merger will continue to apply).
Each Company RSU that is not an Accelerating RSU and that is unvested immediately prior to the effective time of the merger will be cancelled at the effective time of the merger without consideration (subject to consummation of the merger).
Treatment of Company PSUs
At the effective time of the merger, each outstanding Company PSU that is vested immediately prior to the effective time of the merger or that vests solely as a result of the merger (and without any additional action by the Company, the Board or a committee thereof) will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to the maximum number of target shares of our common stock subject to such vested Company PSU award multiplied by (ii) $7.05.
At the effective time of the merger, each Accelerating PSU that is outstanding immediately prior to the effective time of the merger will be canceled and automatically converted into the right to receive an amount in cash (without interest thereon and less any required withholding taxes) equal to (i) the number of shares of our common stock subject to such Accelerating PSU award multiplied by (ii) $7.05. Such amount will be payable at the same time(s) that the applicable Accelerating PSU would have vested in accordance with its terms and will remain subject to the holder remaining in continuous service with MobileIron, its successor or any of its affiliates through each such vesting date (provided that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the merger will continue to apply).
Each Company PSU that is not an Accelerating PSU and that is unvested immediately prior to the effective time of the merger will be cancelled at the effective time of the merger without consideration (subject to consummation of the merger).
Treatment of Employee Stock Purchase Plan
As soon as practicable following the date of the merger agreement, MobileIron’s Board will adopt resolutions or take other actions as may be required under the ESPP to provide that each individual participating in an offering period in progress will not be permitted to (i) increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect; or (ii) make separate non-payroll contributions to the ESPP (except as may be required by applicable law). The offering period currently in progress under the ESPP will be the final offering period and no individual who is not participating in the ESPP will be allowed to commence participation in the ESPP following the date of the merger agreement. The Board will take all actions necessary to ensure that no new offering period or purchase period will commence after September 26, 2020. Prior to the effective time of the merger, MobileIron will take all action that may be necessary to (i) cause any offering period that would otherwise be outstanding at the effective time of the merger to terminate no later than five days prior to the date on which the effective time of the merger occurs; (ii) make any pro rata adjustments that may be necessary to reflect the shortened offering period, but otherwise treat any shortened offering period as fully effective and completed; and (iii) cause the exercise (as of no later than one business day prior to the date on which the effective time of the merger occurs) of each outstanding purchase right. On such exercise date and according to the terms of the ESPP, MobileIron will apply the funds credited pursuant to the ESPP within each participant’s payroll withholding account to the purchase of whole shares of MobileIron common stock. The ESPP will be terminated as of or immediately prior to the effective time of the merger.
Exchange and Payment Procedures
Prior to the closing, Ivanti has agreed to select a bank or trust company reasonably acceptable to MobileIron to act as payment agent in the merger (the “payment agent”). At or prior to the closing, Ivanti will deposit or cause to be deposited with the payment agent cash sufficient to pay the aggregate merger consideration payable to the stockholders.
Promptly, and in any event within three business days following the effective time of the merger, Ivanti and the surviving corporation will cause the payment agent to mail to each holder of record as of immediately prior to the effective time of the merger of (i) certificates representing outstanding shares of our common stock (other than excluded shares and dissenting shares) (the “certificates”), and (ii) uncertificated shares of our common stock (other than excluded shares and dissenting shares) (the “uncertificated shares”) (a) a letter of transmittal that Ivanti and the Company mutually agree to prior to the effective time of the merger; and (b) instructions for use in effecting the surrender of the certificates and uncertificated shares in exchange for the merger consideration payable in respect thereof (which, for the avoidance of doubt shall be without interest and less any withholding taxes required to be withheld).
Upon surrender of certificates for cancellation to the payment agent, together with a duly completed and validly executed letter of transmittal, the holders of such certificates will be entitled to receive in exchange therefor an amount in cash equal to the merger consideration (which, for the avoidance of doubt shall be without interest and less any withholding taxes required to be withheld) multiplied by the aggregate number of shares of our common stock represented by such certificate and each such surrendered certificate will be cancelled. Upon receipt of an “agent’s message” by the payment agent (or such other evidence, if any, of transfer as the payment agent may reasonably request) in the case of a book-entry transfer of uncertificated shares, the holders of such uncertificated shares will be entitled to receive in exchange for their shares an amount in cash equal to the merger consideration (which, for the avoidance of doubt shall be without interest and less any withholding taxes required to be withheld) multiplied by the aggregate number of shares of our common stock represented by such holder’s transferred uncertificated shares and each such surrendered uncertificated share will be cancelled.
If any cash deposited with the payment agent is not distributed to the holders of certificates or uncertificated shares within one year following the effective time of the merger, such cash will be delivered to Ivanti upon demand, and any stockholders of MobileIron who have not complied with the exchange procedures in the merger agreement can thereafter look only to Ivanti, subject to abandoned property, escheat or similar laws, solely as general creditors thereof, for any claim to the merger consideration to which such holders may be entitled.
Ivanti, MobileIron, the surviving corporation, and the payment agent will each be entitled to deduct and withhold any amounts required to be deducted or withheld under applicable tax laws from the amounts that would otherwise become payable under the terms of the merger agreement to any holder of our common stock, Company RSUs, Company PSUs, or Company Options and any such deducted or withheld amounts that are paid to the appropriate taxing authorities will be treated for all purposes of the merger agreement as having been paid to the person to whom such amounts would otherwise have been paid.
Representations and Warranties
Representations and Warranties of MobileIron
We made customary representations and warranties in the merger agreement that are subject, in many cases, to exceptions and qualifications contained in the merger agreement, in the disclosure letter or in certain reports filed with the SEC. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing, power and authority to conduct business and delivery of organizational documents with respect to MobileIron and its subsidiaries;
•	corporate power and authority and approvals relating to the execution, delivery and performance of the merger agreement and the due execution and enforceability of the merger agreement;
•	the necessary approval of the Board;
•	the rendering of Barclays’ fairness opinion to the Board;
•	the inapplicability of anti-takeover statutes to the merger;
•	the necessary vote of stockholders in connection with the merger agreement;
•
the absence of any conflict or violation of any organizational documents, or existing material contracts of, or laws applicable to, MobileIron or its subsidiaries, or the resulting creation of any lien upon

MobileIron assets due to the performance of the covenants and obligations set forth in the merger agreement;
•
the absence of certain consents, approvals, orders or authorizations of, filing or registrations with, or notifications to any governmental authority in connection with the merger agreement and the performance of the covenants and obligations set forth therein;

•	MobileIron and its subsidiaries’ capitalization;
•	MobileIron’s SEC filings and financial statements;
•	internal controls over financial reporting and the maintenance of disclosure controls and procedures;
•	MobileIron’s and its subsidiaries’ indebtedness;
•	the absence of specified undisclosed liabilities;
•	the absence of certain changes or events, and certain prohibited actions, since July 1, 2020;
•	certain matters relating to MobileIron’s material contracts;
•	the absence of notices of termination from material customers;
•	real property owned, leased or subleased by MobileIron and its subsidiaries;
•	certain environmental matters relating to MobileIron and its subsidiaries;
•	certain intellectual property matters relating to MobileIron and its subsidiaries;
•	certain tax matters relating to MobileIron and its subsidiaries;
•	certain labor, employment and benefit plans matters relating to MobileIron and its subsidiaries;
•	MobileIron’s possession of necessary permits;
•	compliance with applicable laws;
•	the absence of pending or threatened legal proceedings and orders;
•	insurance plans maintained and used relating to MobileIron and its subsidiaries;
•	the absence of certain contracts, transactions, arrangements or understandings between MobileIron or any of its subsidiaries with certain related persons;
•	payment of fees to brokers in connection with the merger; and
•	anti-corruption, export controls, international trade and anti-money laundering matters and compliance with various applicable laws including the Foreign Corrupt Practices Act of 1977.
The representations and warranties in the merger agreement of MobileIron will not survive the consummation of the merger.
Company Material Adverse Effect
Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a “company material adverse effect,” which means any change, event, effect or circumstance that, individually or taken together with all other effects that have occurred prior to the date of determination of the occurrence of the company material adverse effect, (i) is materially adverse to the business, financial condition or results of operations of MobileIron and its subsidiaries, taken as a whole, or (ii) will prevent or materially impair the consummation by MobileIron of the merger, but excluding, in the case of clause (i) only, any effect arising out of or resulting from the following, by itself or when aggregated, will be deemed to be or constitute a company material adverse effect or will be taken into account when determining whether a company material adverse effect has occurred or may, would or could occur resulting from:
•	changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;
•
changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (a) changes in interest rates or credit ratings in the United States or any other country; or (b) changes in exchange rates for the currencies of any country;

or (c) any suspension of trading in securities (whether they are equity, debt, derivative, or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;
•	changes in conditions in the industries in which MobileIron and its subsidiaries generally conduct business, including changes in conditions in the software industry;
•
changes in regulatory, legislative, governmental, political, labor or social conditions in the United States or any other country or region in the world, including matters arising from or relating to the 2020 United States presidential election and the results thereof, or any governmental shutdown;

•
any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

•
earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, and other force majeure events in the United States or any other country or region in the world;

•	pandemics (including any escalation or general worsening of such pandemics since March, 2020);
•
any effect resulting from the announcement of the merger agreement or the pendency of the merger (including the identity of Ivanti or any of its affiliates), including the impact thereof on the relationships, contractual or otherwise, of MobileIron and its subsidiaries with employees, suppliers, customers, partners, vendors or any other third person;

•	the compliance by any party with the terms of the merger agreement, including any action taken or refrained from being taken pursuant to or in accordance with the merger agreement;
•	any action taken or refrained from being taken, in each case to which Ivanti has expressly approved, consented to or requested in writing following the date of the merger agreement;
•
changes or proposed changes in GAAP or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing), including the implementation of any such changes made prior to the date of the merger agreement;

•
changes in the price or trading volume of the our common stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a company material adverse effect and may be taken into consideration when determining whether a company material adverse effect has occurred);

•
any failure, in and of itself, by MobileIron and its subsidiaries to meet (a) any public estimates or expectations of MobileIron’s revenue, earnings or other financial performance or results of operations for any period; or (b) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a company material adverse effect and may be taken into consideration when determining whether a company material adverse effect has occurred);

•	the availability or cost of equity, debt or other financing to Ivanti or Merger Sub; and
•
any transaction litigation or other legal proceeding threatened, made or brought by any of the current or former MobileIron stockholders (on their own behalf or on behalf of MobileIron) against MobileIron, any of its executive officers or other employees or any member of the Board arising out of the merger or any transaction contemplated by this merger agreement, except, with respect to the first, second, third, fourth, fifth, sixth and eleventh bullets above, to the extent that such change, event, effect or circumstance has had a material and disproportionate adverse effect on MobileIron and its subsidiaries relative to other companies of a similar size operating in the industries in which MobileIron and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred.
Representations and Warranties of Ivanti and Merger Sub
The merger agreement also contains customary representations and warranties made by Ivanti and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure letter delivered to MobileIron. These representations and warranties relate to, among other things:
•	Ivanti and Merger Sub’s due organization, valid existence, good standing, requisite power and authority to conduct business, and delivery of organizational documents of Ivanti and Merger Sub;
•	Ivanti’s and Merger Sub’s power and authority to enter into and perform the merger agreement and the and the due execution and enforceability of the merger agreement;
•
the absence of any conflict or violation of any organizational documents, existing contracts of or laws applicable to Ivanti and Merger Sub or the resulting creation of any lien upon Ivanti’s or Merger Sub’s assets due to the performance of the covenants and obligations set forth in the merger agreement;

•	the absence of any acquisition, business combination or similar transaction that Ivanti reasonably believes will materially delay the consummation of the merger;
•
the absence of certain consents, approvals, orders or authorizations of, filing or registrations with, or notifications to any governmental authority in connection with the merger agreement and the performance of the covenants and obligations set forth therein;

•	the absence of any pending or threatened legal proceedings (other than any transaction litigation) or orders;
•	the absence of ownership of shares of MobileIron common stock;
•	payment of fees to brokers in connection with the merger;
•	the formation, activities and pre-closing liabilities of Merger Sub;
•
the absence of any required vote or consent of holders of equity in Ivanti necessary for Ivanti to approve the merger agreement and the merger and that Ivanti’s vote or consent is the only vote or consent necessary for Merger Sub to approve the merger agreement and the merger;

•	execution, delivery and enforceability of the limited guaranty;
•
the financing commitments obtained by Ivanti for the transactions contemplated by the merger agreement, including the equity commitment and debt commitment letters, sufficiency of financing and the absence of any exclusive arrangements entered into by Ivanti, Merger Sub, or any of their affiliates;

•	the absence of shareholder or management arrangements related to the merger; and
•	the solvency position of the surviving corporation and its subsidiaries after the consummation of the merger.
The representations and warranties in the merger agreement of each of Ivanti and Merger Sub will not survive the consummation of the merger.
Each of MobileIron, Ivanti and Merger Sub has agreed that the representations and warranties set forth in the merger agreement are the exclusive representations and warranties made in connection with the merger agreement and the merger.
Conduct of Our Business Pending the Merger
Under the merger agreement, between the date of the merger agreement and the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms, except as (i) expressly contemplated by the merger agreement, (ii) set forth in certain sections of the disclosure letter, (iii) contemplated by the next full paragraph in this summary, (iv) approved by Ivanti (which approval will not be unreasonably withheld, conditioned or delayed), or (v) required by applicable law, MobileIron has agreed that it will use, and will cause its subsidiaries to use, its respective commercially reasonable efforts to:
•	maintain its existence in good standing pursuant to applicable law;
•
subject to the restrictions and exceptions in the merger agreement, conduct its business and operations in the ordinary course of business and, to the extent consistent therewith, preserve its business organizations; and

•	use its respective commercially reasonable efforts to preserve intact its material assets, properties, contracts and licenses, provided that MobileIron and its subsidiaries may still take (or refrain from taking) all actions as it determines are necessary or advisable in light of the then-current operating conditions and developments as a result of (a) the COVID-19 outbreak or the U.S. presidential election, and (b) external events outside MobileIron’s control that commence after (or the results of which become known to MobileIron after) the date of the merger agreement (but excluding events primarily related to competitive actions or inactions from competitors in the software industry), in each of clauses (a) and (b) including such events’ impact on economic conditions, credit and debt markets, and actions taken, required or recommended by governmental authorities to be taken (or refrained from being taken) in response thereto.
MobileIron has further agreed that, between the date of the merger agreement and the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms, except as (i) set forth in certain sections of the disclosure letter, (ii) approved by Ivanti (which approval will not be unreasonably withheld, conditioned or delayed), (iii) expressly contemplated by the merger agreement, or (iv) required by applicable law, MobileIron will not, and will not permit any of its subsidiaries to:
•	amend the charter, bylaws or any other similar organizational document;
•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
•
issue, sell, deliver, or agree or commit to issue, sell or deliver any MobileIron securities or cash based on the value of MobileIron securities, subject to certain exceptions with respect to MobileIron equity awards;

•
directly or indirectly acquire, repurchase or redeem any securities, subject to certain limited exceptions with respect to MobileIron equity awards and transactions between MobileIron and any of its direct or indirect subsidiaries;

•
adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other any securities of MobileIron or any of its subsidiaries in respect of, in lieu of or in substitution for, shares of capital stock or other equity or voting interests;

•
declare, set aside, or pay any dividend or other distribution in respect of any shares of capital stock or other equity or voting interest except for cash dividends made by any subsidiary of MobileIron to MobileIron or one of MobileIron’s other subsidiaries;

•	modify the terms of any shares of its capital stock or other equity or voting interest;
•	incur, assume or suffer any indebtedness or issue any debt securities, except for trade payables incurred in the ordinary course of business and certain other limited exceptions;
•
mortgage or pledge any of its and its subsidiaries’ assets, tangible or intangible, or create or suffer to exist any lien thereupon (other than permitted liens), other than in connection with financing transactions permitted by the merger agreement or consented to by Ivanti;

•
make any loans, advances or capital contributions to, or investments in, any other person, except for (a) extensions of credit to customers in the ordinary course of business; (b) certain advances to directors, officers and other employees for business-related expenses on the conditions set forth in the merger agreement; and (c) loans, advances or capital contributions to, or investments in, direct or indirect wholly-owned subsidiaries of MobileIron;

•
lease, exclusively license, sell, abandon, transfer, assign, guarantee, or exchange any assets, tangible or intangible (including any MobileIron intellectual property), in each case in excess of $250,000 individually, other than (a) the sale, lease or licensing of products or services of MobileIron or its subsidiaries or other materials embodying MobileIron intellectual property in the ordinary course of business; (b) the assignment or abandonment of immaterial MobileIron intellectual property in connection with the exercise of the reasonable business judgment of MobileIron or its subsidiaries in the ordinary course of business; (c) the abandonment of trade secrets in the ordinary course of business consistent with reasonable business practices; and (d) any capital expenditures permitted by the merger agreement (or consented to by Ivanti);
•
(a) enter into, adopt, amend (including accelerating the vesting, payment or funding or waiving any right of MobileIron or any subsidiary with respect to), modify or terminate any bonus, profit sharing, compensation, commission, severance, termination, option, RSU, appreciation right, PSU, phantom equity, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee plan or employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee of MobileIron or any subsidiary in any manner; (b) materially increase the compensation of, or pay any special bonus or special remuneration to, any director, officer, employee, individual, consultant, former employee, individual independent contractor, or other individual service provider as in effect as of the date of the merger agreement; or (c) enter into any change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director, individual independent contractor, individual consultant, or other individual service provider of MobileIron, subject to certain exceptions;

•
settle, release, waive or compromise any pending or threatened material legal proceeding, except for the settlement of any such legal proceeding that is (a) reflected or reserved against in the audited MobileIron balance sheet; (b) for solely monetary payments of no more than $500,000 individually and $1.5 million in the aggregate; or (c) settled in compliance with the merger agreement;

•
except as required by applicable law or GAAP, (a) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business, (b) make any material change in any of its accounting principles or practices;

•
(a) other than in the ordinary course of business, make or change any material tax election; (b) settle, consent to or compromise any material tax claim or assessment or surrender a right to a material tax refund; (c) consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment; (d) file an amended tax return that could materially increase the taxes payable by MobileIron or any subsidiaries; or (e) enter into a closing agreement with any governmental authority regarding any material tax;

•
incur or commit to incur any capital expenditures that do not exceed $200,000 individually or $500,000 in the aggregate (or $750,000 in the aggregate if the termination date is extended pursuant to the merger agreement);

•
enter into, modify, amend or agree to terminate any (a) contract (other than any material contract) that if so entered into, modified, amended or terminated would have a company material adverse effect or (b) material contract except in the ordinary course of business as permitted under the merger agreement;

•	maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;
•
engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of MobileIron or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K;

•	enter into any collective bargaining agreement or agreement to form a work council or other contract with any labor organization or works council (except to the extent required by applicable law);
•	other than in the ordinary course of business, grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor;
•
effectuate a “plant closing,” “mass layoff” (as defined in the United States Worker Adjustment and Retraining Notification Act (the “WARN”)) or other employee layoff event effecting in whole or in part any site of employment, facility, operating unit or employee;

•
acquire (by merger, consolidation or acquisition of stock or assets) any other person or any material equity interest or enter into any joint venture, legal partnership (excluding strategic relationships, alliances, reseller agreements, and similar commercial relationships) limited liability corporation or similar arrangement with any third person; or
•	enter into, authorize any of, or agree or commit to enter into a contract to take any of the foregoing actions.
Solicitation of Acquisition Proposals; Board Recommendation Change
As defined in the merger agreement and as used in this proxy statement:
•
“acceptable confidentiality agreement” means an agreement with MobileIron that is either (i) in effect as of the execution and delivery of the merger agreement; or (ii) executed, delivered and effective after the execution and delivery of the merger agreement, in either case containing provisions that require any counterparty thereto (and any of its affiliates and representatives named therein) that receive material non-public information of or with respect to MobileIron to keep such information confidential; provided, however, that, in the case of clause (ii), the provisions contained therein are no less restrictive in any material respect to such counterparty (and any of its affiliates and representatives named therein) than the terms of the confidentiality agreement between MobileIron and an affiliate of Ivanti, dated July 6, 2020 (together with any and all joinders thereto with additional named parties in such joinders, the “confidentiality agreement”) except with respect to both clause (i) and clause (ii) such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any acquisition proposal and that such agreement may permit the counterparty thereto to provide to its potential financing sources and representatives any information provided to such counterparty.

•	“acquisition proposal” means any offer or proposal (other than an offer or proposal by Ivanti or Merger Sub) to engage in an acquisition transaction (as defined below).
•	“acquisition transaction” means any transaction or series of related transactions (other than the merger) involving:
•
any direct or indirect purchase or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons, whether from MobileIron or any other person(s), of securities representing (or convertible into) more than 20% of the total outstanding voting power of MobileIron or MobileIron common stock after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning (or having the right to convert into) more than 20% of the total outstanding voting power of MobileIron or MobileIron common stock after giving effect to the consummation of such tender or exchange offer;

•
any direct or indirect purchase, license or other acquisition by any person or “group” of persons of assets constituting or accounting for more than 20% of the consolidated assets, revenue or net income of MobileIron or any of its subsidiaries, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

•
any merger, consolidation, business combination, recapitalization, reorganization, or other transaction involving MobileIron pursuant to which any person or “group” of persons would hold securities representing (or convertible into) more than 20% of the total outstanding voting power of MobileIron or MobileIron common stock (or, in a merger in which MobileIron is a constituent corporation, of the surviving corporation or other surviving person in such transaction) outstanding after giving effect to the consummation of such transaction.

•
“superior proposal” means any bona fide written acquisition proposal for an acquisition transaction on terms that MobileIron’s Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel), taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing and whether such proposal is subject to a due diligence condition) and the identity of the person making the proposal and other aspects of the acquisition proposal that MobileIron’s Board (or a committee thereof) deems relevant, would be, or is reasonably expected to be, in each case if consummated, more favorable, from a financial point of view, to the MobileIron stockholders than the merger and the terms set forth in the merger agreement (taking into account any binding offers to make revisions to the merger agreement (including any price terms) and the other agreements contemplated by the merger agreement made or proposed in writing by Ivanti in accordance with the merger agreement). For purposes of the reference to an “acquisition proposal” in this definition, all references to “20%” in the definition of “acquisition transaction” will be deemed to be references to “50%.”
No Solicitation or Negotiation
Except as permitted by the merger agreement, from and after the date of the merger agreement until the earlier to occur of the termination of the merger agreement and the effective time of the merger, MobileIron has agreed to cease and cause to be terminated any discussions or negotiations with any person and its affiliates, directors, officers, employees, consultants, agents, representatives and advisors (the “representatives”) that would be prohibited by the merger agreement and request the prompt return or destruction of all non-public information concerning MobileIron or its subsidiaries furnished to any such person with whom a confidentiality agreement in contemplation of an acquisition transaction was entered into at any time within the six month period immediately preceding the date of the merger agreement and will (a) cease providing any further information with respect to MobileIron or any acquisition proposal to any such person or its representatives, other than through public disclosures that MobileIron makes in the ordinary course of business; and (b) terminate all access granted to any such person and its representatives to any physical or electronic data room. Except as permitted by the merger agreement, including in connection with a superior proposal, from and after the date of the merger agreement until the earlier to occur of the termination of merger agreement and the effective time of the merger, MobileIron and its subsidiaries will not, and will not instruct, authorize or knowingly permit any of its representatives to, directly or indirectly:
•
solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•
furnish to any person (other than to Ivanti, Merger Sub or any designees of Ivanti or Merger Sub or any of their representatives) any non-public information relating to MobileIron or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of MobileIron or any of its subsidiaries (other than Ivanti, Merger Sub or any designees of Ivanti or Merger Sub or any of their representatives), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

•	participate or engage in discussions or negotiations with any person with respect to an acquisition proposal (subject to certain limited exceptions);
•	approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal (subject to certain limited exceptions); or
•
enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition transaction, other than an acceptable confidentiality agreement (we refer to any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition transaction, other than an acceptable confidentiality agreement as an “alternative acquisition agreement”).

From the date of the merger agreement until the earlier to occur of the termination of the merger agreement and the effective time of the merger, MobileIron will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement solely to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to MobileIron’s Board (or any committee thereof).
Board Recommendation Change
As described above, and subject to the provisions described below, the Board has unanimously made the recommendation that the stockholders of MobileIron vote “FOR” the merger proposal. The merger agreement provides that (subject to certain exceptions described below) the Board may not take any of the following actions (any such action, a “Board recommendation change”): (i) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Board recommendation in a manner adverse to Ivanti in any material respect, (ii) adopt or approve, endorse, recommend or otherwise declare advisable an acquisition proposal (subject to certain limited exceptions), (iii) if an acquisition proposal has been publicly made, following the written request by Ivanti, fail to publicly reaffirm the Board recommendation within ten business days (or such fewer number of days as remains prior to the special meeting), provided that Ivanti shall not make any such request for reaffirmation less than three business days prior to the special meeting) after a written request from Ivanti to do so, (iv) fail to recommend publicly against a tender offer or exchange offer that, if consummated, would constitute an acquisition transaction within ten business days following the commencement of such tender offer or exchange offer (subject to certain limited exceptions); or (v) fail to include the Board recommendation in this proxy statement.
Notwithstanding the foregoing, and subject to the procedures described below, the Board may effect a Board recommendation change at any time before the requisite stockholder approval is obtained if (i) it is in response to an intervening event, or (ii) MobileIron has received a bona fide written acquisition proposal that the Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal, each as further described below.
The Board may effect a Board recommendation change in response to an intervening event (as such term is defined in the merger agreement) only if:
•
the Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to violate the Board’s fiduciary obligations pursuant to applicable laws;

•
MobileIron has provided prior written notice to Ivanti at least three business days in advance to the effect that the Board (or a committee thereof) has (i) so determined that an intervening event has occurred and (ii) resolved to effect a Board recommendation change pursuant to the applicable terms of the merger agreement, which notice will specify the intervening event in reasonable detail; and

•
prior to effecting such Board recommendation change, MobileIron and its representatives, during such three business day period, must have (i) negotiated with Ivanti and its representatives in good faith (to the extent that Ivanti desires to so negotiate and has made its representatives available) to make such adjustments offered by Ivanti to the terms and conditions of the merger agreement so that the Board (or a committee thereof) taking into account any such adjustments (which adjustments, to the extent accepted and executed and delivered by MobileIron, would be binding on Ivanti), no longer determines that the failure to make a Board recommendation change in response to such intervening event would reasonably be expected to violate its fiduciary obligations pursuant to applicable law; and (ii) if Ivanti so requests in a timely fashion, in good faith considered permitting, and to the extent permitted, provide reasonable opportunity for, Ivanti and its representatives to make a presentation to MobileIron’s Board during such three business day period regarding any adjustments to the merger agreement.

Further, the Board may effect a Board recommendation change or authorize MobileIron to terminate the merger agreement to enter into an alternative acquisition agreement providing for an acquisition transaction with respect to, and in response to, a bona fide acquisition proposal that the Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal, in each case, only if:
•
MobileIron’s Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to violate its fiduciary obligations pursuant to applicable law;

•
MobileIron and its subsidiaries and its representatives have complied in all material respects with their obligations pursuant to the Board recommendation change provisions of the merger agreement relating to such acquisition proposal;

•	MobileIron has provided prior written notice to Ivanti at least three business days in advance (the “notice period”) to the effect that the Board (or a committee thereof) has (i) received a bona fide written acquisition proposal that has not been withdrawn, (ii) concluded in good faith that such acquisition proposal constitutes a superior proposal; and (iii) resolved to effect a Board recommendation change or to terminate the merger agreement pursuant to the applicable provisions of the merger agreement, absent any acceptable revision (which revision, to the extent accepted and executed and delivered by MobileIron, would be binding on Ivanti) to the terms and conditions of the merger agreement, which notice will specify the basis for such Board recommendation change or termination, including the identity of the person or “group” of persons making such acquisition proposal the material terms thereof and copies of the definitive agreement and material ancillary agreements, including written financing commitments, in MobileIron’s possession relating to such acquisition proposal;
•
prior to effecting such Board recommendation change or termination, MobileIron and its representatives, during the notice period, must have (a) negotiated with Ivanti and its representatives in good faith (to the extent that Ivanti desires to so negotiate and has made its representatives available) to make such adjustments offered by Ivanti to the terms and conditions of the merger agreement so that such acquisition proposal would cease to constitute a superior proposal, (b) if Ivanti so requests in a timely fashion, in good faith considered permitting, and to the extent permitted, provide reasonable opportunity for, Ivanti and its representatives to make a presentation to the Board during the notice period regarding any adjustments to the merger agreement, and (c) after considering any material adjustments to the merger agreement (including a change to the price terms of the merger agreement) and the other agreements contemplated thereby that may be offered by Ivanti (which, to the extent accepted and executed and delivered by MobileIron, would be binding on Ivanti) during the notice period, the Board (or a committee thereof) has reaffirmed the determinations set forth in the merger agreement; provided, however, that in the event of any material revisions to such acquisition proposal (with revisions to economic terms and conditions being deemed material), MobileIron will be required to deliver a new written notice to Ivanti and to comply with the requirements of the merger agreement (other than the presentation to the Board as contemplated by item (b) above) with respect to such new written notice, except that the notice period shall only be two business days with respect thereto; and

•
in the event of any termination of the merger agreement in order to cause or permit MobileIron and its subsidiaries to enter into an alternative acquisition agreement with respect to such acquisition proposal, MobileIron will have validly terminated the merger agreement in accordance with the merger agreement.

Stockholders Meeting
MobileIron has agreed to take all action necessary in accordance with the DGCL, its organizational and governing documents and the rules of The Nasdaq Global Select Market, to establish a record date (and MobileIron will not change the record date without the prior written consent of Ivanti), duly call, give notice of, and convene and hold a meeting of its stockholders as promptly as reasonably practicable following the mailing of this proxy statement to the stockholders of MobileIron, for the purpose of obtaining the requisite stockholder approval, but MobileIron will not be required to convene and hold the stockholders meeting any time prior to the 20th business day following the mailing of this proxy statement. Unless there has been a Board recommendation change, MobileIron will use its reasonable best efforts to obtain the requisite stockholder approval.
Financing; Cooperation with Debt Financing
Although the obligation of Ivanti and Merger Sub to consummate the merger is not subject to any financing condition (including without limitation, consummation of any debt financing), MobileIron has agreed that, prior to the effective time of the merger, at Ivanti’s sole expense, MobileIron will use its reasonable best efforts to, and use its reasonable best efforts to cause each of its subsidiaries and its and their respective representatives to, provide such cooperation as may be reasonably requested by Ivanti or Merger Sub to assist them in arranging the debt financing, including, but not limited to:
•
assisting in preparation for and participating (and causing senior management and representatives, with appropriate seniority and expertise, of MobileIron to participate) in a reasonable number of meetings and presentations with actual or prospective lenders, road shows and due diligence sessions, drafting sessions and sessions with rating agencies, and otherwise cooperating with the marketing and due diligence efforts for any of the debt financing as contemplated by the debt commitment letter;

•	cooperating reasonably with the financing sources’ due diligence, to the extent reasonably requested;
•
assisting Ivanti and the financing sources in a commercially reasonable manner with the timely preparation of customary (a) rating agency presentations, bank information memoranda, confidential information memoranda, lender presentations and similar documents required in connection with or proper for the debt financing or customarily used to arrange transactions similar to the debt financing by companies of a comparable size in a comparable industry as MobileIron; and (b) pro forma financial statements and forecasts of financial statements of the surviving corporation for one or more periods following the closing date, in each case based on financial information and data derived from the MobileIron’s historical books and records; provided, however, that no member of MobileIron or any of its subsidiaries will be required to provide any information or assistance with respect to the preparation of pro forma financial statements and forecasts of financing statements relating to (i) the determination of the proposed aggregate amount of the debt financing, the interest rates thereunder or the fees and expenses relating thereto; (ii) the determination of any post-closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the debt financing; or (iii) any financial information related to Ivanti or any of its subsidiaries or any adjustments that are not directly related to the acquisition of MobileIron;

•
as promptly as reasonably practicable, (a) providing Ivanti and the financing sources (1) all required financial information, (2) the financial information of MobileIron identified in the debt commitment letter as of the date of the merger agreement and (3) other information relating to MobileIron and its subsidiaries (including its operations, financial projections and prospects) as may be reasonably requested by Ivanti and customary to assist in preparation of the offering documents and supplementing such information to the extent any such information contains any material misstatement of fact or omits to state a material fact necessary to make such information not misleading as may be reasonably requested by Ivanti or the financing sources to the extent that such information is of the type and form customarily included in a bank confidential information memorandum in connection with the arrangement of financing similar to the debt financing or in rating agency presentations, lender presentations or other customary marketing materials and (b) informing Ivanti if the chief executive officer, chief financial officer, treasurer or controller of MobileIron will have knowledge of any facts as a result of which a restatement of any financial statements to comply with GAAP would be likely;

•	assisting in a commercially reasonable manner with the preparation of offering documents;
•
requesting the independent auditors to cooperate with Ivanti’s reasonable best efforts to obtain customary accountant’s comfort letters (including “negative assurance”) and consents from MobileIron’s independent auditors;

•
executing and delivering, solely to the extent such execution and delivery would only be effective on or after the closing date, any definitive agreements, pledge and security documents, mortgages, currency or interest hedging arrangements and other definitive financing documents and certificates as may be reasonably requested by Ivanti or the financing sources (including using reasonable best efforts to obtain, to the extent applicable, consents of accountants for use of their reports in any materials relating to the debt financing as reasonably requested by Ivanti), obtaining insurance certificates and endorsements, and facilitating the delivery of all stock and other certificates representing equity interests in MobileIron and its subsidiaries to the extent required, and otherwise reasonably facilitating the pledging of collateral and the granting of security interests, it being understood that such documents will not take effect until the effective time of the merger;

•
reasonably facilitating the granting of security interests (and perfection thereof) in collateral or the reaffirmation of the pledge of collateral on or after the closing date, and obtaining and delivering any pay-off letters and other cooperation in connection with the repayment or other retirement of existing Indebtedness required to be repaid at the closing and the release and termination of any and all related liens on or prior to the closing date;

•
providing customary authorization letters, confirmations and undertakings to the financing sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the financing sources that the information pertaining to MobileIron and its subsidiaries and based on financial information and data received from MobileIron’s historical books and records contained in the disclosure and marketing materials relating to the debt financing is complete and correct in all material respects and that the public side versions of such documents, if any, do not include material non-public information about MobileIron or its subsidiaries or securities; provided, however, that all such materials have been previously identified to, and provided to, MobileIron;
•
to the extent any information constituting material non-public information about MobileIron or its subsidiaries or securities (i) is “flash” or “recent development sales” and/or EBITDA information for any completed fiscal quarter or other completed fiscal period or (ii) would otherwise customarily be made public by MobileIron or any of its subsidiaries, if requested by Ivanti, publicly disclosing such information such that such information no longer constitutes material non-public information about MobileIron or its subsidiaries or securities;

•	ensuring that the debt financing benefits from existing lending relationships of MobileIron and its subsidiaries;
•
taking all reasonable corporate and other actions, subject to the occurrence of the closing, reasonably requested by Ivanti to permit the consummation of the debt financing (including distributing the proceeds of the debt financing, if any, obtained by any subsidiary of MobileIron to the surviving corporation); and

•
promptly furnishing (but in no event later than three business days prior to the closing date) Ivanti and the financing sources with all documentation and other information about MobileIron or any of its subsidiaries as is reasonably requested by Ivanti or the financing sources relating to applicable “know your customer” and anti-money laundering rules and regulations, to the extent requested in writing at least ten business days prior to the closing date;

provided, however, that nothing therein shall require MobileIron or any subsidiary to take any action that would be effective prior to the closing, including with respect to any lien on any assets of MobileIron or its subsidiaries in connection with the debt financing.
Notwithstanding the foregoing, neither MobileIron nor any of its subsidiaries, nor, in certain circumstances as specified in the merger agreement, any of their directors, managers, officers or employees, are required to:
•
pay any commitment or other similar fee or enter into any binding agreement or commitment or incur any other actual or potential liability or obligation in connection with the debt financing (or any alternative debt financing) prior to the closing;

•
execute or enter into, perform or authorize any agreement with respect to the financing contemplated by the debt commitment letter (other than customary representation letters, authorization letters and undertakings (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the debt financing based on financial information and data derived from MobileIron’s historical books and records)) that is not contingent upon the closing or that would be effective prior to the closing date;

•
with respect to directors, managers, officers or employees of the Company or its subsidiaries, deliver any certificate or take any other action pursuant to the merger agreement to the extent any such action would reasonably be expected to result in personal liability to such person;

•
take any action that would reasonably be expected, in the reasonable judgment of MobileIron, to conflict with, or result in any violation or breach of, any applicable laws, any organizational documents of MobileIron or any or any of its subsidiaries, any contract or obligations of confidentiality (not created in contemplation of the merger) binding on MobileIron or any of its subsidiaries;

•	take any action that would cause any condition to the closing set forth therein to not be satisfied or otherwise cause any breach of the merger agreement;
•
make any representation, warranties or certifications that, after MobileIron’s use of reasonable best efforts to cause such representation, warranty or certification to be true, it has in its good faith determined that such representation, warranty or certification is not true;

•
to become subject to any obligations or liabilities with respect to such agreements or documents prior to the closing other than customary representation letters, authorization letters and undertakings (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the debt financing based on financial information and data derived from MobileIron’s historical books and records);

•
(a) provide access to or disclose information that MobileIron determines would jeopardize any attorney–client privilege or other similar privilege of MobileIron or any of its Subsidiaries or (b) change any fiscal period; or

•	change any fiscal period.
In addition, (a) no action, liability or obligation of MobileIron or any of its subsidiaries or any of its representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the debt financing (other than customary representation letters, authorization letters and undertakings) will be effective until the effective time of the merger, and MobileIron or any of its subsidiaries will not be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (other than customary representation letters, authorization letters and undertakings) that is not contingent on the occurrence of the closing or that must be effective prior to the effective time of the merger; and (b) any bank information memoranda required in relation to the debt financing will contain disclosure reflecting the surviving corporation or its subsidiaries as the obligor. Nothing in the provisions of the merger agreement summarized above will require the Board to approve any financing (including the debt financing) or contracts related thereto, effective prior to the closing date.
Promptly upon request by MobileIron, Ivanti will reimburse MobileIron for any reasonable and documented out of pocket costs and expenses (including attorneys’ fees) incurred by MobileIron or any of its subsidiaries or representatives (if any) in connection with the cooperation of MobileIron, its subsidiaries and its representatives contemplated by the provisions of the merger agreement summarized above.
For more information regarding the financing, please see the section entitled “Proposal 1: Proposal to Adopt the Merger Agreement—Financing” beginning on page 48.
Litigation Relating to the Merger
The merger agreement requires MobileIron to give Ivanti the opportunity to participate in and will consult with Ivanti regarding the defense, settlement or prosecution of any litigation against MobileIron and/or its directors, officers and employees relating to the transactions contemplated by the merger agreement, including the merger (the “transaction litigation”). MobileIron will promptly notify Ivanti of any transaction litigation, and shall keep Ivanti reasonably informed with respect to the status thereof. MobileIron will not offer or enter into a settlement with respect to any such litigation without the prior written consent of Ivanti, such consent not to be unreasonably withheld, conditioned or delayed.
Since the announcement of the merger, two complaints have been filed by and purportedly on behalf of alleged MobileIron stockholders: one in the United States District Court for the District of Delaware, captioned Oliver Watson v. MobileIron, Inc., Tae Hea Nahm, Jessica Denecour, Kenneth Klein, James Tolonen, Simon Biddiscombe, Anjali Joshi and Rishi Bajaj, Case No. 1:20-cv-01418-UNA, filed October 22, 2020, and one in the United States District Court for the Southern District of New York, captioned Quentin S. Nash v. MobileIron, Inc., Simon Biddiscombe, Tae Hea Nahm, Jessica Denecour, Kenneth Klein, James Tolonen, Anjali Joshi and Rishi Bajaj, Case No. 1:20-cv-08767, filed October 21, 2020 (together, the “Actions”). The Actions each name as defendants MobileIron and each of the members of our Board. The Actions allege, among other things, that all defendants violated provisions of the Exchange Act insofar as this proxy statement preliminarily filed by MobileIron on October 14, 2020 allegedly omits material information with respect to the transactions contemplated therein that purportedly renders the preliminary proxy statement false and misleading. The complaints seek, among other things, injunctive relief, rescissory damages, declaratory judgment and an award of plaintiffs’ fees and expenses. The defendants believe the claims asserted in these complaints are without merit and intend to vigorously defend them.
Efforts to Close the Merger; Filings; Other Actions
Each of MobileIron, Ivanti and Merger Sub has agreed to use its reasonable best efforts to take or case to be taken all actions, to do or cause to be done all things, and to assist and cooperate with the other parties in doing or causing to be done all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, in the most expeditious manner practicable, the merger, including: (i) causing the closing conditions to the merger to be satisfied, (ii) obtaining all consents, waivers, approvals, orders and authorizations from certain specified governmental authorities and making all registrations, declarations and filings with certain specified governmental authorities, in each case that are necessary or advisable to consummate the merger, (iii) obtaining all consents, waivers and approvals and delivering all notifications pursuant to any material contracts in connection with the merger agreement and the consummation of the merger so as to maintain and preserve the benefits to the surviving corporation of such material contracts as of and following the consummation of the merger, (iv) executing and delivering any contracts and other instruments that are reasonably necessary to consummate the merger.
In addition to the foregoing, subject to the terms and conditions of the merger agreement, Ivanti, Merger Sub and MobileIron, have agreed not to take any action, or fail to take any action, that (i) is intended to or has (or would reasonably be expected to have) the effect of preventing or impairing (a) the consummation of the merger (including by delaying consummation of the merger beyond the termination date); or (b) the ability of such party to fully perform its obligations pursuant to the merger agreement or (ii) has or is intended to have the effect of delaying or otherwise adversely affecting the consummation of the merger.
Notwithstanding anything to the contrary set forth in the merger agreement, MobileIron and its subsidiaries will not be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the merger, including in connection with obtaining any consent pursuant to any material contract.
The parties have also agreed to make certain regulatory filings (as described more particularly in the section entitled “Proposal 1: Proposal to Adopt the Merger Agreement——Regulatory Matters” beginning on page 55), including (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to the merger agreement and the merger as required by the HSR Act within five business days following the date of the merger agreement and (ii) promptly file pre-merger or post-merger notification filings, forms and submissions with any governmental authority pursuant to other applicable antitrust laws or investment screening laws in connection with the merger, with Ivanti having primary responsibility for the making of such filings.
Each of Ivanti and MobileIron will use reasonable efforts to (i) cooperate and coordinate (and cause its respective affiliates to cooperate and coordinate) with the other in the making of such filings, (ii) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings, (iii) supply (or cause the other to be supplied) any additional information that may be required or requested by the FTC, the Antitrust Division of the DOJ or other specified governmental authorities, and (iv) subject to certain exceptions, take all action necessary to (a) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust laws or investment screening laws applicable to the merger; and (b) obtain any required consents pursuant to any applicable antitrust laws or investment screening laws, in each case as soon as practicable.
Each of Ivanti, Merger Sub and MobileIron have agreed to promptly inform the other parties of any material communication from any governmental authority regarding the merger in connection with such filings. If any party or affiliate thereof receives, directly or indirectly, a request for additional information or documentary material from any governmental authority (other than with respect to the filing pursuant to the HSR Act), then such party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request.
Further, during the period from the date of the merger agreement to the effective time of the merger, Ivanti has agreed not to, and not to permit any of its subsidiaries to, consummate, enter into any agreement providing for or announce any acquisition, business combination or similar transaction, in each case that is intended to or has (or would reasonably be expected to have) the effect of preventing the consummation of the merger or delaying consummation of the merger beyond the termination date.
Employee Benefits Matters
Ivanti has agreed that employees of MobileIron and any subsidiary of MobileIron who continue to be employed after the effective time of the merger (which we refer to collectively as the continuing employees) will be provided with compensation, benefits and severance payments that are substantially comparable in the aggregate to the compensation, benefits and severance payments provided to such employee immediately prior to the effective time of the merger (other than equity based benefits and individual employment agreements) during the period commencing at the effective time of the merger and ending on the first anniversary of the effective time of the merger (or, if earlier, the termination date of the employee).
From and after the effective time of the merger, Ivanti has agreed to use commercially reasonable efforts to (i) cause each continuing employee to be credited with his or her years of service with MobileIron and its subsidiaries (except to the extent it would result in a duplication of benefits), (ii) cause each continuing employee, to be immediately eligible to participate, without any waiting time, in all Ivanti’s welfare benefit plans to the extent coverage under such plans replaces or is intended to replace coverage under a comparable plan of MobileIron, (iii) for purposes of Ivanti’s medical, dental, pharmaceutical and/or vision benefits, cause all pre-existing condition exclusions and actively-at-work requirements to be waived for each continuing employee and (iv) cause any eligible expenses incurred by any continuing employee under a benefit plan of MobileIron to be taken into account under the corresponding benefit plan of Ivanti for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such persons.
Ivanti has agreed to assume sponsorship of the Company Stock-Settled Bonus Plans and related awards and has agreed to administer the Company Stock-Settled Bonus Plans and awards in accordance with their terms.
Other Covenants and Agreements
The merger agreement contains additional agreements relating to, among other matters, coordination with respect to this proxy statement, litigation relating to the merger, public announcements with respect to the merger, notice of certain events, access to certain information, properties, books and records of MobileIron, and de-listing and deregistration of our common stock.
Conditions to the Merger
The respective obligations of MobileIron, Ivanti and Merger Sub to consummate the merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) prior to the effective time of the merger of the following conditions:
•	receipt by MobileIron of the requisite stockholder approval at the special meeting;
•
any waiting periods (and any extensions thereof), applicable to the merger pursuant to the HSR Act will have expired or otherwise been terminated, or all requisite consents pursuant thereto, and pursuant to any other antitrust laws or investment screening laws, will have been obtained; and

•
no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger will be in effect, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the merger, that in each case prohibits, makes illegal, or enjoins the consummation of the merger.

The obligations of Ivanti and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the effective time of the merger of each of the following further conditions, any of which may be waived exclusively by Ivanti:
•
the representations and warranties of MobileIron regarding organization and good standing, corporate power and enforceability, the inapplicability of certain takeover statutes, certain aspects of MobileIron’s capitalization, the absence of a company material adverse effect since July 1, 2020, and brokers’ fees that (i) are not qualified by company material adverse effect or other materiality qualifications must be true and correct in all material respects as of the closing date as if made at and as of the closing date (other than such representations and warranties that by their terms address matters only as of another specified time, which must be true only as of such time), and (ii) that are qualified by company material adverse effect or other materiality qualifications must be true and correct in all respects (without disregarding such company material adverse effect or other materiality qualifications) as of the closing date as if made at and as of the closing date (other than such representations and warranties that by their terms address matters only as of another specified time, which must be true only as of such time);

•
the representations and warranties of MobileIron relating to certain aspects of MobileIron’s capitalization must true and correct in all respects as of the closing date (in each case (i) without giving effect to any company material adverse effect or other materiality qualification and (ii) other than such representations and warranties that by their terms address matters only as of another specified time, which must be true only as of such time), except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to MobileIron or Ivanti, individually or in the aggregate, that is more than $435,000;

•
the other representations and warranties of MobileIron set forth in the merger agreement must be true and correct (without giving effect to any materiality or company material adverse effect qualifications set forth therein) as of the closing date as if made at and as of the closing date (other than such representations and warranties that by their terms address matters only as of another specified time, which must be true only as of such time), except for such failures to be true and correct that would not have a company material adverse effect;

•	MobileIron must have performed and complied in all material respects with the covenants of the merger agreement required to be performed and complied with by it at or prior to the closing;
•
the receipt by Ivanti and Merger Sub of a certificate of MobileIron, validly executed for and on behalf of MobileIron and in its name by a duly authorized executive officer thereof, certifying as to the satisfaction of all of the above conditions; and

•	no company material adverse effect will have occurred after the date of the merger agreement that is continuing.
MobileIron’s obligations to consummate the merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the effective time of the merger of each of the following further conditions, any of which may be waived exclusively by MobileIron:
•
the representations and warranties of Ivanti and Merger Sub set forth in the merger agreement must be true and correct on and as of the closing date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the merger or the ability of Ivanti and Merger Sub to fully perform their respective covenants and obligations pursuant to merger agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the merger or the ability of Ivanti and Merger Sub to fully perform their respective covenants and obligations pursuant to the merger agreement;

•
Ivanti and Merger Sub must have performed and complied in all material respects with the covenants of the merger agreement required to be performed and complied with by them at or prior to the closing; and

•
the receipt by MobileIron of a certificate of Ivanti and Merger Sub, validly executed for and on behalf of Ivanti and Merger Sub and in their respective names by a duly authorized executive officer thereof, certifying as to the satisfaction of all of the above conditions.

Termination
MobileIron and Ivanti may, by mutual written agreement, by determination of their respective boards of directors terminate the merger agreement (whether prior to or after requisite stockholder approval) at any time prior to the effective time of the merger.
The merger agreement may also be terminated at any time prior to the effective time of the merger, as follows:
•	by either Ivanti or MobileIron if:
•
(i) any final, non-appealable permanent injunction or other permanent judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger is in effect; or (ii) any statute, rule, regulation or order has been enacted, entered, enforced or becomes applicable to the merger that prohibits, makes illegal or enjoins the consummation of the merger, except that neither party has the right to terminate if such party has breached in any material respect certain covenants with respect to using reasonable best efforts, taking necessary actions and making antitrust filings in connection with the consummation of the merger and certain covenants with respect to transaction litigation under the merger agreement before asserting its right to terminate pursuant to this termination right;
•
the merger has not been consummated by 11:59 p.m., Pacific time, on the later of March 26, 2021 or, if the marketing period for the debt financing has started and is in effect at such date, then the second business day following the end of the marketing period for the debt financing (but in no event shall such date be later than the 17th business day following March 26, 2021) (which we refer to as the “termination date”), provided, that if the condition set forth in the second bullet under the first paragraph of “—Conditions to the Merger” has not been satisfied or waived but all other conditions in the merger agreement shall have been satisfied or waived (including that those conditions that by their terms are to be satisfied at closing would be satisfied if closing were to occur on such date), the termination date may be extended by either Ivanti or MobileIron by written notice to the other party to a date not beyond June 26, 2021, and provided further, that the right to terminate the merger agreement pursuant to this termination right will not be available to (i) (1) Ivanti if MobileIron has the valid right to terminate the merger agreement pursuant to the sixth bullet of this paragraph; or (2) MobileIron if Ivanti has the valid right to terminate the merger agreement pursuant to the fourth bullet of this paragraph; and (ii) either party whose action or failure to act (which action or failure to act constitutes a breach by such party of the merger agreement) has been the primary cause of, or primarily resulted in, either (a) the failure to satisfy the conditions to the obligations of the terminating party to consummate the merger pursuant to the merger agreement prior to the termination date; or (b) the failure of the effective time of the merger to have occurred prior to the termination date;

•
MobileIron fails to obtain the requisite stockholder approval at the special meeting (subject to certain limited exceptions) (we refer to such termination right as the “stockholder vote failure termination right”);

•	by Ivanti, if:
•
MobileIron has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would result in a failure of the conditions in the first and second paragraph of “—Conditions to the Merger,” except that if such breach is capable of being cured by the termination date, Ivanti will not be entitled to terminate the merger agreement pursuant to this termination right prior to the delivery by Ivanti to MobileIron of written notice of such breach, delivered at least thirty days prior to such termination (or such shorter period of time as remains prior to the termination date, the shorter of such periods we refer to here as the “MobileIron breach notice period”), which states Ivanti’s intention to terminate the merger agreement pursuant to this termination right and the basis for such termination, it being understood that Ivanti will not be entitled to terminate if the breach has been cured within the MobileIron breach notice period (to the extent capable of being cured), and further provided, that Ivanti will not be entitled to terminate the merger agreement if Ivanti or Merger Sub is then in material breach of any of their representations, warranties, covenants or agreements set forth in the merger agreement, which breach would result in a failure of a condition set forth in the first or second bullet under the third paragraph of “—Conditions to the Merger” (we refer to such termination right as the “MobileIron breach termination right”);

•
at any time after the date of the merger agreement, MobileIron’s Board (or a committee thereof) has effected a Board recommendation change, except that Ivanti will only have the right to terminate the merger agreement pursuant to this provision if it exercises such right no later than 5:00 pm California time on the earlier of (i) the date that is one business day immediately preceding the initial convening of MobileIron’s stockholder meeting, and (ii) the twentieth day following the date on which MobileIron has notified Ivanti that the Board has effected a Board recommendation change (the “Board recommendation change termination right”);

•	by MobileIron if:
•
Ivanti or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in the merger agreement, which would result in a failure of a condition set forth under the first or third paragraph of “—Conditions to the Merger,” except that if such breach is capable of being cured by the termination date, MobileIron will not be entitled to terminate the merger agreement pursuant to this termination right prior to the delivery by MobileIron to Ivanti of written notice of such breach, delivered at least thirty days prior to such termination (or such shorter period of time as remains prior to the termination date, we refer to the shorter of such periods as the “Ivanti breach notice period”), stating MobileIron’s intention to terminate the merger agreement and the basis for such termination, provided MobileIron will not be entitled to terminate the merger agreement if such breach has been cured within the Ivanti breach notice period (to the extent capable of being cured) and provided, further, however, that MobileIron shall not be entitled to terminate the merger agreement if MobileIron is then in material breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach would result in a failure of a condition set forth in the first or second bullet under the second paragraph of “—Conditions to the Merger”;

•
at any time prior to receiving the requisite stockholder approval if (i) MobileIron has received a superior proposal; (ii) MobileIron’s Board has authorized MobileIron to enter into a definitive alternative acquisition agreement to consummate the acquisition transaction contemplated by that superior proposal; (iii) MobileIron has complied in all material respects with the applicable provisions of the merger agreement related to such superior proposal; and (iv) concurrently with such termination MobileIron pays the MobileIron termination fee due to Ivanti in accordance with the merger agreement (we refer to such termination right as the “superior proposal termination right”); provided, however, that such termination will not be effective unless MobileIron has paid, or has caused to be paid, to Ivanti the MobileIron termination fee; or

•
at any time prior to the effective time of the merger if (i) all of the mutual closing conditions and the conditions precedent to Ivanti’s and Merger Sub’s obligations have been and continue to be satisfied or waived (other than conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing or has been previously irrevocably waived by Ivanti), (ii) MobileIron has irrevocably notified Ivanti at least two business days prior to such termination in writing (a) that it is ready, willing and able to consummate the closing throughout such two business day period, and (b) that the conditions precedent to MobileIron’s obligations have been satisfied or waived (other than those conditions that by their terms are to be satisfied at closing, each of which is capable of being satisfied closing), and (iii) Ivanti and Merger Sub fail to consummate the closing in accordance with the merger agreement by the end of such two business day period (we refer to such termination right as the “financing failure termination right”).

If the merger agreement is validly terminated pursuant to the termination rights above, the merger agreement will be of no force or effect without liability of any party to the other parties, except that certain specified provisions of the merger agreement will survive such termination in accordance with their terms, and nothing shall relieve any party from any liability for damages for any willful breach.
Termination Fees
MobileIron Termination Fee
Ivanti will be entitled to receive $30.45 million in cash (which we refer to as the “MobileIron termination fee”) if:
•	the merger agreement is validly terminated pursuant to the stockholder vote failure termination right or the MobileIron breach termination right;
•	following the execution and delivery of the merger agreement and prior to (i) in the case of the stockholder vote failure termination right, the special meeting (or any adjournment or postponement thereof) or (ii) in the case of the MobileIron breach termination right, the termination of the merger agreement pursuant to the MobileIron breach termination right, an acquisition proposal for an acquisition transaction has been publicly announced or disclosed and not withdrawn or otherwise abandoned; and
•
within one year following the termination of the merger agreement pursuant to the stockholder vote failure termination right or the MobileIron breach termination right, as applicable, either an acquisition transaction is consummated or MobileIron enters into a definitive agreement providing for the consummation of an acquisition transaction (which acquisition transaction is subsequently consummated), in which case MobileIron will concurrently with the consummation of such acquisition transaction, pay to Ivanti an amount equal to $30.45 million.
For purposes of the MobileIron termination fee, all references to “20%” in the definition of “acquisition transaction” will be deemed to be references to “50%.”
In addition, if the merger agreement is validly terminated pursuant to the Board recommendation change termination right or the superior proposal termination right, then MobileIron must pay to Ivanti the MobileIron termination fee either (i) if terminated pursuant to the Board recommendation change termination right, promptly (and in any event within two business days) following such termination or (ii) if terminated pursuant to the superior proposal termination right, substantially concurrently with such termination.
Ivanti Termination Fee
MobileIron will be entitled to receive $65.25 million in cash (which we refer to as the “Ivanti termination fee”) from Ivanti if the merger agreement is terminated by MobileIron pursuant to the financing failure termination right, in which case Ivanti must pay MobileIron the Ivanti termination fee within two business days after such termination.
Directors’ and Officers’ Indemnification and Insurance
The merger agreement provides that, from and after the effective time of the merger, each of Ivanti and the surviving corporation shall, jointly and severally, indemnify and hold harmless, to the fullest extent permitted under applicable Law (and each of Ivanti and the surviving corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law), each present and former director, officer and employee of MobileIron and its subsidiaries (the “indemnified parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger, including the transactions contemplated by the merger agreement, to the fullest extent that MobileIron would have been permitted under applicable law.
Ivanti and Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger (and rights for advancement of expenses), whether asserted or claimed prior to, at or after the effective time of the merger, in favor of any indemnified party as provided in (i) MobileIron's certificate of incorporation, (ii) MobileIron’s bylaws, (iii) the respective comparable organizational documents of MobileIron’s subsidiaries, and (iv) any indemnification or other agreements of MobileIron or any of its subsidiaries as in effect on the date of the merger agreement will survive the merger and will continue in full force and effect in accordance with their terms until the expiration of the applicable statute of limitations with respect to any claims or potential claims against such directors, officers or employees arising out of such acts or omissions (and until such later date as such claims and any proceedings arising therefrom are finally disposed of) or such later date as is provided pursuant to the terms thereof, and from and after the effective time of the merger, Ivanti will comply with and honor, and will cause the surviving corporation to comply with and honor, the foregoing obligations. From and after the effective time of the merger, Ivanti and the surviving corporation will not amend, repeal or otherwise modify the charter, the bylaws or the respective comparable organizational documents of MobileIron’s subsidiaries in any manner that could reasonably be expected to adversely affect the rights thereunder of any such director, officer or employee with respect to their acts or omissions occurring at or prior to the effective time of the merger.

In addition, during the period commencing at the effective time of the merger and ending on the sixth anniversary of the effective time of the merger, the surviving corporation will (and Ivanti will cause the surviving corporation to) maintain in effect MobileIron’s current directors’ and officers’ liability insurance (the “D&O insurance”) in respect of acts or omissions occurring at or prior to the effective time of the merger on terms that are equivalent to those of the D&O insurance. In satisfying its obligations pursuant the merger agreement, the surviving corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by MobileIron for coverage for its last full fiscal year (such 300% amount, the “maximum annual premium”). If the annual premiums of such insurance coverage exceed the maximum annual premium, then the surviving corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the maximum annual premium from an insurance carrier with the same or better credit rating as MobileIron’s current directors’ and officers’ liability insurance carrier. Prior to the effective time of the merger, MobileIron may purchase a prepaid “tail” policy with respect to the D&O insurance from an insurance carrier with the same or better credit rating as MobileIron’s current directors’ and officers’ liability insurance carrier so long as the annual cost for such “tail” policy does not exceed the maximum annual premium. If MobileIron elects to purchase such a “tail” policy prior to the effective time of the merger, the surviving corporation will (and Ivanti will cause the surviving corporation to) maintain such “tail” policy and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.
If Ivanti or the surviving corporation (i) consolidates with or merge into any other person and will not be the continuing or surviving company or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then proper provision must be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, assumes the obligations set forth above relating to the indemnified person.
For more information, please see the section entitled “Proposal 1: Proposal to Adopt the Merger Agreement—Interests of our Named Executive Officers and Directors in the Merger.”
Expenses
Except as otherwise provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such cost or expense.
Sole and Exclusive Remedy
Subject to the terms of the merger agreement (and the limitations set forth therein), Ivanti’s payment of the Ivanti termination fee to the extent owed in accordance with the merger agreement, if at all, will be the only monetary damages payable by Ivanti, Merger Sub or any of their affiliates for breaches under the merger agreement, the limited guaranty, the equity commitment letter, any other agreement executed in connection with the merger agreement and the transactions contemplated therein, the termination of the merger agreement, the failure to consummate the merger or any claims or actions under applicable law arising out of any such breach, termination or failure, subject to the limitations described in this paragraph. Upon payment of such amount, (1) none of (a) Ivanti, Merger Sub or the guarantors under the limited guaranty; or (b) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, financing sources, affiliates (other than Ivanti, Merger Sub or the guarantors), members, managers, general or limited partners, stockholders and assignees of each of Ivanti, Merger Sub and the guarantors will have any further liability or obligation to MobileIron relating to or arising out of the merger agreement, the equity commitment letter, the limited guaranty, any other agreement executed in connection with the merger agreement or the transactions contemplated therein (except that the applicable parties will remain obligated with respect to the limited guaranty, the confidentiality agreement, and any willful breach by Ivanti or Merger Sub of any of their representations, warranties, covenants or agreements contained in the merger agreement); and (2) neither MobileIron or any other person will be entitled to bring or maintain any claim, action or proceeding against Ivanti, Merger Sub or any Ivanti subsidiary arising out of the merger agreement, the equity commitment letter, the limited guaranty, any agreement executed in connection with the merger agreement and the transactions contemplated therein on any matters forming the basis for such termination (except that the applicable parties and any Ivanti subsidiary will remain obligated with respect to, the limited guaranty, the confidentiality agreement, and any willful breach by Ivanti or Merger Sub of any of their representations, warranties, covenants or agreements contained in the merger agreement). Other than the guarantors’ obligations under the limited guaranty and equity commitment letter and other than the obligations of Ivanti and Merger Sub to the extent expressly provided by the merger agreement, in no event will any Ivanti subsidiary or any other person other than the guarantors, Ivanti and Merger Sub have any liability for monetary damages to MobileIron or any other Person (including any MobileIron related parties) relating to or arising out of the merger agreement, the merger, the limited guaranty, the equity commitment letter, or the transactions contemplated therein (except that this sentence shall not apply in any respect to matters relating to the confidentiality agreement).
MobileIron’s payment of the MobileIron termination fee, to the extent owed, will be the only monetary damages of Ivanti and Merger Sub and each of their respective affiliates may recover from (a) MobileIron and any of its affiliates; and (b) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, stockholders and assignees of each of MobileIron and its affiliates (the persons in clauses (a) and (b) we refer to collectively as the “MobileIron related parties”) in respect of the merger agreement, any agreement executed in connection with the merger agreement and the transactions contemplated therein, the termination of the merger agreement, the failure to consummate the merger or any claims or actions under applicable law arising out of any such breach, termination or failure, and upon payment of such amount, (1) none of the MobileIron related parties will have any further liability or obligation to Ivanti or Merger Sub relating to or arising out of merger agreement, any agreement executed in connection with the merger agreement or the transactions contemplated therein or any matters forming the basis of such termination (except that the parties will remain obligated with respect to, the confidentiality agreement, and certain limited provisions of the merger agreement); and (2) none of Ivanti, Merger Sub or any other person will be entitled to bring or maintain any claim, action or proceeding against MobileIron or any MobileIron related party arising out of the merger agreement, any agreement executed in connection with the merger agreement or the transactions contemplated therein or any matters forming the basis for such termination (except that the parties will remain obligated with respect to, and MobileIron and its subsidiaries may be entitled to remedies with respect to, the confidentiality agreement, and certain limited provisions of the merger agreement). Under no circumstances will the collective monetary damages payable by MobileIron for breaches under the merger agreement (taking into account the payment of the MobileIron termination fee pursuant to the merger agreement) exceed the MobileIron termination fee in the aggregate for all such breaches (and any indemnification pursuant to the merger agreement) (the “MobileIron liability limitation”).
Specific Performance
MobileIron and Ivanti have agreed that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached. The parties have agreed that, subject to certain specified limitations in the merger agreement, they will be entitled to injunctions or other specific performance or equitable relief to prevent breaches and enforce the terms of the merger agreement, the equity commitment letter or the guaranty, in addition to any other remedy to which such party is entitled. If, prior to the termination date of the merger agreement, any party seeks or brings an action for specific performance of the merger agreement by any other party or any guarantor, the termination date shall automatically be extended until resolution of such action and all related actions (including any appeals) or by such other time period established by the court presiding over such action. Notwithstanding the foregoing, prior to a valid termination of the merger agreement, MobileIron will be entitled to obtain an injunction, specific performance or other equitable remedy to enforce Ivanti’s and Merger Sub’s obligation to consummate the merger and the other transactions contemplated by the merger agreement only in the event that each of the following conditions has been satisfied: (i) all of the mutual closing conditions and all of the conditions precedent to Parent’s and Merger Sub’s obligations (other than those conditions that by their terms are to be satisfied at the closing, each of which must be capable of being satisfied at the closing) have been satisfied at the time the closing would have occurred and remain satisfied, (ii) the debt financing or alternative debt financing has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the closing if the equity financing is funded at the closing, and (iii) MobileIron has irrevocably confirmed in writing to Ivanti that if specific performance is granted and the debt financing (or alternative debt financing) and the equity financing are funded, then the closing will occur.
In addition, although MobileIron may pursue both specific performance and monetary damages, under no circumstances will MobileIron be permitted or entitled to receive both specific performance that compels Ivanti and Merger Sub to effect the merger and monetary damages. Nothing in in the provisions summarized above, however, will limit MobileIron from being paid monetary damages if (i) specific performance (other than with respect to compelling Iventi and Merger Sub to effect the merger and the merger is actually effected) is received but the merger nonetheless never occurs or (ii) specific performance is sought to compel Ivanti and Merger Sub to consummate the merger but such specific performance is not received and the merger is not consummated.
Amendments
The merger agreement may be amended by a written agreement of the parties with respect to any of the terms contained in the merger agreement, prior to the effective time of the merger; provided, however, that no amendment may be made following the receipt of the requisite stockholder approval unless, to the extent required by DGCL, such amendment, modification or supplement is approved by MobileIron stockholders, and provided further that the provisions relating to the financing sources in the merger agreement may not be amended, modified or altered without the prior written consent of the debt financing sources.
Governing Law
The merger agreement will be governed by and construed in accordance with the laws of the State of Delaware.

PROPOSAL 2: PROPOSAL TO APPROVE, ON AN ADVISORY BASIS,
THE MERGER-RELATED COMPENSATION
“Golden Parachute” Compensation
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation which each of the MobileIron’s named executive officers (the “NEOs”) may receive that is based on or that otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation. The “golden parachute” compensation payable to MobileIron’s NEOs is subject to a non-binding, advisory vote of the MobileIron stockholders.
The table below sets forth an estimate of the approximate values of “golden parachute” compensation that may become payable to our NEOs in connection with the merger as described in this proxy statement. The table assumes that the closing of the merger will occur on November 23, 2020, and that, immediately following closing, each NEO will receive the severance payments and benefits that would be provided upon a qualifying termination of employment. The amounts set forth in the table attributable to the vesting of the NEO’s unvested equity awards are based on the $7.05 per share merger consideration. The amounts set forth in the table have not been reduced to reflect applicable withholding taxes. As a result of these assumptions and estimates, and the additional assumptions and estimates described in the footnotes accompanying this table, the actual amounts, if any, that a NEO receives may materially differ from the amounts set forth in the below table. For a narrative description of the terms and conditions applicable to the payments quantified in the table below, see “Proposal 1: Proposal to Adopt the Merger Agreement— Interests of our Named Executive Officers and Directors in the Merger” beginning on page 51.
Name and Principal Position	Cash ($)(1)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)	Other ($)	Total ($)
Simon Biddiscombe President and Chief Executive Officer	1,066,901	7,447,250	40,062	—	—	8,554,213
Scott Hill Chief Financial Officer	633,906	4,000,144	28,437	—	—	4,662,487
Christof Baumgaertner Chief Revenue Officer	371,166	1,608,281	20,265	—	—	1,999,712
Brian Foster Senior Vice President, Product Management	556,258	2,861,323	30,859	—	—	3,448,440
(1)
The estimated amount listed in this column for each NEO represents the aggregate value of cash severance of 12 months of the executive’s base salary (in the case of Mr. Biddiscombe, 12-months of his base salary plus his target annual cash bonus amount), payable in the 12 months following the termination, that such named executive officer would be entitled to receive from the Company under our Severance Plan (or in the case of Mr. Biddiscombe, the Employment Agreement) upon a “double trigger” qualifying termination, where the NEO’s employment is terminated by the Company without cause, or by the NEO for good reason or constructive termination during the time period commencing three months before the effective time of the merger and ending on the date that is 12 months after the effective time of the merger (the terms “cause,” “good reason,” and “constructive termination” are each in the Severance Plan or the Employment Agreement, as applicable), subject to the NEO’s execution of a general release of claims. For additional information, see the section entitled “The Merger—Interests of Certain Persons in the Merger—Change in Control Agreements” beginning on page 54.

(2)
Each NEO other than Mr. Baumgaertner is a participant in our annual Executive Bonus Plan for fiscal year 2020. On September 26, 2020, our Board approved amendments to the Executive Bonus Plan by bifurcating the plan into two bonus plans, a Nine-Month Plan and a Three-Month Plan. The Nine-Month Plans provides that 75% of a participant’s full bonus entitlement under the Executive Bonus Plan will be calculated based on the greater of (A) performance at target level from January 1, 2020 through September 30, 2020 and (B) actual performance during such period. The Three-Month Plans provide that 25% of a participant’s full bonus entitlement under the Executive Bonus Plan will be calculated based on the greater of (A) performance at target levels from October 1, 2020 through the earlier of December 31, 2020 and the effective time of the merger and (B) actual performance during such period. An NEO who is terminated by the Company without cause or who resigns due to a constructive termination, in each case, prior to February 28, 2021, will remain entitled to payment of any such bonus. For additional information, see the section entitled “The Merger—Interests of Certain Persons in the Merger— Company Stock-Settled Bonus Plan” beginning on page 53.

(3)
Pursuant to the terms of the change in control agreements, each outstanding Company equity award held by the NEOs will immediately vest upon a “double trigger” qualifying termination, where the NEO’s employment is terminated by the Company without cause, or by the NEO for good reason or constructive termination during the time period commencing three months before the effective time of the merger and ending on the date that is twelve months after the effective time of the merger (the terms “cause,” “good reason,” and

“constructive termination” are each defined in the Severance Plan or the Employment Agreement, as applicable) as described in the section entitled “The Merger—Interests of Certain Persons in the Merger—Change in Control Agreements” beginning on page 54.
For purposes of this note and the table above, the value of the unvested Company RSU and Company PSU awards is calculated using the merger consideration of $7.05 per share multiplied by the number of shares of our common stock subject to the Company RSU or Company PSU awards, and the value of the unvested Company Options is calculated by multiplying (i) the difference between $7.05 and the exercise price of the Company Option, by (ii) the number of unvested shares subject to the Company Option. For purposes of this disclosure, the number of shares of our common stock subject to each Company PSU is assumed to vest at the target level of performance.
Each of our NEOs holds Company PSUs that are subject to single-trigger vesting acceleration if a change of control transaction occurs prior to the later of December 31, 2020 or the termination of the merger agreement. Pursuant to the terms of the Company PSUs, upon the consummation of the merger, the performance goals will be deemed satisfied at target, and, notwithstanding the service-based vesting schedule, 50% of the total target number of Company PSUs will become vested immediately prior to the completion of the merger and treated as Vested PSUs. For additional information, see the section entitled “The Merger—Interests of Certain Persons in the Merger— Acceleration of Company PSU Awards” beginning on page 53.
(4)
This column includes, for each NEO, (i) except in the case of Mr. Baumgaertner, the estimated amount of the NEO’s COBRA premiums for health insurance for one year (in the case of Mr. Biddiscombe, 18 months), and (ii) payout of accrued vacation. In the case of continued medical benefits, payments will be made where the NEO’s employment is terminated by the Company without cause, or by the NEO for good reason or constructive termination during the time period commencing three months before the effective time of the merger and ending on the date that is twelve months after the effective time of the merger (the terms “cause,” “good reason,” and “constructive termination” are each defined in the Severance Plan or the Employment Agreement, as applicable) as described in the section entitled “The Merger—Interests of Certain Persons in the Merger—Change in Control Agreements” beginning on page 54. The NEO would receive a payout of accrued vacation upon any termination of employment. Mr. Baumgaertner is not entitled to continued healthcare benefits upon termination.

Advisory Vote on Merger-Related Compensation
In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a vote on a non-binding, advisory basis, on the compensation that may be paid or become payable to our NEOs that is based on or otherwise relates to the merger. As required by those rules, we are asking our stockholders to vote on the adoption of the following resolution:
RESOLVED, that the stockholders of MobileIron, Inc. hereby approve, on a non-binding, advisory basis, specified compensation to be paid or that may become payable by MobileIron to its named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the proxy statement entitled “Proposal 2: Proposal to Approve, on an Advisory Basis, the Merger-Related Compensation—‘Golden Parachute’ Compensation” and “Proposal 1: Proposal to Adopt the Merger Agreement— Interests of our Named Executive Officers and Directors in the Merger.”
The vote on the compensation that may be paid or become payable to our NEOs that is based on or otherwise relates to the merger is a vote separate and apart from the vote to approve the merger. Accordingly, you may vote to approve the merger-related compensation and vote not to approve the merger or vice versa. The approval of the merger-related compensation is not a condition to the closing of the merger. In addition, because the vote to approve the merger-related compensation is advisory only, it will not be binding on us or Ivanti or its affiliates. Accordingly, because we are contractually obligated to pay the compensation, if the merger is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote.
The affirmative vote of a majority of the votes cast on the matter by holders of our common stock present, in person or represented by proxy, at the special meeting will be required to approve the non-binding, advisory resolution on “golden parachute” compensation that will or may be paid or become payable to our named executive officers in connection with the merger.
THE MOBILEIRON BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2

PROPOSAL 3: PROPOSAL TO APPROVE ADJOURNMENT OF THE MEETING
We are asking you to approve a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If stockholders approve this proposal, we can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we received proxies representing a sufficient number of votes against the merger proposal such that the merger proposal would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of the merger proposal. Additionally, we may seek stockholder approval to adjourn the special meeting if a quorum is not present. The approval of the adjournment of the special meeting is not a condition to the closing of the merger.
The affirmative vote of a majority of the votes cast on the matter by holders of our common stock present, in person or represented by proxy, at the special meeting will be required to approve the adjournment proposal. In addition, our bylaws permit the chairman of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting.
THE MOBILEIRON BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of MobileIrons’s common stock as of October 23, 2020 by: (i) each director and nominee for director; (ii) each of the named executive officers; (iii) all executive officers and directors of MobileIron as a group; and (iv) all those known by MobileIron to be beneficial owners of more than five percent of its common stock.
	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders:
Lynrock Lake LP 2 International Drive, Suite 130 Rye Brook, NY 10573(2)	12,666,666	10.60%
Entities affiliated with Storm Ventures 2440 Sand Hill Road, Suite 301 Menlo Park, CA 94025(3)	8,766,581	7.33%
Altai Capital Management, LP 4675 MacArthur Court, Suite 590 Newport Beach, CA 92660(4)	7,950,075	6.65%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(5)	6,885,849	5.76%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055(6)	6,854,259	5.73%
Named Executive Officers and Directors:
Simon Biddiscombe(7)	966,679	*
Scott Hill(8)	335,785	*
Sohail Parekh(9)	0
Christof Baumgaertner(10)	260,044	*
Brian Foster(11)	160,770	*
Gregory Randolph(12)	0
Rishi Bajaj(13)	7,959,504	6.66%
Jessica Denecour(14)	115,201	*
Anjali Joshi(15)	19,578	—
Kenneth Klein(16)	145,657	*
Tae Hea Nahm(17)	8,992,747	7.52%
James Tolonen(18)	338,301	*
All current executive officers and directors as a group (12 persons)(19).	19,294,266	16.14%
*	Less than one percent
(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 119,548,879 shares outstanding on October 23, 2020 adjusted as required by rules promulgated by the SEC. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon settlement of restricted stock units held by the respective person or group that will vest within 60 days of October 23, 2020 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of October 23, 2020. Except as otherwise noted below, the address for persons listed in the table is c/o MobileIron, Inc., 490 East Middlefield Road Mountain View, California 94043.

(2)
As reported on a Schedule 13G/A filed on April 6, 2020. Consists of 12,666,666 shares held by Lynrock Lake Master Fund LP (“Lynrock Lake Master”). Lynrock Lake LP (the “Investment Manager”) is the investment manager of Lynrock Lake Master, and pursuant to an investment management agreement, the Investment Manager has been delegated full voting and investment power over securities of the Issuer held by Lynrock Lake Master. Cynthia Paul, the Chief Investment Officer of the Investment Manager and Sole Member of Lynrock Lake Partners LLC, the general partner of the Investment Manager, may be deemed to exercise voting and investment power over securities of the Issuer held by Lynrock Lake Master.

(3)
As reported on a Form 4 filed on August 4, 2020. Consists of (i) 7,538,594 shares held by Storm Ventures Fund III, L.P (“SV III”), (ii) 412,352 shares held by Storm Ventures Affiliates Fund, III, L.P. (“SVA III”), (iii) 233,534 shares held by Storm Ventures Principals

Fund III, L.L.C. (“SVP III”) and (iv) 582,101 shares held by Storm Ventures Fund IV, L.P.(“SV IV”). Storm Venture Associates III, L.L.C. (“SVA LLC”) is the general partner of SV III and SVA III and the managing member of SVP III and, as such, may be deemed to have shared power to vote and dispose of the shares held by each such fund. Storm Venture Associates IV, L.L.C. (“SVA IV”) is the general partner of SV IV and, as such, may be deemed to have shared power to vote and dispose of the shares held by such fund. Ryan Floyd, M. Alex Mendez, Tae Hea Nahm and Sanjay Subhedar are the managing members of each of SVA LLC and SVA IV and, as such, may be deemed to be beneficial owners and to have shared power to vote and dispose of the shares held by each of SV III, SVA III, SVP III, and SV IV (collectively with SVA LLC and SVA IV, the “Storm Ventures Entities”).
(4)
As reported on a Schedule 13G/A filed on April 15, 2020. All 7,950,075 shares of Common Stock beneficially owned by Altai Capital Management, L.P., Altai Capital Management, LLC and Mr. Rishi Bajaj with respect to Common Stock are held for the account of Altai Capital Osprey, LLC, a Delaware limited liability company (“Osprey”) and accounts separately managed by Altai Capital Management, L.P. Each of Altai Capital Management, L.P., Altai Capital Management, LLC and Mr. Rishi Bajaj may be deemed to have voting and dispositive power over the Common Stock held for the account of each of Osprey and the separately managed accounts.

(5)
As reported on a Schedule 13G filed on February 11, 2020. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 191,371 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 14,422 shares as a result of its serving as investment manager of Australian investment offerings.

(6)	As reported on a Schedule 13G filed on February 7, 2020.
(7)
Consists of (i) 536,783 shares held directly by Mr. Biddiscombe, (ii) 92,813 restricted stock units expected to vest within 60 days after October 23, 2020 and (iii) 337,083 shares issuable to Mr. Biddiscombe pursuant to stock options exercisable within 60 days after October 23, 2020.

(8)
Consists of (i) 202,973 shares held directly by Mr. Hill, (ii) 42,187 restricted stock units expected to vest within 60 days after October 23, 2020 and (iii) 90,625 shares issuable to Mr. Hill pursuant to stock options exercisable within 60 days after October 23, 2020.

(9)	Mr. Parekh resigned from the Company effective as of July 24, 2020 and has no holdings in MobileIron.
(10)
Consists of (i) 178,438 shares held directly by Mr. Baumgaertner, (ii) 45,000 restricted stock units expected to vest within 60 days after October 23, 2020 and (iii) 36,606 shares issuable to Mr. Baumgaertner pursuant to stock options exercisable within 60 days after October 23, 2020.

(11)
Consists of (i) 73,688 shares held directly by Mr. Foster, (ii) 27,187 restricted stock units expected to vest within 60 days after October 23, 2020 and (iii) 59,895 shares issuable to Mr. Foster pursuant to stock options exercisable within 60 days after October 23, 2020.

(12)	Mr. Randolph resigned from the Company effective as of March 17, 2020 and has no holdings in MobileIron.
(13)
Consists of (i) shares listed in footnote (4) above, which are held by Altai Capital Management, L.P. Mr. Bajaj, one of our directors, is President and Chief Investment Officer of Altai Capital Management, L.P., and, as such, may be deemed to be the beneficial owner and to have shared power to vote and dispose of the shares held by Altai Capital Management, L.P and (ii) 9,429 shares held directly by Mr. Bajaj.

(14)	Consists of 115,201 shares held directly by Ms. Denecour.
(15)	Consists of 19,578 shares held directly by Mr. Joshi.
(16)	Consists of 145,657 shares held by The Kenneth & Natalie Klein Revocable Trust U/A 9/23/04, of which Mr. Klein is a co-trustee.
(17)
Consists of (i) shares listed in footnote (3) above, which are held by the Storm Ventures entities, (ii) 158,781 shares held by Mr. Nahm and (iii) 67,385 shares issuable to Mr. Nahm pursuant to stock options exercisable within 60 days after October 23, 2020. Mr. Nahm, one of our directors, is a managing member of Storm Venture Associates III, L.L.C. and Storm Ventures Associates IV, L.L.C., and, as such, may be deemed to be the beneficial owner and to have shared power to vote and dispose of the shares held by the Storm Ventures Entities.

(18)
Consists of (i) 172,518 shares held by James R. Tolonen and Ginger Tolonen TTEE Tolonen Family Trust Uad 9/26/96, of which Mr. Tolonen is a co-trustee and (ii) 165,783 shares issuable pursuant to stock options exercisable within 60 days after October 23, 2020.

(19)	Includes (i) 207,187 restricted stock units expected to vest within 60 days after October 23, 2020 and (ii) October 757,377 shares subject to options exercisable within 60 days after October 23, 2020.

SUBMISSION OF STOCKHOLDER PROPOSALS
If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of MobileIron. However, if the merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.
MobileIron will hold an annual meeting of stockholders in 2021 only if the merger has not already been completed.
To be considered for inclusion in next year’s proxy materials, stockholder proposals must be submitted in writing by December 30, 2020 to MobileIron’s Secretary at 490 East Middlefield Road, Mountain View, CA 94043 and comply with the requirements in the Company’s bylaws and all applicable requirements of Rule 14a-8 promulgated under the Exchange Act, provided, however, that if our 2021 annual meeting of stockholders is held before May 24, 2021 or after July 23, 2021, then the deadline is a reasonable amount of time prior to the date we begin to print and distribute our proxy statement for the 2021 annual meeting of stockholders. If you wish to submit a proposal that is to be included in next year’s proxy materials or nominate a director, you must do so no later than March 25, 2021 and not earlier than February 23, 2021, provided, however, that if our 2021 annual meeting of stockholders is held before May 24, 2021 or after July 23, 2021, then your proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
STOCKHOLDERS SHARING THE SAME ADDRESS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are MobileIron, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or MobileIron, Inc. Direct your written request to Investor Relations, MobileIron, Inc., 490 East Middlefield Road, Mountain View, CA 94043 or contact Kimberly Canigiula at (650) 282-7558. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
No business may be transacted at the special meeting other than the matters set forth in the notice of special meeting accompanying this proxy statement, and we currently know of no other business that will be presented for consideration at the special meeting. Nevertheless, the enclosed proxy confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Exchange Act, including matters that the Board does not know, a reasonable time before proxy solicitation, are to be presented at the meeting. If any of these matters are presented at the meeting, then the proxies named in the enclosed proxy card will vote in accordance with their discretion.

WHERE YOU CAN FIND MORE INFORMATION
MobileIron files annual, quarterly and current reports, proxy statements and other information with the SEC.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following MobileIron filings with the SEC are incorporated by reference:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 6, 2020;
•	Definitive Proxy Statement for the Company’s Annual Meeting filed on April 29, 2020;
•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 1, 2020 and July 31, 2020, respectively; and
•	Current Reports on Form 8-K filed on February 14, 2020, March 4, 2020, March 12, 2020, March 18, 2020, April 15, 2020, June 26, 2020, July 23, 2020, July 31, 2020 and September 28, 2020.
Notwithstanding the above, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly and current reports, proxy statements and other information.
You may obtain copies of any of these filings by contacting MobileIron as described below, or by accessing the SEC’s website. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:
Corporate Secretary, MobileIron, Inc.
490 East Middlefield Road
Mountain View, CA 94043
Attention: Corporate Secretary
If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through the “Investor Relations” section of our website, www.mobileiron.com. The information included on our website is not incorporated by reference into this proxy statement.
If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street - 22nd Floor
New York, New York 10005
Stockholders call toll-free: (877) 732-3621
Banks and brokers call collect: (212) 269-5550
Email: mobl@dfking.com

MISCELLANEOUS
MobileIron has supplied all information relating to MobileIron, and Ivanti has supplied, and MobileIron has not independently verified, all of the information relating to Ivanti and Merger Sub contained in this proxy statement.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 26, 2020. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

ANNEX A
EXECUTION COPY
Confidential
AGREEMENT AND PLAN OF MERGER

by and among

IVANTI, INC.

OAHU MERGER SUB, INC.

and

MOBILEIRON, INC.

Dated as of September 26, 2020

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of September 26, 2020, by and among Ivanti, Inc., a Delaware corporation (“Parent”), Oahu Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and MobileIron, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.
RECITALS
A. The Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (collectively with the other transactions contemplated by this Agreement, the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iii) resolved to recommend that the Company Stockholders adopt this Agreement and approve the Merger in accordance with the DGCL.
B. Each of the board of directors of Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.
C. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered (i) a guaranty (the “Guaranty”) from each of Icon Software Partners, L.P., a Delaware limited partnership, Icon Software Partners B, L.P., a Delaware limited partnership, TA XIII-A, L.P., a Delaware limited partnership, TA XIII-B, L.P., a Delaware limited partnership, and TA Investors XIII, L.P., a Delaware limited partnership (the “Guarantors”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement and (ii) a commitment letter between Parent and the Guarantors, pursuant to which the Guarantors have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein (collectively with all exhibits, schedules, annexes and amendments thereto, the “Equity Commitment Letter”).
D. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:
ARTICLE I.
DEFINITIONS & INTERPRETATIONS
1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:
(a) “Acceleration Provision” means an individual’s right to receive accelerated vesting of any outstanding Company RSU, Company PSU or Company Option as set forth in an individual employment agreement or pursuant to the MobileIron, Inc. Severance Benefit Plan, in each case as set forth in Section 1.1(a) of the Company Disclosure Letter.

(b) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement; or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and Representatives named therein) that receive material non-public information of or with respect to the Company to keep such information confidential; provided, however, that, in the case of clause (ii), the provisions contained therein are no less restrictive in any material respect to such counterparty (and any of its Affiliates and Representatives named therein) than the terms of the Confidentiality Agreement (it being understood with respect to both clause (i) and clause (ii) that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal and that such agreement may permit the counterparty thereto to provide to its potential financing sources and Representatives any information provided to such counterparty).
(c) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.
(d) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
(i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other Person(s), of securities representing (or convertible into) more than 20% of the total outstanding voting power of the Company or Company Common Stock after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning (or having the right to convert into) more than 20% of the total outstanding voting power of the Company or Company Common Stock after giving effect to the consummation of such tender or exchange offer;
(ii) any direct or indirect purchase, license or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 20% of the consolidated assets, revenue or net income of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or
(iii) any merger, consolidation, business combination, recapitalization, reorganization, or other transaction involving the Company pursuant to which any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing (or convertible into) more than 20% of the total outstanding voting power of the Company or Company Common Stock (or, in a merger in which the Company is a constituent corporation, of the surviving corporation or other surviving Person in such transaction) outstanding after giving effect to the consummation of such transaction.
(e) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.
(f) “Antitrust Law” means (i) the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other laws applicable to the Merger, whether in any domestic or foreign jurisdiction, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, or (ii) any laws applicable to the Merger designed or intended to screen, prohibit or regulate foreign investments based on public order or security criteria, the failure of which to comply (solely with respect to this subsection (ii)) would reasonably be expected to (a) have the effect of preventing the consummation of the Merger, or (b) have a material adverse effect on Parent, Merger Sub and their respective Subsidiaries.

(g) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company Group as of December 31, 2019 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2019.
(h) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Company is closed for business or the Federal Reserve Bank of San Francisco is closed.
(i) “Code” means the Internal Revenue Code of 1986, as amended.
(j) “Company Board” means the board of directors of the Company.
(k) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.
(l) “Company Common Stock” means the Common Stock, par value $0.0001 per share, of the Company.
(m) “Company Equity Plans” means the equity plans of the Company, which provide for the issuance of any Company Options, Company RSUs, Company PSUs or shares in respect of any Company Stock-Settled Bonus Plans, as set forth in Section 1.1(m) of the Company Disclosure Letter.
(n) “Company Group” means the Company and its Subsidiaries.
(o) “Company Intellectual Property” means any Intellectual Property that is owned by the Company Group.
(p) “Company Material Adverse Effect” means any change, event, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (A) is materially adverse to the business, financial condition or results of operations of the Company Group, taken as a whole; or (B) will prevent or materially impair the consummation by the Company of the Merger; provided, however, that, with respect to clause (A) only, none of the following, and no Effect arising out of or resulting from the following, by itself or when aggregated, will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):
(i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;
(ii) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;
(iii) changes in conditions in the industries in which the Company Group generally conducts business, including changes in conditions in the software industry;
(iv) changes in regulatory, legislative, governmental, political, labor or social conditions in the United States or any other country or region in the world, including matters arising from or relating to the 2020 United States presidential election and the results thereof, or any governmental shutdown;
(v) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;
(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, and other force majeure events in the United States or any other country or region in the world;
(vii) pandemics (including any escalation or general worsening of such pandemics since March, 2020);

(viii) any Effect resulting from the announcement of this Agreement or the pendency of the Merger (including the identity of Parent or any of its Affiliates), including the impact thereof on the relationships, contractual or otherwise, of the Company Group with employees, suppliers, customers, partners, vendors or any other third Person;
(ix) the compliance by any Party with the terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with this Agreement;
(x) any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date hereof;
(xi) changes or proposed changes in GAAP or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing), including the implementation of any such changes made prior to the date of this Agreement;
(xii) changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);
(xiii) any failure, in and of itself, by the Company Group to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);
(xiv) the availability or cost of equity, debt or other financing to Parent or Merger Sub; and
(xv) any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Merger or any other transaction contemplated by this Agreement;
except, with respect to clauses (i), (ii), (iii), (iv), (v), (vi) and (xi), to the extent that such Effect has had a material and disproportionate adverse effect on the Company Group relative to other companies of a similar size operating in the industries in which the Company Group conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.
(q) “Company Options” means any options to purchase shares of Company Common Stock granted under any of the Company Equity Plans.
(r) “Company Preferred Stock” means the Preferred Stock, par value $0.0001 per share, of the Company.
(s) “Company PSUs” means any performance stock units granted under any of the Company Equity Plans.
(t) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company Group.
(u) “Company RSUs” means any restricted stock units granted under any of the Company Equity Plans.
(v) “Company Stockholders” means the holders of shares of Company Capital Stock.
(w) “Company Stock-Settled Bonus Plans” means the Company’s 2020 9-Month Non-Executive Bonus Plan, 2020 9-Month Executive Bonus Plan, 2020 3-Month Non-Executive Bonus Plan and 2020 3-Month Executive Bonus Plan.
(x) “Compliant” means, with respect to the Required Financial Information, that (a) such Required Financial Information, does not contain any untrue statement of a material fact regarding the Company or any of its Subsidiaries or omit to state any material fact regarding the Company or any of its Subsidiaries necessary in order to make such Required Financial Information, in light of the circumstances under which the statements contained in the Required Financial Information are made, not misleading, (b) such Required Financial Information is compliant in all material respects with all requirements of Regulation S-X and Regulation S-K under the Securities Act applicable to offerings of debt securities on a registration statement on Form S-1 that are applicable to such Required Financial Information (other than such provisions for which compliance is not customary in a Rule 144A offering of high yield debt securities), and (c) the independent registered public accountants of the Company have consented to or otherwise authorized to the use of their audit opinions related to any audited financial statements included in such Required Financial Information and have confirmed they are prepared to issue customary comfort letters upon the “pricing” of the debt securities included in the Debt Financing and throughout the period ending on the last Business Day of the Marketing Period (subject to the completion by such accountants of customary procedures relating thereto).
(y) “Continuing Employees” means each individual who is an employee of the Company Group immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.
(z) “Contract” means any written contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement.
(aa) “DOJ” means the United States Department of Justice or any successor thereto.
(bb) “Environmental Law” means any applicable law or order relating to pollution, the protection of the environment (including ambient air, surface water, groundwater or land) or exposure of any Person with respect to Hazardous Substances or otherwise relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.
(cc) “ERISA” means the Employee Retirement Income Security Act of 1974.
(dd) “Exchange Act” means the Securities Exchange Act of 1934.
(ee) “FCPA” means the Foreign Corrupt Practices Act of 1977.
(ff) “FTC” means the United States Federal Trade Commission or any successor thereto.
(gg) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.
(hh) “Governmental Authority” means any government, governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal, arbitrator (public or private) or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.
(ii) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” including petroleum and petroleum products, polychlorinated biphenyls and friable asbestos.
(jj) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
(kk) “In-the-Money Company Options” means Company Options with an exercise price per share less than the Per Share Price.
(ll) “Indebtedness” means any of the following liabilities or obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith); (ii) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case to the extent drawn and not reimbursed); (iv) liabilities pursuant to non-real estate capitalized leases; (v) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (vi) deferred purchase price liabilities related to past acquisitions; (vii) payment obligations arising in connection with earnouts or other similar contingent payment obligations under Contracts providing for past acquisitions; (viii) liabilities arising from any breach of any of the foregoing; and (ix) indebtedness of others guaranteed by the Company Group or secured by any lien or security interest on the assets of the Company Group.
(mm) “Intellectual Property” means the rights associated with the following: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iii) trademarks, service marks, trade dress rights and similar designation of origin and rights therein (“Marks”); (iv) all rights in mask works, and all mask work registrations and applications therefor; (v) rights in trade secrets and confidential information; and (vi) any other intellectual property or proprietary rights or similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.
(nn) “IRS” means the United States Internal Revenue Service or any successor thereto.
(oo) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the individuals set forth on Section 1.1(oo)(A) of the Company Disclosure Letter, after reasonable inquiry of direct reports. “Knowledge” of Parent, with respect to any matter in question, means the actual knowledge of the individuals set forth on Section 1.1(oo)(B) of the Company Disclosure Letter, after reasonable inquiry of direct reports.
(pp) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, investigation (to the Knowledge of the Company, as used in relation to the Company) or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.
(qq) “Marketing Period” means the first period of fifteen (15) consecutive Business Days (provided that (1) if such period has not ended on or prior to December 18, 2020, then such fifteen (15) Business Day period shall commence no earlier than January 4, 2021 and (2) such period shall not be required to be consecutive to the extent it would include November 25, 2020 or November 27, 2020 (which dates set forth in this clause (2) shall be excluded for purposes of, but shall not reset, the period)) commencing on the later of (x) the date that Parent receives the Required Financial Information and the Required Financial Information is Compliant (the “Required Financial Information Delivery Date”) and (y) the date that the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing), during which period (a) such information is and remains Compliant and (b) nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.1 or Section 7.2 to fail to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing), assuming that the Closing Date were to be scheduled for any time during such period; it being understood and agreed that when the Company in good faith reasonably believes that it has delivered the Required Financial Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Required Financial Information Delivery Date shall be deemed to have occurred on the date specified in such notice, unless Parent in good faith reasonably believes that the Company has not completed delivery of the Required Financial Information and, within two (2) Business Days after receipt of such notice from the Company, Parent delivers a written notice to the Company to that effect (stating with specificity which Required Financial Information the Company has not delivered). Notwithstanding the foregoing, the (i) Marketing Period shall not commence and shall be deemed not to have commenced if, prior to the completion of such fifteen (15) consecutive Business Day period (A) the auditor for the Company and its Subsidiaries shall have withdrawn any audit opinion with respect to any audited financial statements contained in the Required Financial Information, in which case the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect thereto by the auditor or another independent public accounting firm reasonably acceptable to Parent, (B) the financial statements included in the Required Financial Information that are available to Parent on the first day of the Marketing Period would not be sufficiently current on any day during such period to satisfy the requirements of Rule 3-12 of Regulation S-X under the Securities Act (as defined below) to permit a registration statement of the Company using such financial statements to be declared effective by the SEC (as defined below) on the last day of such period, in which case the Marketing Period shall not be deemed to commence until the receipt by Parent of updated Required Financial Information that would be required under Rule 3-12 of Regulation S-X under the Securities Act to permit a registration statement of the Company using such financial statements to be declared effective by the SEC on the last day of such new period, (C) the Company, its Subsidiaries or any of its or their respective Affiliates issues a public statement indicating its intent to, or determine that it is required to, restate any financial statements of the Company included in the Required Financial Information or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period shall not be deemed to commence unless and until such restatement has been completed and the relevant financial statements included in the Required Financial Information have been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP, and (ii) the Marketing Period shall end on any earlier date prior to the expiration of the fifteen (15) consecutive Business Day period described above if the Debt Financing is consummated on such earlier date.
(rr) “Material Contract” means any of the following Contracts:
(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company Group, taken as a whole, and not otherwise specified in a sub-clause of this definition;
(ii) any material Contract with any of the 20 largest customers (excluding any channel partners and telecom carrier partners) of the Company Group, taken as a whole, determined on the basis of revenues attributable to such customers for the trailing 12-month period ending July 31, 2020 (the “Material Customers”);
(iii) any material Contract with any of the top ten vendors to the Company Group, taken as a whole, determined on the basis of expenditures by the Company Group, taken as a whole, for the trailing 12-month period ending July 31, 2020;
(iv) any material Contract with any of the top ten channel partners (who are not telecom carrier partners) of the Company Group, taken as a whole, determined on the basis of revenue received by the Company Group, taken as a whole, in respect of such channel partners for the trailing 12-month period ending July 31, 2020;
(v) any material Contract with any of the top ten telecom carrier partners (who are not channel partners) of the Company Group, taken as a whole, determined on the basis of revenue received by the Company Group, taken as a whole, in respect of such telecom carrier partners for the trailing 12-month period ending July 31, 2020;
(vi) any Contract containing any covenant or other provision (A) limiting the right of the Company Group to engage in any material line of business or to compete with any Person in any line of business that is material to the Company; (B) prohibiting the Company Group from engaging in any business with any Person or levying a fine, charge or other payment for doing so; or (C) containing and limiting the right of the Company Group pursuant to any “most favored nation” or “exclusivity” provisions, in each case of the above other than any such Contracts that (1) may be cancelled without material liability to the Company or its Subsidiaries upon notice of 90 days or less, or (2) are not material to the Company Group, taken as a whole;
(vii) any Contract (A) relating to the disposition or acquisition of assets by the Company Group with a value greater than $5,000,000 after the date hereof other than in the ordinary course of business; or (B) pursuant to which the Company Group will acquire any material ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company;
(viii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit or other Indebtedness, in each case in excess of $5,000,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) loans to Subsidiaries of the Company in the ordinary course of business; and (C) extensions of credit to customers in the ordinary course of business; and

(ix) any Contract that involves a joint venture entity, limited liability company or legal partnership (excluding, for avoidance of doubt, reseller agreements and other commercial agreements that do not involve the formation of an entity with any third Person).
(ss) “Nasdaq” means The Nasdaq Stock Market and any successor stock exchange.
(tt) “Offering Documents” means prospectuses, private placement memoranda, information memoranda and packages and lender and investor presentations, in connection with the Debt Financing.
(uu) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) liens imposed by applicable law (other than Tax law); (v) pledges or deposits to secure obligations pursuant to workers’ compensation laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade Contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use or value of the applicable property owned, leased, used or held for use by the Company Group; (viii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed as of the date hereof; (ix) licenses to Company Intellectual Property; (x) any other liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business, and that would not, individually or in the aggregate, have a material effect on the Company Group, taken as a whole; (xi) statutory, common law or contractual liens (or other encumbrances of any type) of landlords or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company Group; (xii) liens required under the Indebtedness of the Company or its Subsidiaries in existence as of the date hereof and delivered or made available to Parent prior to the date hereof, or incurred as expressly permitted under this Agreement, in each case as security for such Indebtedness, or (xiii) liens (or other encumbrances of any type) that could not reasonably be expected to have a Company Material Adverse Effect.
(vv) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(ww) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration.
(xx) “Required Financial Information” means (a) the audited consolidated balance sheets and consolidated statements of income and cash flows of the Company as of and for the fiscal year ended December 31, 2019, and if the Closing Date occurs after February 11, 2021 and the Marketing Period has not been completed prior to such date, the audited consolidated balance sheet and consolidated statements of income and cash flows of the Company for the fiscal year ended December 31, 2020, (b) unaudited consolidated balance sheets and statements of income, stockholders’ equity and cash flows of the Company as of and for each of the fiscal quarters that is not a fiscal year-end after the date of the most recent financial statements delivered pursuant to the foregoing clause (a) and ended at least 45 days before the Closing Date which unaudited quarterly financial statements have been reviewed by the Company’s independent auditors as provided in the procedures specified by AICPA AU-C Section 930, and (c) unaudited financial information and data derived from the historical books and records of the Company and its Subsidiaries that are reasonably requested by Parent in writing and required to permit Parent to prepare the pro forma combined balance sheet and the related consolidated statements of income and cash flows required pursuant to paragraph 5 of the Debt Commitment Letter as in effect as of the date hereof, and provided that Parent shall be solely responsible for the preparation of any pro forma financial statements and pro forma adjustments giving effect to the transactions contemplated hereby for use in connection with the Debt Financing.
(yy) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(zz) “SEC” means the United States Securities and Exchange Commission or any successor thereto.
(aaa) “Securities Act” means the Securities Act of 1933, as amended.
(bbb) “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.
(ccc) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel), taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing and whether such proposal is subject to a due diligence condition) and the identity of the Person making the proposal and other aspects of the Acquisition Proposal that the Company Board (or a committee thereof) deems relevant, would be, or is reasonably expected to be, in each case if consummated, more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger and the terms set forth in this Agreement (taking into account any binding offers to make revisions to this Agreement (including any price terms) and the other agreements contemplated by this Agreement made or proposed in writing by Parent in accordance with the timeframes set forth in Section 5.3). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”
(ddd) “Tax” means any United States federal, state, local and non-United States taxes, assessments and similar governmental charges and impositions in the nature of taxes (including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts).
(eee) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to or regarding the Merger or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any Other Required Company Filing or any other communications to the Company Stockholders, other than any Legal Proceedings among the Parties or with the Financing Sources related to this Agreement, the Guaranty, or the Equity Commitment Letter.
(fff) “Vested Company Option” means a Company Option that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time).

(ggg) “Vested Company PSU” means a Company PSU that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time).
(hhh) “Vested Company RSU” means a Company RSU that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time).
(iii) “WARN” means the United States Worker Adjustment and Retraining Notification Act and any similar foreign, state or local law, regulation or ordinance.
(jjj) “Willful Breach” means a material breach or failure to perform that is the consequence of an act or omission of a Party with the knowledge that such act or omission would, or would be reasonably expected to, cause a material breach of this Agreement, the Guaranty or the Debt Commitment Letter or the Equity Commitment Letter. For the avoidance of doubt, failure by Parent or Merger Sub to consummate the Merger when all of the conditions thereto (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived shall constitute a “Willful Breach” for purposes of this Agreement.
1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:
Term	Section Reference
Accelerating Option	2.8(c)(ii)
Accelerating Option Consideration	2.8(c)(ii)
Accelerating PSU	2.8(b)(ii)
Accelerating PSU Consideration	2.8(b)(ii)
Accelerating RSU	2.8(a)(ii)
Accelerating RSU Consideration	2.8(a)(ii)
Advisor	3.3(b)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Bonus Plan	6.11(d)
Bylaws	3.1
Capitalization Date	3.7(a)
Certificate of Merger	2.2
Certificates	2.9(c)
Charter	2.5(a)
Chosen Courts	9.11(a)
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(c)(i)
Company Disclosure Letter	Article III
Company Liability Limitation	8.3(f)(i)
Company Plans	6.11(a)
Company Related Parties	8.3(f)(i)
Company SEC Reports	3.9
Company Securities	3.7(c)

Term	Section Reference
Company Stockholder Meeting	6.4(a)
Company Termination Fee	8.3(b)(i)
Confidentiality Agreement	9.4
Consent	3.6
Copyrights	1.1(mm)
D&O Insurance	6.10(c)
Debt Financing	4.11(b)
DGCL	Recitals
Dissenting Company Shares	2.7(c)(i)
DTC	2.9(d)
Effect	1.1(p)
Effective Time	2.2
Electronic Delivery	9.14
Employee Plans	3.18(a)
Enforceability Limitations	3.2
Equity Commitment Letter	Recitals
Equity Financing	4.11(a)
ERISA Affiliate	3.18(a)
ESPP	2.8(a)
Exchange Fund	2.9(b)
Financing Sources	4.11(b)
Guarantors	Recitals
Guaranty	Recitals
Indemnified Parties	6.10(a)
International Employee Plans	3.18(a)
Intervening Event	5.3(d)(i)
IP Contracts	3.16(e)
Lease	3.14(b)
Leased Real Property	3.14(b)
Marks	1.1(mm)
Material Customers	1.1(rr)(ii)
Maximum Annual Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
Notice Period	5.3(d)(ii)(2)
Other Required Company Filing	6.3(b)
Owned Company Shares	2.7(a)(iii)
Option Consideration	2.8(c)
Parent	Preamble
Parent Related Parties	8.3(f)(i)
Party	Preamble
Patents	1.1(mm)
Payment Agent	2.9(a)
Per Share Price	2.7(a)(ii)
Permits	3.20
Proxy Statement	6.3(a)
Recent SEC Reports	Article III
Reimbursement Obligations	6.6(f)
Representatives	5.3(a)
Required Financial Information Delivery Date	1.1(qq)

Term	Section Reference
Requisite Stockholder Approval	3.4
RSU Consideration	2.8(a)
Sublease	3.14(c)
Surviving Corporation	Article II
Tax Returns	3.17(a)
Termination Date	8.1(c)
Trade Control Laws	3.26(a)(i)
Uncertificated Shares	2.9(c)
1.3 Certain Interpretations.
(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.
(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.
(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.
(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.
(i) When used herein, references to “ordinary course” or “ordinary course of business” will be construed to mean “ordinary course of business, consistent with past practices”.
(j) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in that Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time.
(k) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.
(l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1).
(n) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(o) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.
(p) The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of law or breach of Contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.
(q) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.
(r) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been posted to a virtual data room managed by the Advisor via a Merrill Datasite prior to 4:00 p.m. Pacific time on September 25, 2020.
ARTICLE II.
THE MERGER
2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”
2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).
2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 7:00 a.m. (Eastern Time), remotely by exchange of documents and signatures (or their electronic counterparts), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the second Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms can only be satisfied or waived at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. Notwithstanding the foregoing, subject to Article VIII, if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their terms can only be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions at such time), then the Closing shall instead occur on the date following the satisfaction or waiver of such conditions that is the earlier to occur of (a) any Business Day as may be specified by Parent on no less than two (2) Business Days’ prior notice to the Company and (b) subject to Section 8.1(c), one (1) Business Day following the final day of the Marketing Period. The date on which the Closing actually occurs is referred to as the “Closing Date.”
2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
2.5 Certificate of Incorporation and Bylaws.
(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.10(b), the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Charter”), will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation; provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation will be amended so that the name of the Surviving Corporation will be “MobileIron, Inc.”.
(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.10(b), the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.
2.6 Directors and Officers.
(a) Directors. At the Effective Time, the directors of Merger Sub as of immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.
(b) Officers. At the Effective Time, the officers of Merger Sub as of immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.
2.7 Effect on Capital Stock.
(a) Capital Stock. Unless otherwise mutually agreed by the Parties or by Parent and the applicable holder, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:
(i) each share of common stock, par value $0.0001 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;
(ii) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $7.05, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.
(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date hereof and prior to the Effective Time.
(c) Statutory Rights of Appraisal.
(i) Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7. Such Company Stockholders will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.9.
(ii) The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares. For purposes of this Section 2.7(c)(ii), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such demands but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.
2.8 Equity Awards.
(a) Company RSUs. Unless otherwise agreed to by the Parties, at the Effective Time, by virtue of the Merger, the Company RSUs that are unexpired, unexercised and outstanding as of immediately prior to the Effective Time shall be treated as follows:
(i) Vested Company RSUs. Each Vested Company RSU shall be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock subject to the Vested Company RSU, multiplied by (B) the Per Share Price, subject to any required withholding of Taxes (the “RSU Consideration”).
(ii) Accelerating RSUs. Each Company RSU that is not a Vested Company RSU but that is subject to an Acceleration Provision (an “Accelerating RSU”) shall be cancelled and automatically converted into the right to receive an amount in cash equal to the RSU Consideration the holder of the Accelerating RSU would have received had the Accelerating RSU been a Vested Company RSU (the

“Accelerating RSU Consideration”), provided that the payment of the Accelerating RSU Consideration shall be made at the same time(s) that the Accelerating RSUs would have vested in accordance with their terms and will remain subject to the holder of the Accelerating RSUs remaining in continuous service with Parent, the Surviving Corporation or any of its Subsidiaries through each such vesting date (provided that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the Merger shall continue to apply to the Accelerating RSU Consideration). The holder of the Accelerating RSU must execute and allow to become effective an Accelerating RSU Agreement in a form that is reasonably agreed to, before the Closing, by the Company and Parent.
(iii) Unvested Company RSUs. Each Company RSU that is not a Vested Company RSU or an Accelerating RSU shall be cancelled for no consideration effective as of the Effective Time (but subject to the consummation of the Merger).
(b) Company PSUs. Unless otherwise agreed to by the Parties, at the Effective Time, by virtue of the Merger, the Company PSUs that are unexpired, unexercised and outstanding as of immediately prior to the Effective Time shall be treated as follows:
(i) Vested Company PSUs. Each Vested Company PSU, including the portion of any Company PSU that would have accelerated by its terms upon a change in control during the relevant performance period, shall be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the maximum number of target shares of Company Common Stock subject to the Vested Company PSU, multiplied by (B) the Per Share Price, subject to any required withholding of Taxes (the “PSU Consideration”).
(ii) Accelerating PSUs. Each Company PSU that is not a Vested Company PSU but that is subject to an Acceleration Provision (an “Accelerating PSU”) shall be cancelled and automatically converted into the right to receive an amount in cash equal to the PSU Consideration the holder of the Accelerating PSU would have received had the Accelerating PSU been a Vested Company PSU (the “Accelerating PSU Consideration”), provided that the payment of the Accelerating PSU Consideration shall be made at the same time(s) that the Accelerating PSUs would have vested in accordance with their terms and will remain subject to the holder of the Accelerating PSUs remaining in continuous service with Parent, the Surviving Corporation or any of its Subsidiaries through each such vesting date (provided, that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the Merger shall continue to apply to the Accelerating PSU Consideration). The holder of the Accelerating PSU must execute and allow to become effective an Accelerating PSU Agreement in a form that is reasonably agreed to, before the Closing, by the Company and Parent.
(iii) Unvested Company PSUs. Each Company PSU that is not a Vested Company PSU or an Accelerating PSU shall be cancelled for no consideration effective as of the Effective Time (but subject to the consummation of the Merger).
(c) Company Options. Unless otherwise agreed to by the Parties, at the Effective Time, by virtue of the Merger, the Company Options that are unexpired, unexercised and outstanding as of immediately prior to the Effective Time shall be treated as follows:
(i) Vested Options. Each Vested Company Option shall be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Company Option, multiplied by (B) the excess, if any, of the Per Share Price over the applicable per share exercise price under such Vested Company Option, subject to any required withholding of Taxes (the “Option Consideration”).
(ii) Accelerating Options. Each Company Option that is not a Vested Company Option but that is subject to an Acceleration Provision (an “Accelerating Option”) shall be cancelled and automatically converted into the right to receive an amount in cash equal to the Option Consideration the holder of the Accelerating Option would have received had the Accelerating Option been a Vested Company Option (the “Accelerating Option Consideration”), provided that the payment of the Accelerating Option Consideration shall be made at the same time(s) that the Accelerating Options would have vested in accordance with their terms and will remain subject to the holder of the Accelerating Options remaining in continuous service with Parent, the Surviving Corporation or any of its Subsidiaries through each such vesting date (provided, that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the Merger shall continue to apply to the Accelerating Option Consideration). The holder of the Accelerating Option must execute and allow to become effective an Accelerating Option Agreement in a form that is reasonably agreed to, before the Closing, by the Company and Parent.
(iii) Unvested Options. Each Company Option that is not a Vested Company Option or an Accelerating Option shall be cancelled for no consideration effective as of the Effective Time (but subject to the consummation of the Merger). Notwithstanding the foregoing, if the per share exercise price of any Company Option that is outstanding as of immediately prior to the Effective Time is equal to or greater than the Per Share Price, such Company Option shall be cancelled immediately upon the Effective Time pursuant to this Section 2.8(c) without payment or consideration.
(d) [Reserved.]
(e) Payment Procedures.
(i) The Surviving Corporation shall pay on the first administratively practicable payroll date after the Closing Date (but in no event later than fifteen days after the Closing Date) the aggregate Option Consideration, RSU Consideration and PSU Consideration, as applicable, net of any applicable withholding Taxes, payable with respect to each of the Vested Company Options, Vested Company RSUs and Vested Company PSUs through, to the extent applicable, the Surviving Corporation’s payroll (subject to any required Tax withholdings) to the applicable holders of such Vested Company Options, Vested Company RSUs and Vested Company PSUs. Notwithstanding the foregoing, if any payment owed to a holder of Vested Company Options, Vested Company RSUs and Vested Company PSUs pursuant to Section 2.8(a), Section 2.8(b) or Section 2.8(c), as applicable, cannot be made through the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder promptly following the Closing Date (but in no event later than the first payroll date following thirty days after the Closing Date).
(ii) The Surviving Corporation shall pay on the first administratively practicable payroll date following all or any portion of the Accelerating PSU Consideration, Accelerating RSU Consideration or Accelerating Option Consideration becomes due and payable, the portion of the Accelerating PSU Consideration, Accelerating RSU Consideration or Accelerating Option Consideration net of any applicable withholding Taxes, payable through, to the extent applicable, the Surviving Corporation’s payroll (subject to any required Tax withholding) to the applicable individual entitled to such payment. Notwithstanding the foregoing, if any portion of the Accelerating PSU Consideration, Accelerating RSU Consideration or Accelerating Option Consideration cannot be made through the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder promptly following the first administratively practicable date following the applicable vesting date.
(f) Further Actions. The Company will take all action necessary to effect the cancellation of Company RSUs, Company PSUs, and Company Options upon the Effective Time and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). All Company Equity Plans will terminate as of the Effective Time, and the provisions in any other Employee Plan or Contract providing for the issuance or grant of any other interest in respect of the capital stock of the Company Group will be cancelled as of the Effective Time, and the Company will take all action necessary to effect the foregoing. Following the Effective Time no participant in any Company Equity Plan or other Employee Plan or party to any Contract providing for the issuance or grant of any other interest in respect of the capital stock of the Company Group will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries, and no promise or commitment to grant Company Options, Company RSUs or Company PSUs or any other security of the Company will remain outstanding.

(g) Treatment of Employee Stock Purchase Plan. With respect to the Company’s 2014 Employee Stock Purchase Plan (the “ESPP”), as soon as practicable following the date hereof, the Company Board (or a committee thereof) will adopt resolutions or take other actions as may be required to provide that each individual participating in an Offering Period (as defined in the ESPP) in progress on the date hereof will not be permitted to (i) increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect as of the date hereof; or (ii) make separate non-payroll contributions to the ESPP on or following the date hereof, except as may be required by applicable law. No individual who is not participating in the ESPP with respect to any current Offering Period as of the date hereof will be allowed to commence participation in the ESPP following the date hereof. From and after the date hereof, the Company Board shall take all actions necessary to ensure that no new Offering Period or purchase period will commence pursuant to the ESPP after the date hereof. Prior to the Effective Time, the Company will take all action that may be necessary to, effective upon the consummation of the Merger, (A) cause any Offering Period that would otherwise be outstanding at the Effective Time to terminate no later than five days prior to the date on which the Effective Time occurs; (B) make any pro rata adjustments that may be necessary to reflect the shortened Offering Period, but otherwise treat any shortened Offering Period as a fully effective and completed Offering Period for all purposes pursuant to the ESPP; and (C) cause the exercise (as of no later than one Business Day prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the ESPP. On such exercise date, the Company will apply the funds credited as of such date pursuant to the ESPP within each participant’s payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company will terminate the ESPP.
2.9 Exchange of Certificates.
(a) Payment Agent. Prior to the Closing, Parent will (i) select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.
(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.
(c) Payment Procedures. Promptly (and in any event within three Business Days) following the Effective Time, Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”); and (ii) uncertificated shares of Company Common Stock that represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Uncertificated Shares”) (A) a letter of transmittal which shall be in a form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent), and shall have such other customary provisions, as Parent and the Company mutually agree prior to the Effective Time; and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Per Share Price payable in respect thereof pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificate; by (y) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect thereof pursuant to Section 2.7. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7.
(d) DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.
(e) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the Per Share Price is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, the Per Share Price may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the reasonable satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the applicable Per Share Price with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.
(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of

Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.
(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares at the date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal Representatives) previously entitled thereto.
2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares theretofore representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price payable therefor in accordance with Section 2.7(a), or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.
2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.12 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation will be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company RSUs, Company PSUs, or Company Options such amounts as are required to be deducted or withheld therefrom pursuant to any Tax laws. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. With respect to withholdings from the consideration otherwise payable pursuant to this Agreement to any Company Stockholder, prior to the Effective Time, Parent or the Payment Agent, as appropriate, shall provide notice to the Company upon becoming aware of any such withholding obligation and shall reasonably cooperate with the Company to obtain reduction of or relief from such withholding.
2.13 No Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.
2.14 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Surviving Corporation shall be fully authorized to take all such lawful and necessary action.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act on or after January 1, 2017 and prior to the date hereof (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (the “Recent SEC Reports”) (it being (i) understood that any matter disclosed in any Recent SEC Report will be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent that it is reasonably apparent on the face of such disclosure in such Recent SEC Report that it is applicable to such section of the Company Disclosure Letter; and (ii) acknowledged that nothing disclosed in the Recent SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.7); or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date hereof (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1 Organization; Good Standing. The Company (a) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended to date. The Company is not in violation of the Charter or the Bylaws, except for such violations that would not reasonably be expected to have a Company Material Adverse Effect.
3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) except for the receipt of the Requisite Stockholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (the “Enforceability Limitations”).
3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.
(a) Company Board Approval. The Company Board has (i) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this

Agreement and approve the Merger in accordance with the DGCL; and (iv) directed that this Agreement be submitted to the Company Stockholders for adoption (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof.
(b) Fairness Opinion. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of its financial advisor, Barclays Capital Inc. (the “Advisor”), to the effect that, as of the date of such opinion, and based upon and subject to the various limitations, qualifications, assumptions and other matters set forth therein, from a financial point of view, the Per Share Price to be offered to the the holders of shares of Company Common Stock pursuant to this Agreement in connection with the Merger, is fair to such holders (it being understood and agreed that such written opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub).
(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, no action is necessary for the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” law to not be applicable to the Merger.
3.4 Requisite Stockholder Approval. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote on the Merger (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is necessary pursuant to applicable law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.
3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any law or order applicable to the Company Group or by which any of its properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company Group, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not reasonably be expected to have a Company Material Adverse Effect.
3.6 Requisite Governmental Approvals. No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority is required on the part of the Company (a) in connection with the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any Antitrust Laws required to satisfy the condition set forth in Section 7.1(b); (iv) such filings and approvals set forth in Section 3.6 of the Company Disclosure Letter; and (v) such other Consents the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect.
3.7 Company Capitalization.
(a) Capital Stock. The authorized capital stock of the Company consists of (i) 10,000,000 shares of Company Preferred Stock; and (ii) 300,000,000 shares of Company Common Stock. As of 5:00 p.m., Pacific time, on September 24, 2020 (such time and date, the “Capitalization Date”):
(A) 118,555,029 shares of Company Common Stock were issued and outstanding (which excludes the shares of Company Common Stock relating to the Company RSUs, Company PSUs,

Company Stock-Settled Bonus Plan awards, and Company Options referred to in clauses (x), (y) and (z) of Section 3.7(b));
(B) no shares of Company Preferred Stock were issued and outstanding; and
(C) no shares of Company Capital Stock were held by the Company as treasury shares.
All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. From the Capitalization Date to the date hereof, the Company has not issued or granted any Company Securities other than pursuant to the exercise or settlement of Company RSUs, Company PSUs, or Company Options granted prior to the Capitalization Date.
(b) Stock Reservation. As of the Capitalization Date, the Company has reserved:
(A) 1,948,849 shares of Company Common Stock for issuance pursuant to the Company Equity Plans that are unallocated and remain available for issuance, and
(B) 385,094 shares of Company Common Stock for purchase under the ESPP.
As of the Capitalization Date, there were outstanding:
(x) Company RSUs and Company PSUs representing the right to receive up to 13,371,996 shares of Company Common Stock, and
(y) (z) Company Options to acquire 2,235,776 shares of Company Common Stock, of which 1,781,451 shares of Company Common Stock are In-the-Money Company Options with a weighted average exercise price of $4.64.
Following the Capitalization Date, up to an additional 625,000 shares of Company Common Stock will be available for purchase under the current Offering Period under the ESPP.
(c) Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date there were (i) other than the Company Common Stock, no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect.
(d) Other Rights. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

3.8 Subsidiaries.
(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name, jurisdiction of organization, and schedule of stockholders (other than the Company Group) of each Subsidiary of the Company. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not reasonably be expected to have a Company Material Adverse Effect.
(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date hereof.
(c) Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company Group to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.
(d) Other Investments. Other than equity securities held in the ordinary course of business for cash management purposes, the Company does not own or hold the right to acquire any equity securities, ownership interests or voting interests (including voting debt) of, or securities exchangeable or exercisable therefor, or investments in, any other Person.
3.9 Company SEC Reports. Since January 1, 2019, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable laws prior to the date hereof (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.

3.10 Company Financial Statements; Internal Controls; Indebtedness.
(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company Group filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company Group as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments). Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.
(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2019, and such assessment concluded that such system was effective. Since January 1, 2019, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company Group; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company Group are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company Group. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company Group that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company Group. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.
(d) Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company Group as of the date hereof, other than Indebtedness reflected in the Audited Company Balance Sheet or otherwise included in the Company SEC Reports.
3.11 No Undisclosed Liabilities. The Company Group has no liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company Group (including the notes thereto) included in the Company SEC Reports filed prior to the date hereof; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business on or after July 1, 2020; or (d) that would not reasonably be expected to have a Company Material Adverse Effect.

3.12 Absence of Certain Changes.
(a) No Company Material Adverse Effect. Since July 1, 2020 through the date hereof, (i) the business of the Company Group has been conducted, in all material respects, in the ordinary course of business and (ii) there has not occurred a Company Material Adverse Effect.
(b) Forbearance. From July 1, 2020 through the date hereof, the Company has not taken any action that would be prohibited by Section 5.2 (other than subsections 5.2(c), 5.2(i), 5.2(j), 5.2(n), 5.2(o), and 5.2(s) (to the extent related to the foregoing subsections)), if taken or proposed to be taken after the date hereof.
3.13 Material Contracts.
(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts to or by which the Company Group is a party or is bound as of the date hereof (other than any Material Contracts contemplated by clause (i) of the definition of Material Contract and any Material Contracts listed in Section 3.18(a) of the Company Disclosure Letter), and a true, correct and complete copy of each such Material Contract has been made available to Parent.
(b) Validity. As of the date hereof, each Material Contract listed on Section 3.13(a) of the Company Disclosure Letter is valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, and none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect that would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, as of the date hereof no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any such Material Contract by the Company Group, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not reasonably be expected to have a Company Material Adverse Effect.
(c) Notices from Material Customers. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any notice in writing from or on behalf of any Material Customer indicating that such Material Customer intends to terminate, or not renew, any Material Contract listed on Section 3.13(a) of the Company Disclosure Letter with such Material Customer.
3.14 Real Property.
(a) Owned Real Property. The Company Group does not own any real property.
(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date hereof, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company Group uses or occupies, or has the right to use or occupy, now or in the future, any real property in excess of 10,000 square feet (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). The Company has made available to Parent true, correct and complete copies of all Leases (including all material modifications, amendments and supplements thereto). With respect to each Lease and except as would not have a Company Material Adverse Effect or materially and adversely affect the current use by the Company or its Subsidiaries of the Leased Real Property, (i) to the Knowledge of the Company, there are no disputes with respect to such Lease; (ii) the Company or one of its Subsidiaries has not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (iii) there are no liens (other than Permitted Liens) on the estate or interest created by such Lease. The Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens). Neither the Company Group, nor to the Knowledge of the Company, any other party to the Lease is in material breach of or material default pursuant to any Lease.
(c) Subleases. Section 3.14(c) of the Company Disclosure Letter contains a true, correct and complete list of all of the existing material subleases, licenses or similar agreements (each, a “Sublease”) granting to any Person, other than the Company Group, any right to use or occupy, now or in the future, the Leased

Real Property. With respect to each of the Subleases, to the Knowledge of the Company, (i) there are no disputes with respect to such Sublease; (ii) the other party to such Sublease is not an Affiliate of, and otherwise does not have any economic interest in, the Company Group.
3.15 Environmental Matters. Except as would not have a Company Material Adverse Effect, none of the members of the Company Group (a) has received any written notice alleging that the Company or any Subsidiary has violated, or has any liability under, any applicable Environmental Law; (b) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed, or arranged for the disposal, of any Hazardous Substances in violation of any applicable Environmental Law; (c) has exposed any employee or other Person to Hazardous Substances in violation of or in a manner giving rise to liability under any applicable Environmental Law; (d) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding (i) alleging the noncompliance by the Company Group with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law; (e) has failed or is failing to comply with any Environmental Law; or (f) to the Company’s Knowledge, owns or operates any property or facility contaminated by any Hazardous Substance which would reasonably be expected to result in liability to the Company or any Subsidiary under Environmental Law.
3.16 Intellectual Property.
(a) Registered Intellectual Property; Proceedings. Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date hereof of all (i) material items of Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered; and (ii) Legal Proceedings before any Governmental Authority (other than actions related to the ordinary course prosecution of Company Registered Intellectual Property before the United States Patent and Trademark Office or the equivalent authority anywhere in the world) related to any material Company Registered Intellectual Property. The Company has maintained all material Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices. None of the material Company Registered Intellectual Property is jointly owned with any third Person.
(b) No Order. No material Company Intellectual Property is subject to any Legal Proceeding or outstanding order with respect to the Company restricting in any manner the use, transfer or licensing thereof by the Company Group of such Company Intellectual Property.
(c) Absence of Liens. The Company or one of its Subsidiaries owns and has good and valid legal and equitable title to each item of material Company Intellectual Property free and clear of any liens (other than Permitted Liens).
(d) Transfers. The Company Group has not transferred ownership of, or granted any exclusive license with respect to, any material Company Intellectual Property to any third Person.
(e) IP Contracts. Section 3.16(e) of the Company Disclosure Letter sets forth a true, correct and complete list of all Contracts to which the Company Group is a party (i) with respect to material Company Intellectual Property that is licensed or transferred to any third Person other than any (a) non-disclosure agreements entered into in the ordinary course of business; and (b) non-exclusive licenses (including software as a service or “SaaS” license) granted in the ordinary course of business or in connection with the development, licensing, distribution or sale of the Company’s or its Subsidiaries’ products; (ii) pursuant to which a third Person has licensed any Intellectual Property to the Company Group, which Intellectual Property is material to the operation of the business of the Company, other than any (a) non-disclosure agreements entered into in the ordinary course of business; (b) non-exclusive licenses of commercially available Intellectual Property, software and technology; and (c) non-exclusive licenses to software and materials licensed as open-source, public-source or freeware; or (iii) pursuant to which the Company or any Subsidiary is obligated to perform any material development with respect to any material Company Intellectual Property (all such Contracts, the “IP Contracts”). Neither the Company nor any Subsidiary has performed developments for any third party except where the Company or a Subsidiary owns or retains a right to use any Intellectual Property developed in connection therewith that is material to the operation of its business.

(f) Changes. Except as would not reasonably be expected to have a Company Material Adverse Effect, the consummation of the Merger will not under any IP Contract result: (i) in the termination of any license of Intellectual Property to the Company by a third Person; (ii) the granting by the Company of any license or rights to any Company Intellectual Property; or (iii) the release from escrow of any material Company technology or software.
(g) No Government Funding. The Company is not under any obligation to license any material Company Intellectual Property to any Governmental Authority because it has received funding to develop such material Company Intellectual Property from a Governmental Authority.
(h) No Infringement. To the Knowledge of the Company, the operation of the business of the Company Group as such business currently is conducted (including the manufacture and sale of the Company’s and its Subsidiaries’ products) as of the date hereof does not infringe, misappropriate, dilute or otherwise violate the Intellectual Property of any third Person or constitute unfair competition or unfair trade practices pursuant to the laws of any jurisdiction in a manner that has or could reasonably be expected to result in a material liability to the Company Group, taken as a whole.
(i) No Notice of Infringement. Since January 1, 2017, the Company Group has not received written notice from any third Person, or been involved in any Legal Proceeding, alleging that the operation of the business of the Company Group or of the Company’s or any of its Subsidiaries’ products infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any third Person or constitutes unfair competition or unfair trade practices pursuant to the laws of any jurisdiction in a manner that has or could reasonably be expected to result in a material liability to the Company Group, taken as a whole.
(j) No Third Person Infringement. Since January 1, 2017, the Company Group has not provided any third Person with written notice claiming that such third Person is infringing, misappropriating, diluting or otherwise violating any material Company Intellectual Property, and, except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, no such activity is occurring that has resulted in a material liability to the Company Group, taken as a whole.
(k) Proprietary Information. The Company and each of its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their confidential information and trade secrets that they wish to protect or any material trade secrets or material confidential information of third Persons provided to the Company Group. Without limiting the foregoing, each of the Company Group has and uses commercially reasonable efforts to enforce a policy requiring each officer and employee engaged in the development of any Intellectual Property or technology for the Company or its Subsidiaries to execute a proprietary information and confidentiality agreement.
(l) Data Security Requirements and Privacy. Except as would not be material to the operations of the business of the Company Group, taken as a whole, the Company and each of its Subsidiaries (i) maintains written policies and procedures designed to ensure the security, integrity and privacy of personally identifiable information, as defined under any applicable law, and card account, bank account and all other financial information collected from customers and consumers (“Protected Information”) that is received, transmitted or stored by the Company, each of its Subsidiaries and their commercial clients, in accordance with applicable law and card network rules, and that are commercially reasonable; and (ii) is in compliance in all material respects with such policies and all applicable laws, rules and regulations related to data privacy and data security. Except as would not be material to the operations of the business of the Company Group, taken as a whole, to the Knowledge of the Company, since January 1, 2017, there has been no (A) unauthorized access to, or any unauthorized use, disclosure, losses or theft of, or security breaches relating to, Protected Information received, or transmitted, by, or in the possession, custody or control of the Company Group or its commercial clients; or (B) notices received by the Company related to the foregoing.
(m) Products and Source Code. To the Knowledge of the Company, except as would not be material to the operations of the business of the Company Group, taken as a whole, there are (i) no defects in any of the products of the Company Group that would prevent the same from performing materially in accordance with the Company’s obligations to customers under written customer agreements; and (ii) no viruses, worms, Trojan horses or similar disabling codes or programs in any of the same. As of the date hereof, the Company Group possess all source code and other materials that embody material Company Intellectual Property used by the Company Group in the development and maintenance of the products of the Company

Group, except as would not be material to the operations of the business of the Company Group, taken as a whole. The Company Group has not disclosed, delivered, licensed or otherwise made available, and does not have a duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or otherwise make available, any source code that embodies material Company Intellectual Property for any product of the Company Group to any Person, except as would not be material to the operations of the business of the Company Group, taken as a whole.
(n) Open Source Software. To the Knowledge of the Company, no material product of the Company Group is distributed with any software that is licensed to the Company Group pursuant to an open source, public-source, freeware or other third party license agreement in a manner that, in each case, requires the Company Group to disclose or license any material proprietary source code that embodies material Company Intellectual Property for any product of the Company Group or in a manner that requires any material product of the Company Group to be made available at no charge, except, in each case, as would not be material to the operations of the business of the Company Group, taken as a whole.
3.17 Tax Matters.
(a) Tax Returns. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries have timely filed (taking into account valid extensions) all United States federal, state, local and non-United States returns, estimates, information statements and reports (including amendments thereto) relating to any and all Taxes (“Tax Returns”) required to be filed by any of them. None of the Company Group has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired, other than an extension of any statute of limitations arising by operation of law as a result of the filing of an extension of time to file any Tax Return.
(b) Taxes Paid. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries has timely paid or withheld with respect to their employees and other third Persons (and paid over any amounts withheld to the appropriate Tax authority) all United States federal and state income Taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be paid or withheld, except with respect to Taxes that are not yet due or that are being contested in good faith by appropriate proceedings.
(c) No Audits. To the Knowledge of the Company, as of the date of this Agreement, no audits or other examinations with respect to material Taxes of the Company Group are presently in progress or have been asserted or proposed in writing. No written claim has ever been made by a Governmental Authority in a jurisdiction where the Company Group does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction.
(d) Spin-offs. None of the members of the Company Group has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for Tax-free treatment pursuant to Section 355 of the Code.
(e) Tax Agreements. None of the Company Group (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (ii) has any material liability for the Taxes of any Person other than the Company Group pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States law) as a transferee or successor, or otherwise by operation of law.
3.18 Employee Plans.
(a) Employee Plans. Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of all material Employee Plans. “Employee Plans” means (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (ii) all other employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change in control compensation and other similar material fringe, welfare or other employee benefit plans, programs, agreement, Contracts, policies or binding arrangements (whether or not in writing) maintained or contributed to for the benefit of any current employee or director of the

Company Group or any other trade or business (whether or not incorporated) that would be treated as a single employer with the Company Group pursuant to Section 414 of the Code (an “ERISA Affiliate”) and with respect to which the Company Group has any current material liability, contingent or otherwise. With respect to each material Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of (A) the most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto; (B) the most recent determination or opinion letter, if any, from the IRS for any Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code; (C) the plan documents (or form(s) thereof, if applicable) and summary plan descriptions, including any amendments or summaries of material modification thereto; (D) any related trust agreements, insurance Contracts, insurance policies or other Contracts of any funding arrangements; (E) any material notices to or from the IRS or any office or representative of the United States Department of Labor or any Governmental Authority in respect of any such Employee Plan during the three years preceding the date hereof; and (F) with respect to each material Employee Plan that is maintained in any non-United States jurisdiction primarily for the benefit of any employee of the Company Group whose principal work location is outside of the United States (the “International Employee Plans”), to the extent applicable, (1) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan; and (2) any document comparable to the determination letter referenced pursuant to clause (B) above issued by a Governmental Authority relating to the satisfaction of law necessary to obtain the most favorable Tax treatment.
(b) Absence of Certain Plans. Except as set forth on Section 3.18(b) of the Company Disclosure Letter, neither the Company nor any of its ERISA Affiliates either (1) has previously maintained, sponsored or contributed to, to the extent that it currently has material liabilities with respect to, or (2) currently maintains, sponsors or participates in, or contributes to, or has any liability or obligation with respect to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); (iii) a defined benefit pension plan or a plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA; or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).
(c) Compliance. Each Employee Plan has been maintained, funded, operated and administered in all material respects in accordance with its terms and with all applicable law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority. To the Knowledge of the Company, as of the date hereof all material contributions to the Employee Plans have been timely and accurately made, and no Employee Plan has any material unfunded liabilities that have not been fully accrued. No member of the Company Group has incurred, or, to the Knowledge of the Company, is reasonably expected to incur or to be subject to, any material Tax, penalty or other liability that may be imposed under the Patient Protection and Affordable Care Act, including the Health Care and Education Reconciliation Act of 2010, as amended and including any guidance issued thereunder, including pursuant to Section 4980B, 4980D or 4980H of the Code.
(d) Employee Plan Legal Proceedings. As of the date hereof, there are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure or as otherwise would not reasonably be expected to have a Company Material Adverse Effect.
(e) No Prohibited Transactions. Except as would not reasonably be expected to have a Company Material Adverse Effect, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any breach of fiduciary duty or non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code, in each case applicable to the Company Group or any Employee Plan, or for which the Company Group has any indemnification obligation.

(f) No Welfare Benefit Plan. No Employee Plan provides post-termination or retiree life insurance, health or other welfare benefits to any Person, except as may be required by Section 4980B of the Code or any similar law.
(g) No Additional Rights. None of the execution and delivery of this Agreement or the consummation of the Merger will, either alone or in conjunction with any other event (whether contingent or otherwise), except as contemplated by this Agreement or required by applicable Law, (i) result in, or accelerate the time of any material payment or vesting of, any material payment (including severance, change in control, stay or retention bonus or otherwise) becoming due under any Employee Plan; (ii) materially increase any compensation or benefits otherwise payable under any Employee Plan; (iii) result in the acceleration of the time of any material payment or vesting of any such benefits under any Employee Plan; (iv) result in the forfeiture of any material compensation or benefits under any Employee Plan; (v) trigger any other material obligation under, or result in the material breach or violation of, any Employee Plan, or (vi) result in the payment of any compensation or benefits to any Person who would be a “disqualified individual” (as defined in Section 280G of the Code) that could reasonably be expected to constitute an “excess parachute payment” (as defined in Section 280G of the Code).
(h) Section 280G. The Company Group has no obligation to gross-up or indemnify any individual with respect to any Tax under Section 4999 of the Code.
(i) Section 409A. Each Employee Plan has been maintained, in form and operation, in all material respects in compliance with Section 409A of the Code, and the Company Group has no obligation to gross-up or indemnify any individual with respect to any such Tax.
(j) International Employee Plans. Each International Employee Plan has been established, maintained and administered in compliance in all material respects with its terms and conditions and with the requirements prescribed by any applicable laws. Furthermore, no International Employee Plan has material unfunded liabilities that as of the Effective Time will not be offset by insurance or fully accrued. Except as required by applicable law, to the Knowledge of the Company, no condition exists that would prevent the Company Group from terminating or amending any International Employee Plan at any time for any reason without material liability to the Company or its Subsidiaries (other than ordinary notice and administration requirements and expenses or routine claims for benefits).
(k) No New Employee Plans. The Company Group has no legally binding commitment to amend any material Employee Plan or establish any material new employee benefit plan or to materially increase any benefits pursuant to any material Employee Plan.
3.19 Labor Matters.
(a) Union Activities. The Company Group is not a party to or bound by any collective bargaining agreement, labor union Contract or trade union agreement (each, a “Collective Bargaining Agreement”). To the Knowledge of the Company, as of the date hereof there are no activities or proceedings of any labor organization or trade union to organize any employees of the Company Group with regard to their employment with the Company Group, and no such activities or proceedings have occurred within the three years prior to the date hereof. As of the date hereof, there is no material strike, lockout, slowdown, or work stoppage against the Company Group pending or, to the Knowledge of the Company, threatened directly against the Company Group, and no such labor disputes have occurred within the three years prior to the date hereof.
(b) Wage and Hour Compliance. The Company Group has complied with applicable laws and orders with respect to employment (including applicable laws, rules and regulations regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, and collective bargaining), except for instances of such noncompliance that would not reasonably be expected to have a Company Material Adverse Effect.
(c) Withholding. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries have withheld all amounts required by applicable law to be withheld from the wages, salaries and other payments to employees, and are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. None of the Company Group is liable for any material payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business).
3.20 Permits. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company Group holds, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities (“Permits”) that are required for the operation of the business of the Company Group as currently conducted. The Company Group complies with the terms of all Permits, and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not reasonably be expected to have a Company Material Adverse Effect.
3.21 Compliance with Laws. The Company and each of its Subsidiaries is in compliance with all laws and orders that are applicable to the Company Group or to the conduct of the business or operations of the Company Group, except for noncompliance that would not reasonably be expected to have a Company Material Adverse Effect. No representation or warranty is made in this Section 3.21 with respect to (a) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10; (b) compliance with Environmental Law, which is exclusively addressed by Section 3.15; (c) compliance with applicable Tax laws, which is exclusively addressed by Section 3.17 and Section 3.18; compliance with ERISA and other applicable laws relating to employee benefits, which is exclusively addressed by Section 3.18; compliance with labor law matters, which is exclusively addressed by Section 3.19; or (f) compliance with Trade Control Laws and the FCPA, which is exclusively addressed by Section 3.26. The Company and each of its Subsidiaries is in compliance with all card network rules, standards and requirements that are applicable to the Company Group or to the conduct of the business or operations of the Company Group, except for noncompliance that would not reasonably be expected to have a Company Material Adverse Effect.
3.22 Legal Proceedings; Orders.
(a) No Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company Group or, as of the date hereof, to the Company’s Knowledge, against any present or former officer or director of the Company Group in such individual’s capacity as such.
(b) No Orders. As of the date hereof, no member of the Company Group is subject to any material order of any kind or nature that would prevent or materially delay the consummation of the Merger or ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.
3.23 Insurance. As of the date hereof, the Company Group has all material policies of insurance covering the Company Group and any of its employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company Group. As of the date hereof, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not reasonably be expected to have a Company Material Adverse Effect.
3.24 Related Person Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, as of the date hereof there are no Contracts, transactions, arrangements or understandings between the Company Group, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.
3.25 Brokers. Except for the Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company Group who is entitled to any financial advisors, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.

3.26 Trade Controls; FCPA.
(a) Trade Controls.
(i) Since January 1, 2018, the Company and each of its Subsidiaries has conducted its transactions in accordance in all material respects with all applicable United States export and re-export control laws, import laws, economic sanctions laws, and all other applicable export control, import and sanctions laws in other countries in which the Company Group conducts business (collectively, “Trade Control Laws”).
(ii) Since January 1, 2018, the Company and each of its Subsidiaries has implemented and maintained in effect written policies, procedures and internal controls reasonably designed to prevent, deter and detect material violations of applicable Trade Control Laws.
(iii) To the Knowledge of the Company, as of the date hereof, there are no pending or threatened Legal Proceedings against the Company Group alleging a material violation of any of the Trade Control Laws that are applicable to the Company.
(b) FCPA. Since January 1, 2018, none of the Company Group or, to the Knowledge of the Company, any officer, director, agent, employee or other Person acting on their behalf, in each case in their capacity as such, has, directly or indirectly, (i) taken any action that would cause them to be in violation of any provision of the FCPA or other applicable anti-corruption laws in other countries in which the Company Group conducts business; used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made, offered or authorized any unlawful payment or other thing of value to foreign or domestic government officials or employees; or (iii) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of the FCPA or other applicable anticorruption laws, in each case of clauses (i), (ii) and (iii), except for instances that would not reasonably be expected to be material to the Company Group.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the disclosure letter delivered by Parent and Merger Sub to the Company on the date hereof, Parent and Merger Sub hereby represent and warrant to the Company as follows:
4.1 Organization; Good Standing.
(a) Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.
(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.
(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and Merger Sub, each as amended to date. None of Parent or Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational document.
4.2 Power; Enforceability. Each of Parent and Merger Sub has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the Merger have been duly authorized by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger. This

Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations.
4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, Contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the Consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any law or order applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement. None of Parent or, to the Knowledge of Parent, any beneficial owner of Parent contemplates, as of the date of this Agreement, any acquisition, business combination or similar transaction, in each case that Parent reasonably believes will materially delay the consummation of the Merger.
4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of Parent or Merger Sub (a) in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws; (iv) such filings and approvals set forth in Section 3.6 of the Company Disclosure Letter; and (v) such other Consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.
4.5 Legal Proceedings; Orders.
(a) No Legal Proceedings. There are no Legal Proceedings (other than any Transaction Litigation) pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that would, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.
(b) No Orders. None of Parent or Merger Sub is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.
4.6 Ownership of Company Capital Stock. None of Parent, Merger Sub or, to the Knowledge of Parent, any of their respective directors, officers or beneficial owners (a) “owns” or has “owned” any shares of Company Capital Stock; or (b) has been an “interested stockholder” (such terms in this (a) and (b), as defined in Section 203 of the DGCL) of the Company, in each case during the two years prior to the date hereof. Neither Parent nor Merger Sub beneficially owns any shares of Company Capital Stock or any options, warrants or other rights to acquire any such shares or other securities of, or any economic interest in, the Company.
4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisors, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.
4.8 Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, Merger Sub has not engaged in any other business activities and has incurred no liabilities or obligations other than those incident to its formation and other than as contemplated by the Equity Commitment Letter or any agreements or arrangements entered into in connection with the Debt Financing, the Guaranty, and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub free and clear of all liens.
4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger.
4.10 Guaranty. Concurrently with the execution of this Agreement, the Guarantors have delivered to the Company the duly executed Guaranty. The Guaranty is in full force and effect and constitutes a legal, valid and binding obligation of the Guarantors, enforceable against them in accordance with its terms, subject to the Enforceability Limitations. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of the Guarantors pursuant to the Guaranty.
4.11 Financing.
(a) Equity Commitment Letter. Parent has delivered to the Company a true, correct and complete copy of the executed Equity Commitment Letter, dated as of the date hereof, pursuant to which the Guarantors have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein (such financing, the “Equity Financing” and the Guarantors providing such Equity Financing, collectively, the “Equity Financing Sources”). The Equity Commitment Letter provides that (i) the Company is an express third party beneficiary thereof in connection with the Company’s exercise of its rights pursuant to this Agreement; and (ii) Parent and the Guarantors will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise of such third party beneficiary rights in accordance with the terms of the Equity Commitment Letter.
(b) Debt Commitment Letter. Parent has delivered to the Company a true, correct and complete copy of an executed commitment letter, dated as of the date hereof, and the executed fee letter related thereto, dated as of the date hereof, (except that economic terms and “flex” provisions may be redacted so long as no redaction covers terms that would (i) reduce the amount of the hereinafter defined Debt Financing below the amount necessary for Parent to complete the Merger, (ii) adversely affect the amount (including the net cash proceeds to Parent), conditionality, availability, timing or termination of the Debt Financing, as hereinafter defined, (iii) reasonably be expected to prevent, impair or delay the consummation of the Debt Financing or (iv) impose new or additional, or adversely modify any existing conditions precedent), together with any related exhibits, schedules, annexes, supplements, term sheets and other agreements (collectively and as amended from time to time, the “Debt Commitment Letter” and together with the Equity Commitment Letter, the “Financing Commitment Letters”), pursuant to which the agents, arrangers, managers, lenders and other entities party thereto (excluding Parent, Merger Sub or the Guarantors), including the parties to any joinder agreements joining such parties to the Debt Commitment Letter or parties (excluding Parent, Merger Sub or Guarantor) to the definitive agreements executed in connection with the Debt Financing (together with their respective Affiliates and their respective Affiliates’ officers, managers, directors, employees, controlling Persons, agents and Representatives and their respective successors and assigns, collectively, but not including Parent, Merger Sub, or the Guarantors, the “Debt Financing Sources” and, together with the Equity Financing Sources, the “Financing Sources”) have committed to provide, subject to the terms and conditions set forth therein, debt financing for the Merger and the other transactions contemplated herein in the aggregate amount set forth therein (the “Debt Financing” and, together with the Equity Financing, the “Financing”).
(c) No Amendments. As of the date hereof, (i) the Financing Commitment Letters and the terms of the Financing have not been amended, restated, amended and restated, supplemented or otherwise modified (and no waiver of any provision thereof has been requested or granted); (ii) no such amendment, restatement, amendment and restatement, supplement, modification or waiver is contemplated; and (iii) the respective commitments contained therein have not been withdrawn, terminated, reduced, rescinded or amended (and no such withdrawal, termination, reduction, rescission or amendment is contemplated or threatened) in any respect. There are no other, and there are not contemplated to be other, Contracts, agreements, side letters or arrangements (oral or written, contingent or otherwise) to which Parent or Merger Sub is a party relating to the funding or investing, as applicable, of the full amount of the Financing, other than as expressly set forth in the Financing Commitment Letters, that could affect the availability of the Financing or any portion thereof on the Closing Date. Other than as set forth in the Financing Commitment Letters, there are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Financing on the terms in the Financing Commitment Letters.
(d) Sufficiency of Financing. Assuming the conditions set forth in Section 7.1 and Section 7.2 have been satisfied and the Financing is funded in accordance with terms of the Financing Commitment Letters, on the Closing Date, the net proceeds of the Financing (both before and after giving effect to the maximum amount of flex provided under the Debt Commitment Letter) will be, in the aggregate, sufficient for Parent and Merger Sub to (i) make the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger or otherwise in connection with the transactions contemplated by this Agreement, including all payments of merger consideration and all payments with respect to Vested Company Options, Accelerating Options, Vested Company RSUs, Accelerating RSUs, Vested Company PSUs, and Accelerating PSUs, and (ii) pay all fees and expenses required to be paid at the Closing by Parent or Merger Sub in connection with the Merger and the Financing. In no event shall the receipt by, or the availability of any funds or financing to, Parent, Merger Sub or any of their respective Affiliates or any other financing be a condition to Parent’s and Merger Sub’s obligation to consummate the transactions contemplated by this Agreement.
(e) Validity. As of the date hereof, (i) the Equity Commitment Letter (in the form delivered by Parent to the Company) is in full force and effect and constitutes the legal, valid and binding obligations of Parent, Merger Sub and the Guarantors, as applicable, enforceable against Parent, Merger Sub and the Guarantors, as applicable, in accordance with its terms, subject to the Enforceability Limitations and (ii) the Debt Commitment Letter (in the form delivered by Parent to the Company) is in full force and effect and constitutes the legally valid and binding obligation of Parent and, to the Knowledge of Parent, the other parties thereto, enforceable in accordance with its terms subject to the Enforceability Limitations. Other than as expressly set forth in the Financing Commitment Letters, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Financing, including pursuant to any agreement relating to the Financing to which the Guarantors, Parent or Merger Sub, or any of their respective Affiliates, is a party. As of the date hereof, to the Knowledge of Parent, there are no material inaccuracies in any of the representations or warranties of Parent, Merger Sub or the Guarantors, as applicable under the Financing Commitment Letters, or which would otherwise result in any portion of the Financing to be unavailable, and no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach on the part of Parent, Merger Sub or the Guarantors or, to the Knowledge of Parent, any other party thereto, pursuant to the Financing Commitment Letters (it being understood that Parent and Merger Sub are not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company’s compliance hereunder). As of the date of this Agreement, assuming the conditions set forth in Section 7.1 and Section 7.2 have been satisfied, Parent has no reason to believe (both before and after giving effect to any “flex” provisions contained in the Debt Commitment Letter) that any of the conditions set forth in the Financing Commitment Letters will not be satisfied on a timely basis, and Parent has no reason to believe that any portion of the Financing will not be available to Parent or Merger Sub at the Effective Time. Parent and Merger Sub have fully paid, or caused to be fully paid, any and all commitment or other fees or deposits that are due and payable on or prior to the date hereof, in each case pursuant to and in accordance with the terms of the Financing Commitment Letters, and will pay in full any such amounts due on or before the Closing Date.
(f) No Exclusive Arrangements. As of the date hereof, none of the Guarantors, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract, arrangement or understanding (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis in connection with the Merger; or (ii) expressly prohibiting any bank, investment bank or other potential provider of debt financing (other than a Debt Financing Source) from providing or seeking to provide debt financing or financial advisory services to any Person in connection with a transaction relating to the Company Group in connection with the Merger.
4.12 Stockholder and Management Arrangements. As of the date hereof, none of Parent, Merger Sub, or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder (other than any existing limited partner of the Guarantors or any of their Affiliates), director, officer, employee or other Affiliate of the Company Group (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company other than the Guarantors has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
4.13 Solvency. As of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), (a) the amount of the “fair saleable value” of the assets of each of the Surviving Corporation and its Subsidiaries will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries, including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of each of the Surviving Corporation and its Subsidiaries on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) each of the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) each of the Surviving Corporation and its Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.
4.14 Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger; no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or any of its businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its Affiliates or Representatives (or any other Person); and the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, express or implied, including any representation or warranty as to merchantability or fitness for a particular purpose or as to the accuracy or completeness of any statement or information, and the Company hereby disclaims any other representations or warranties, express or implied, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III,

it is not acting and shall not act (including, as applicable, by entering into this Agreement, consummating the Merger or otherwise) in reliance on:
(i) any representation or warranty, express or implied, by any Person, regarding any matter whatsoever;
(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or
(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
ARTICLE V.
INTERIM OPERATIONS OF THE COMPANY
5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; (c) as contemplated by Section 5.2; (d) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), or (e) as required by applicable law, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will use, and will cause each of its Subsidiaries to use, its respective commercially reasonable efforts to (i) maintain its existence in good standing pursuant to applicable law; (ii) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, conduct its business and operations in the ordinary course of business and, to the extent consistent therewith, preserve its business organizations; and (iii) use its respective commercially reasonable efforts to preserve intact its material (1) assets, (2) properties, (3) Contracts, and (4) licenses; provided, however, that, notwithstanding anything herein to the contrary but expressly subject to and without limiting Section 5.2, the Company and its Subsidiaries may take (or refrain from taking) all such actions as they determine are necessary or advisable in light of the then-current operating conditions and developments as a result of (a) the COVID-19 outbreak or the U.S. presidential election, and (b) external events outside the Company’s control that commence after (or the results of which become known to the Company after) the date of this Agreement (but excluding events primarily related to competitive actions or inactions from Persons with who the Company competes in the software industry), in each of clauses (a) and (b) including such events’ impact on economic conditions, credit and debt markets, and actions taken, required or recommended by Governmental Authorities to be taken (or refrained from being taken) in response thereto.
5.2 Forbearance Covenants. Except (i) as set forth in Section 5.2 of the Company Disclosure Letter; (ii) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed); (iii) as expressly contemplated by the terms of this Agreement, (for the avoidance of doubt, excluding the proviso in Section 5.1), or (iv) as required by applicable law, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not, and will not permit any of its Subsidiaries, to:
(a) amend the Charter, the Bylaws or any other similar organizational document;
(b) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(c) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities (or cash based on the value of Company Securities), except (A) for the issuance or sale of shares of Company Common Stock pursuant to Company Options, Company Stock-Settled Bonus Plan awards, Company RSUs or Company PSUs outstanding as of the Capitalization Date in accordance with their terms as of the date hereof or pursuant to the ESPP in accordance with its terms (as modified by Section 2.8(e) and Section 2.8(a)); (B) in connection with agreements in effect on the date hereof or otherwise permitted pursuant to Section 5.2(j); or (C) as contemplated by Section 5.2(j); provided, however, that the Company shall not (x) permit the acceleration of vesting, payment or funding under any Company Option, Company RSU, Company Stock-Settled Bonus Plan, or Company PSU other than as may be expressly required by the terms of the applicable Employee Plan, award or applicable resolutions of the Company Board adopted on the date of this Agreement (which have been furnished to Parent’s counsel), in each case as in effect on the date hereof or (y) if the Company has the right to settle any Employee Plan or employee benefit agreement, trust, plan, fund or other agreement (including with respect to any Company Option, Company Stock-Settled Bonus Plan, Company RSU, or Company PSU) in cash, settle such Employee Plan or employee benefit agreement, trust, plan, fund or other agreement in Company Securities instead of cash;
(d) directly or indirectly acquire, repurchase or redeem any securities, except for (A) repurchases, withholdings, or cancellations of Company Securities pursuant to the terms and conditions of Company Options, Company Stock-Settled Bonus Plan awards, Company RSUs or Company PSUs outstanding as of the date hereof in accordance with their terms as of the date hereof (including acquisitions of shares of Company Common Stock tendered by holders of Company Options, Company Stock-Settled Bonus Plan awards, ESPP entitlements, Company RSUs or Company PSUs in order to satisfy obligations to pay the exercise price and/or Tax withholding obligation with respect thereto), or (B) transactions between the Company and any of its direct or indirect Subsidiaries;
(e) (A) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries; or (C) modify the terms of any shares of its capital stock or other equity or voting interest;
(f) (A) incur, assume or suffer any Indebtedness (including any long-term or short-term debt) or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business; (2) obligations incurred pursuant to business credit cards in the ordinary course of business; and (3) intercompany loans or advances between or among the Company and/or its direct or indirect wholly-owned Subsidiaries; or (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly owned Subsidiaries of the Company;
(g) mortgage or pledge any of its and its Subsidiaries’ assets, tangible or intangible, or create or suffer to exist any lien thereupon (other than Permitted Liens), other than in connection with financing transactions permitted by Section 5.2(f) or consented to by Parent;
(h) make any loans, advances or capital contributions to, or investments in, any other Person, except for (1) extensions of credit to customers in the ordinary course of business; (2) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s policies related thereto; and (3) loans, advances or capital contributions to, or investments in, direct or indirect wholly-owned Subsidiaries of the Company;
(i) lease, exclusively license, sell, abandon, transfer, assign, guarantee, or exchange any assets, tangible or intangible (including any Company Intellectual Property), in each case in excess of $250,000 individually, other than (1) the sale, lease or licensing of products or services of the Company Group or other materials embodying Company Intellectual Property in the ordinary course of business; (2) the assignment or abandonment of immaterial Company Intellectual Property in connection with the exercise of the reasonable business judgment of the Company Group in the ordinary course of business; (3) the abandonment of trade secrets in the ordinary course of business consistent with reasonable business practices; and (4) any capital expenditures permitted by (or consented to by Parent) under Section 5.2(n);
(j) (A) enter into, adopt, amend (including accelerating the vesting, payment or funding or waiving any right of the Company Group with respect to), modify or terminate any bonus, profit sharing, compensation, commission, severance, termination, option, restricted stock unit, appreciation right, performance unit, phantom equity, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other Employee Plan or employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee of the Company Group in any manner; (B) materially increase the compensation of any director, officer, employee, individual consultant, former employee, individual independent contractor, or other individual service provider of the Company Group, pay any special bonus or special remuneration to any director, officer, employee, individual consultant, former employee, individual independent contractor, or other individual service provider of the Company Group, or pay any benefit not required by (or accelerate the time of payment or vesting of any payment becoming due under or waive any right of the Company Group with respect to) any Employee Plan as in effect as of the date hereof, except in the case of each of (A) and (B), (1) as may be required by applicable law or the terms of the applicable Employee Plan or award in effect as of the date hereof; (2) in connection with any new hires or any promotion of employees of the Company Group in the ordinary course of business and consistent with past practice; or (3) for increases in compensation for employees of the Company Group in the ordinary course of business and consistent with past practice (it being understood that these exceptions in the foregoing clauses (1), (2) and (3) will not apply to any actions otherwise prohibited by the following sub-clause (C); or (C) enter into any change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director, individual independent contractor, individual consultant, or other individual service provider of the Company Group; provided, however, that the Company shall not permit the acceleration of vesting, payment or funding under any Employee Plan or employee benefit agreement, trust, plan, fund or other agreement (including with respect to any Company Option, Company RSU, or Company PSU) other than as may be expressly required by the terms of the applicable Employee Plan, award or applicable resolutions of the Company Board adopted on the date of this Agreement (which have been furnished to Parent’s counsel), in each case, in effect as of the date hereof;
(k) settle, release, waive or compromise any pending or threatened material Legal Proceeding, except for the settlement of any Legal Proceedings that is (A) reflected or reserved against in the Audited Company Balance Sheet; (B) for solely monetary payments of no more than $500,000 individually and $1,500,000 in the aggregate; or (C) settled in compliance with Section 6.15;
(l) except as required by applicable law or GAAP, (A) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business; or (B) make any material change in any of its accounting principles or practices;
(m) (A) other than in the ordinary course of business, make or change any material Tax election; (B) settle, consent to or compromise any material Tax claim or assessment or surrender a right to a material Tax refund; (C) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; (D) file an amended Tax Return that could materially increase the Taxes payable by the Company or its Subsidiaries; or (E) enter into a closing agreement with any Governmental Authority regarding any material Tax;
(n) incur or commit to incur any capital expenditure(s) to the extent that such capital expenditures exceed $200,000 individually or $500,000 in the aggregate (or $750,000 in the aggregate if the Termination Date is extended pursuant to the proviso in Section 8.1(c));
(o) enter into, modify, amend or agree to terminate any (a) Contract (other than any Material Contract) that if so entered into, modified, amended or terminated would have a Company Material Adverse Effect; or (b) Material Contract except in the ordinary course of business or as permitted under Section 5.2(c) and Section 5.2(j);
(p) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;
(q) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;
(r) enter into any Collective Bargaining Agreement or agreement to form a work council or other Contract with any labor organization or works council (except to the extent required by applicable law);

(s) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business;
(t) effectuate a “plant closing”, “mass layoff” (each as defined in WARN) or other employee layoff event effecting in whole or in part any site of employment, facility, operating unit or employee;
(u) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein or enter into any joint venture, legal partnership (excluding, for avoidance of doubt, strategic relationships, alliances, reseller agreements and similar commercial relationships), limited liability corporation or similar arrangement with any third Person; or
(v) enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.
5.3 No Solicitation.
(a) No Solicitation or Negotiation. Except as permitted by this Section 5.3, from and after the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will cease and cause to be terminated any discussions or negotiations with any Person and its Affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, “Representatives”) that would be prohibited by this Section 5.3(a), request the prompt return or destruction of all non-public information concerning the Company or its Subsidiaries theretofore furnished to any such Person with whom a confidentiality agreement in contemplation of an acquisition transaction was entered into at any time within the six month period immediately preceding the date hereof and will (A) cease providing any further information with respect to the Company or any Acquisition Proposal to any such Person or its Representatives, other than through public disclosures that the Company makes in the ordinary course of business (for the avoidance of doubt, none of which shall be intended to facilitate an Acquisition Proposal); and (B) terminate all access granted to any such Person and its Representatives to any physical or electronic data room. Except as permitted by this Section 5.3, from and after the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company Group will not, and will not instruct, authorize or knowingly permit any of its Representatives to, directly or indirectly,
(i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal;
(ii) furnish to any Person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub or any of their Representatives) any non-public information relating to the Company Group or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (other than Parent, Merger Sub or any designees of Parent or Merger Sub or any of their Representatives), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal;
(iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 5.3);
(iv) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal (provided, however, that this subsection shall not preclude internal non-public deliberations and actions of the Company Board and management (which actions by themselves do not trigger disclosure requirements for the Company) and non-public discussions of the Company Board and management with its advisors, in each case with respect to an Acquisition Proposal); or
(v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable

Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement, an “Alternative Acquisition Agreement”).
From the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement solely to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Company Board (or any committee thereof).
(b) Superior Proposals. Notwithstanding anything to contrary set forth in this Section 5.3, from the date hereof until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives (including the Advisor):
(i) respond to any Person making an Acquisition Proposal (A) to inform such Person of the restrictions of this Section 5.3 by providing a link to this Agreement (as publicly filed) and directing such Person to this section and (B) additionally for the limited purpose of clarifying (but for the avoidance of doubt not accepting or negotiating) the written terms and conditions set forth in such Acquisition Proposal; and
(ii) participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made or delivered to the Company an bona fide written Acquisition Proposal on or after the date hereof, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such Person), in each case with respect to an Acquisition Proposal that did not result from any material breach of Section 5.3(a); provided, however, that, with respect to this Section 5.3(b)(ii), the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal, and the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.3(b) would reasonably be expected to violate its fiduciary obligations pursuant to applicable law; and provided further, however, that the Company will promptly (and in any event within 24 hours) make available to Parent any non-public information concerning the Company Group that is provided to any such Person or its Representatives that was not previously made available to Parent.
(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the date hereof may the Company Board (or a committee thereof):
(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent in any material respect;
(B) adopt or approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal (provided, however, that this subsection (B) shall not preclude internal non-public deliberations and actions of the Company Board and management (which actions by themselves do not trigger disclosure obligations by the Company) and non-public discussions of the Company Board and management with its advisors, in each case with respect to an Acquisition Proposal);
(C) if an Acquisition Proposal has been publicly made, following the written request by Parent, fail to publicly reaffirm the Company Board Recommendation within 10 Business Days (or such fewer number of days as remains prior to the Company Stockholder Meeting, provided that Parent shall not make any such request for reaffirmation less than 3 Business Days prior to the Company Stockholder Meeting) after Parent so requests in writing (it being understood that the

Company will have no obligation to make such reaffirmation on more than three separate occasions, or after the Requisite Stockholder Approval has been obtained);
(D) fail to recommend publicly against a tender offer or exchange offer that, if consummated, would constitute an Acquisition Transaction and that was commenced within the meaning of Rule 14d-2 promulgated under the Exchange Act, within ten (10) Business Days following the commencement of such tender offer or exchange offer; provided, however, that the Company Board shall not be required to make any such recommendation more than once for any tender or exchange offer or with respect to any tender or exchange offer after the Company Board (or a committee thereof) has made a recommendation with respect to such tender or exchange offer, and once with respect to any modification or revision to the price, conditions or other material terms of such tender offer or exchange offer that is made public that requires the Company Board to amend its recommendation with respect to such tender or exchange offer pursuant to Rule 14d-9(c) promulgated under the Exchange Act, or after the Requisite Stockholder Approval has been obtained; or
(E) fail to include the Company Board Recommendation in the Proxy Statement
(any action described in clauses (A) through (E), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal; or (2) the delivery by the Company to Parent of any notice contemplated by Section 5.3(d) will constitute a Company Board Recommendation Change; or
(ii) cause or permit the Company Group to enter into an Alternative Acquisition Agreement.
(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:
(i) other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal, the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to any material event or development or material change in circumstances that was (A) not actually known to the Company Board as of the date hereof (or if known, the effect of which was not actually known by the Company Board); and (B) does not relate to (a) any Acquisition Proposal; or (b) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account) (each such event, an “Intervening Event”), if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to violate its fiduciary obligations pursuant to applicable law and if and only if:
(1) the Company has provided prior written notice to Parent at least three Business Days in advance to the effect that the Company Board (or a committee thereof) has (A) so determined that an Intervening Event has occurred; and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.3(d)(i), which notice will specify the applicable Intervening Event in reasonable detail; and
(2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such three Business Day period, must have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate and has made its Representatives available) to make such adjustments offered by Parent to the terms and conditions of this Agreement so that the Company Board (or a committee thereof), taking into account any such adjustments (which adjustments, to the extent accepted and executed and delivered by the Company, would be binding on Parent), no longer determines that the failure to make a Company Board Recommendation Change in response to such Intervening Event would reasonably be expected to violate its fiduciary obligations pursuant to applicable law and (B) if Parent so requests in a timely fashion, in good faith considered permitting, and to the extent permitted, provided reasonable opportunity for, Parent and its Representatives to make a presentation to the Company Board during such three Business Day period regarding any adjustments to this Agreement; or
(ii) if the Company has received a bona fide Acquisition Proposal that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, in each case if and only if:
(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to violate its fiduciary obligations pursuant to applicable law;
(2) the Company Group and its Representatives have complied in all material respects with their obligations pursuant to this Section 5.3(d) with respect to such Acquisition Proposal;
(3) (i) the Company has provided prior written notice to Parent at least three Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a bona fide written Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(d)(ii) absent any acceptable revision (which revision, to the extent accepted and executed and delivered by the Company, would be binding on Parent) to the terms and conditions of this Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms thereof and copies of the definitive agreement and material ancillary agreements, including written financing commitments, in the Company’s possession relating to such Acquisition Proposal; and
(ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, must have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate and has made its Representatives available) to make such adjustments offered by Parent to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal, (2) if Parent so requests in a timely fashion, in good faith considered permitting, and to the extent permitted, provided reasonable opportunity for, Parent and its Representatives to make a presentation to the Company Board during the Notice Period regarding any adjustments to this Agreement, and (3) after considering any material adjustments to this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be offered by Parent (which, to the extent accepted and executed and delivered by the Company, would be binding on Parent) during the Notice Period, the Company Board (or a committee thereof) has reaffirmed the determinations set forth in Section 5.3(d)(ii)(1); provided, however, that in the event of any material revisions to such Acquisition Proposal (for the avoidance of doubt, revisions to economic terms (e.g., price) and conditions shall be deemed material), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(3) (other than the presentation to the Company Board as contemplated by item (2) above) with respect to such new written notice, except that the Notice Period shall only be two Business Days with respect thereto; and
(4) in the event of any termination of this Agreement in order to cause or permit the Company Group to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h).

(e) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (and, in any event, within 24 hours) notify Parent if any inquiries, offers or proposals that constitute an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives. Such notice must include (i) the identity of the Person or “group” of Persons making such inquiries, offers or proposals (unless, in each case, such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or “group” of Persons that is in effect on the date of this Agreement); (ii) a summary of the material terms and conditions of such offers or proposals; and (iii) copies of all relevant written proposals and agreements relating to such inquiries, offers or proposals that constitute and Acquisition Proposal. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status (and supplementally provide the terms and documents and other written materials) of any such inquiries, offers or proposals (including any amendments thereto) and the status and material terms of any such discussions or negotiations.
(f) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from complying with its obligations under U.S. federal or state law or from making any disclosure to the holders of shares of Company Common Stock that the Company Board (or any committee thereof) has determined, after consultation with its outside legal counsel, if not made could reasonably be expected to be inconsistent with the fiduciary duties of the Company’s directors under applicable law, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.3(d). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) that describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto will not be deemed to be (A) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) a Company Board Recommendation Change.
(g) Breach by Representatives. The Company agrees that any breach of this Section 5.3 by any of its Representatives will be deemed to be a breach of this Agreement by the Company.
ARTICLE VI.
ADDITIONAL COVENANTS
6.1 Required Action and Forbearance; Efforts.
(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts (A) to take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by:
(i) causing the conditions to the Merger set forth in Article VII to be satisfied;
(ii) (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger;
(iii) obtaining all consents, waivers and approvals and delivering all notifications pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger; and
(iv) executing and delivering any Contracts and other instruments that are reasonably necessary to consummate the Merger.

(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, will take any action, or fail to take any action, that (i) is intended to or has (or would reasonably be expected to have) the effect of preventing or impairing (A) the consummation of the Merger (including by delaying consummation of the Merger beyond the Termination Date); or (B) the ability of such Party to fully perform its obligations pursuant to this Agreement or (ii) has or is intended to have the effect of delaying or otherwise adversely affecting the consummation of the Merger. For the avoidance of doubt, no action by the Company taken in compliance with Section 5.3 will be considered a violation of this Section 6.1. For the avoidance of doubt, no acquisition, business combination or similar transaction undertaken by Parent or Merger Sub will be considered a violation of this Section 6.1.
(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, the Company Group will not be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.
6.2 Antitrust Filings.
(a) Filing Under the HSR Act and Other Applicable Antitrust Laws. Each of Parent and Merger Sub shall (and shall cause their respective Affiliates, if applicable), on the one hand, and the Company shall (and shall cause its Subsidiaries, if applicable), on the other hand, will, to the extent required in the reasonable judgment of counsel to Parent and the Company, (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within five Business Days following the date hereof; and (ii) promptly file pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority pursuant to other applicable Antitrust Laws in connection with the Merger, with Parent having primary responsibility for the making of such filings. Each of Parent and the Company will use reasonable efforts to (A) cooperate and coordinate (and cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause the other to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) take all action necessary to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger; and (2) obtain any required consents pursuant to any Antitrust Laws applicable to the Merger, in each case as soon as practicable. If any Party or Affiliate thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws applicable to the Merger, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.
(b) Divestitures. In furtherance and not in limitation of the foregoing, if and to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger, each of Parent and Merger Sub (and their respective Affiliates, if applicable) will use reasonable best efforts to (i) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company Group, on the other hand; and (B) any other restrictions on the activities of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company Group, on the other hand; and (ii) contest, defend and appeal any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger, except, in each case, to the extent such actions would reasonably be expected to have a material adverse effect on Parent, Merger Sub, and their respective Affiliates.
(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall (and shall cause their respective Subsidiaries to), subject to any restrictions under applicable laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority (other than with respect to the filing pursuant to the HSR Act); (ii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable laws and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting or discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the non-public information; provided, however, that each of Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis.
(d) Prohibited Parent Actions. During the period from the date of this Agreement to the Effective Time, Parent shall not, nor shall it permit any of its Subsidiaries to, consummate, enter into any agreement providing for or announce any acquisition, business combination or similar transaction, in each case that is intended to or has (or would reasonably be expected to have) the effect of preventing the consummation of the Merger or delaying consummation of the Merger beyond the Termination Date.
6.3 Proxy Statement and Other Required SEC Filings.
(a) Proxy Statement. Promptly following the date hereof, the Company will prepare, and use reasonable best efforts to file with the SEC, a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Except as otherwise provided in Section 5.3, the Company must include the Company Board Recommendation in the Proxy Statement.
(b) Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. Each of the Company and Parent agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto, including, in the case of Parent, any information regarding the Equity Commitment Letter, the Guaranty or the Guarantors, whether provided by Parent or by any of the Guarantors, will, at the date of mailing to stockholders and at the times of the meeting of Company Stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing.

(c) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates is discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.
(d) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.
(e) Notices; Comments. The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith. Subject to the requirements of Section 6.3(d), the Company shall use its reasonable best efforts to respond as promptly a reasonably practicable to any comments from the SEC with respect the Proxy Statement or any Other Required Company Filing, as the case may be.
(f) Dissemination of Proxy Statement. Subject to applicable law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement. All mailings to the Company Stockholders in connection with the transactions contemplated hereby shall be subject to the reasonable prior review and comment of Parent and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. In furtherance of the foregoing, the Company shall conduct in a timely manner a “broker search” in accordance with Rule 14a-13 of the Exchange Act.
6.4 Company Stockholder Meeting.
(a) Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the DGCL, the Charter, the Bylaws and the rules of Nasdaq to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)), duly call, give notice of, convene and hold a meeting of the Company Stockholders (the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the 20th Business Day following the mailing of the Proxy Statement to the Company Stockholders. Subject to Section 5.3 and unless there has been a Company Board Recommendation Change, the Company will use its reasonable best efforts to obtain the Requisite Stockholder Approval. The Company shall keep Parent informed on a reasonably current basis regarding its solicitation efforts and proxy tallies following the dissemination of the Proxy Statement. The Company shall, upon the request of Parent, use its commercially reasonable efforts to cause the applicable proxy solicitor of the Company to advise Parent on a reasonable basis during the last ten Business Days prior to the Company Stockholder Meeting as to the aggregate tally of proxies received by the Company with respect to the Requisite Stockholder Approval.
(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company shall not postpone or adjourn the Company Stockholder Meeting without the prior written consent of Parent; provided, however, that if the Company or Parent reasonably determines in good faith that the Requisite Stockholder Approval is unlikely to be obtained at the Company Stockholder Meeting, including due to an absence of a quorum, then on no more than two occasions (for each of the Company and Parent) and prior to the vote contemplated having been taken, each of the Company and Parent shall have the right to require a postponement or adjournment of the Company Stockholder Meeting for the purpose of soliciting additional votes in favor of this Agreement and the Merger; provided, further, that no single such postponement or adjournment pursuant to the immediately preceding proviso shall delay the Company Stockholder Meeting by more than seven days from the prior-scheduled date or to a date on or after the fifth Business Day preceding the Termination Date; and provided, further, that notwithstanding the foregoing, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting to give the holders of shares of Company Common Stock sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to the holders of shares of Company Common Stock (including in connection with a Change of Recommendation) or if the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable law, order, Nasdaq or SEC rule or regulation, provision of its Charter or Bylaws, or a request from Nasdaq, the SEC or its staff. Unless this Agreement is validly terminated in accordance with Section 8.1, the Company will submit this Agreement and the Merger to the Company Stockholders at the Company Stockholder Meeting (timely held in accordance with the requirements of this Section 6.4) even if the Company Board (or a committee thereof) has effected a Company Board Recommendation Change. The Company agrees that no matters shall be brought before the Company Stockholder Meeting other than the adoption of this Agreement, the Merger, and any related “golden parachute” vote under Rule14a-21(c) of the Exchange Act and any related and customary procedural matters (including a proposal to adjourn the meeting, if necessary, to solicit additional proxies for the purposes of obtaining the Requisite Stockholder Approval).
6.5 Financing.
(a) No Amendments to Financing Commitment Letters. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will not (without the prior written consent of the Company) permit any termination, replacement, supplement, amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, any of the Financing Commitment Letters if such termination, replacement, supplement, amendment, modification or waiver would, or would reasonably be expected to, (i) reduce (or have the effect of reducing) either the aggregate amount of or the net proceeds to Parent from the Debt Financing (unless the Equity Financing is increased by an equivalent amount or the representations in Section 4.11(d) (as though made at the time of the effectuation of such amendment, modification, supplement or replacement) shall remain true and correct after taking into account such reduction) or reduce the aggregate amount of the Equity Financing as the Debt Financing and the Equity Financing, as applicable, are in effect on the date of this Agreement; (ii) impose new or additional, or adversely modify any existing, conditions precedent (except in connection with any “flex” provisions contained in the Debt Commitment Letter made available to the Company as of the date of this Agreement) to the funding of the Financing, in a manner that would reasonably be expected to (A) delay or prevent the Closing Date; or (B) make the timely funding of the Financing less likely to occur in any respect; or (iii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the other parties to the Financing Commitment Letters (provided that, each of Parent and Merger Sub may, without the prior written consent of the Company, amend or modify the Debt Commitment Letter to (x) add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement (it being understood that to the extent any lenders, lead arrangers, bookrunners, syndication agents or similar entities are added to the Debt Commitment Letter as set forth in this clause (iii) pursuant to customary joinder arrangements and the commitments of the Commitment Parties (as defined in the Debt Commitment Letter as of the date hereof) are ratably reduced in connection therewith, such customary joinder arrangements will be reasonably satisfactory to the Company) and (y) enter into a Replacement Commitment Facility (as defined in the Commitment Letter).

Parent and Merger Sub shall not, and shall not permit any of their respective Affiliates to, take any action not otherwise required under this Agreement that is a breach of, or would or would reasonably be expected to result in termination of, any of the Financing Commitment Letters. Any reference in this Agreement to (1) the “Equity Financing”, “Debt Financing” or “Financing” will include the financing contemplated by the Financing Commitment Letters as amended or modified in compliance with this Section 6.5; and (2) “Equity Commitment Letter”, “Debt Commitment Letter” and “Financing Commitment Letters” will include such document as amended or modified in compliance with this Section 6.5.
(b) Equity Financing. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof; (ii) satisfy on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the Equity Commitment Letter; (iii) consummate the Equity Financing at or prior to the Closing; (iv) comply with its obligations pursuant to the Equity Commitment Letter; and (v) enforce its rights pursuant to the Equity Commitment Letter.
(c) Debt Financing And Alternative Debt Financing. Each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to arrange the Debt Financing and obtain the financing contemplated thereby as promptly as reasonably practicable after the date hereof (taking into account the anticipated timing of the Closing) on the terms and conditions (including, to the extent required, the full exercise of any flex provisions) set forth in the Debt Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Debt Commitment Letter and the applicable definitive agreements in accordance with the terms and subject to the conditions thereof (including any “flex” provisions), subject to modifications not prohibited hereunder (ii) comply with its covenants and obligations under the Debt Commitment Letter, (iii) negotiate, execute and deliver definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letter on the terms and conditions (including the flex provisions) contemplated by the Debt Commitment Letter, subject to modifications not prohibited hereunder (iv) satisfy on a timely basis (or obtain a waiver to) all conditions to funding that are applicable to Parent and Merger Sub in the Debt Commitment Letter and the definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letter, (v) enforce its rights pursuant to the Debt Commitment Letter, including in the event of a breach by the Debt Financing Source under the Debt Commitment Letter or the definitive agreement with respect to the Debt Financing, and (vi) consummate the Debt Financing at or prior to the Closing, including by using its reasonable best efforts to cause the Debt Financing Sources to fund the Debt Financing at the Closing. Parent and Merger Sub will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Debt Commitment Letter as and when they become due in accordance with the terms of the Debt Commitment Letter. Parent shall not agree to the withdrawal, termination, repudiation or rescission of the Debt Commitment Letter or any definitive agreement with respect to the Debt Financing without the prior written consent of the Company, and shall not release or consent to the termination of the obligations of the Debt Financing Source under the Debt Commitment Letter (other than as provided therein), unless other Alternative Debt Financing is incurred by a corresponding amount and the terms of such Alternative Debt Financing would not otherwise violate the provisions of this Section 6.5. In furtherance and not in limitation of the foregoing, in the event that any portion of the Debt Financing becomes unavailable on the terms and conditions (including the flex provisions) set forth in the Debt Commitment Letter for any reason, Parent shall promptly notify the Company in writing of such event and shall use its reasonable best efforts to, as promptly as reasonably practicable following the occurrence of such event, (i) obtain alternative financing from alternative sources on terms and conditions not less favorable in the aggregate to Parent and Merger Sub than those set forth in the Debt Commitment Letter and in an amount sufficient, when taken together with the Equity Financing and the available portion of the Debt Financing, to consummate the transactions contemplated hereunder, as the case may be (the “Alternative Debt Financing”), and (ii) obtain one or more new financing commitment letters with respect to such Alternative Debt Financing (such new financing commitment letters, together with any related fee letters, exhibits, schedules, annexes, supplements, term sheets and other agreements, the “New Debt Commitment Letters”), which New Debt Commitment Letters will replace the existing Debt Commitment Letter in whole or in part. In furtherance of and not in limitation of the foregoing, in the event that (1) any portion of the Debt Financing anticipated under the Debt Commitment Letter to be structured as a high yield bond financing is unavailable, regardless of the reason therefor, and such amount is not funded through a securities demand under the Debt Commitment Letter, (2) all conditions contained in Section 7.1 and Section 7.2 have been satisfied or waived (other than (x) any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing, and (y) those conditions the failure of which to be satisfied is attributable to a breach by Parent or Merger Sub of its representations, warranties, covenants or agreements contained in this Agreement) and (3) a bridge facility contemplated by the Debt Commitment Letter (or an alternative bridge facility or other financing obtained in accordance with this Section 6.5(b)) is available on the terms described in the Debt Commitment Letter subject to the satisfaction of the conditions precedent set forth therein, then Parent shall use reasonable best efforts to cause the applicable Debt Financing Sources to fund such bridge financing in accordance with the terms of the Debt Commitment Letter and the proceeds shall be used in lieu of the affected portion of the high yield bond financing. Parent shall promptly provide the Company with a copy of any New Debt Commitment Letters (except that economic terms and “pricing flex” provisions may be redacted so long as no redaction covers terms that would (i) reduce the amount of the hereinafter defined Alternative Debt Financing below the amount necessary for Parent to complete the Merger, (ii) adversely affect the amount (including the net cash proceeds to Parent), conditionality, availability, timing or termination of the Alternative Debt Financing, as hereinafter defined, (iii) reasonably be expected to prevent, impair or delay the consummation of the hereinafter defined Alternative Debt Financing or (iv) impose new or additional, or adversely modify any existing, conditions precedent). No Alternative Debt Financing or New Debt Commitment Letter may expand upon the conditions precedent or contingencies to the funding of the Debt Financing on the Closing Date as set forth in the Debt Commitment Letter in effect on the date hereof or otherwise include terms (including any “flex” provisions) that would reasonably be expected to make the likelihood that the Alternative Debt Financing would be funded less likely. In the event that any New Debt Commitment Letters are obtained, (A) any reference in this Agreement to the “Financing Commitment Letters” or the “Debt Commitment Letter” will be deemed to include the Debt Commitment Letter to the extent not superseded by a New Debt Commitment Letter at the time in question and any New Debt Commitment Letters to the extent then in effect, and (B) any reference in this Agreement to the “Financing” or the “Debt Financing” means the debt financing contemplated by the Debt Commitment Letters as modified pursuant to the foregoing. Without the Company’s prior written consent, Parent shall not directly or indirectly take any action that would or would reasonably be expected to result in the Debt Financing not being available or that would or would reasonably be expected to materially delay the availability of the Debt Financing.
(d) Updates. Upon reasonable request by the Company, Parent and Merger Sub shall keep the Company informed in reasonable detail of any material developments concerning the status of its efforts to arrange the Financing (or any Alternative Debt Financing) and provide to the Company copies of all executed amendments, modifications, consents or waivers to or under any Financing Commitment Letters and all executed and substantially final material draft definitive documents related to the Financing.
(e) Notice. Without limiting the generality of Section 6.5(d), Parent and Merger Sub shall give the Company prompt written notice (and, in any event, within two (2) Business Days) (i) of any default or breach (or any event that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any default or breach) by any party to any Debt Commitment Letter or Equity Commitment Letter or material definitive document related to the Financing of which Parent, Merger Sub or any of their Affiliates becomes aware, (ii) of the receipt of any written notice or other written communication from the Debt Financing Source or Guarantors with respect to any actual or potential default, breach, termination or repudiation by any party to the Debt Commitment Letter or Equity Commitment Letter or any material definitive document related to the Financing, (iii) of the occurrence of an event or development that would reasonably be expected to have a material and adverse impact on the ability of Parent and Merger Sub to obtain all or any portion of the Financing contemplated by the Debt Commitment Letter and Equity Commitment Letter on the terms, in the manner or from the sources contemplated by such letters or the material definitive documents related to the Financing, (iv) any termination, cancellation or repudiation by any party to any of the Financing Commitment Letters or material definitive document related to the Financing of which Parent or Merger Sub becomes aware; (v) of the receipt by Parent or Merger Sub of any notice or other communication from any Person with respect to any material dispute or disagreement between or among parties to any of the Debt Commitment Letter, Equity Commitment Letter or the definitive documents related to the Financing with respect to the obligation to fund the Financing or the amount of the Financing to be funded at the Closing (but excluding ordinary course negotiations); and (vi) if for any reason Parent, Merger Sub or any of their Affiliates believes in good faith that (A) there is (or there is likely to be) a material dispute or disagreement between or among parties to any of the Debt Commitment Letter, Equity Commitment Letter or the definitive documents related to the Financing with respect to the obligation to fund the Financing or the amount of the Financing to be funded at the Closing (but excluding ordinary course negotiations) or (B) there is a reasonable likelihood that the Financing will not be available for any reason on the terms, in the manner or from the sources contemplated by the Financing Commitment Letters or any definitive documents related to the Financing. As soon as reasonably practicable, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence.
(f) Enforcement. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.5 will require, and in no event will the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (i) bring any enforcement action against any source of the Financing to enforce its rights pursuant to the Financing Commitment Letter (it being understood that Parent and Merger Sub will seek to enforce, including by bringing suit for specific performance, the Equity Commitment Letter if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Merger); or (ii) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.
6.6 Cooperation With Debt Financing.
(a) Cooperation with Debt Financing. Prior to the Effective Time, at Parent’s sole expense, the Company will use its reasonable best efforts to, and will use its reasonable best efforts to cause each of its Subsidiaries and its and their respective Representatives to, provide such cooperation as may be reasonably requested by Parent or Merger Sub to assist them in arranging the Debt Financing, including, but not limited to:
(i) assisting in preparation for and participating (and causing senior management and Representatives, with appropriate seniority and expertise, of the Company to participate) in a reasonable number of meetings and presentations with actual or prospective lenders, road shows and due diligence sessions, drafting sessions and sessions with rating agencies, and otherwise cooperating with the marketing and due diligence efforts for any of the Debt Financing as contemplated by the Debt Commitment Letter;
(ii) cooperating reasonably with the Financing Sources’ due diligence, to the extent reasonably requested;
(iii) assisting Parent and the Financing Sources in a commercially reasonable manner with the timely preparation of customary (A) rating agency presentations, bank information memoranda, confidential information memoranda, lender presentations and similar documents required in connection with or proper for the Debt Financing or customarily used to arrange transactions similar to the Debt Financing by companies of a comparable size in a comparable industry as the Company; and (B) pro forma financial statements and forecasts of financial statements of the Surviving Corporation for one or more periods following the Closing Date, in each case based on financial information and data derived from the Company’s historical books and records; provided, however, that no member of the Company Group will be required to provide any information or assistance with respect to the preparation of pro forma financial statements and forecasts of financing statements relating to (i) the determination of the proposed aggregate amount of the Debt Financing, the interest rates thereunder or the fees and expenses relating thereto; (ii) the determination of any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; or (iii) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company;

(iv) as promptly as reasonably practicable, (A) providing Parent and the Financing Sources (1) all Required Financial Information, (2) the financial information of the Company identified in paragraph 4 of the Debt Commitment Letter as in effect on the date hereof and (3) other information relating to the Company and its Subsidiaries (including its operations, financial projections and prospects) as may be reasonably requested by Parent and customary to assist in preparation of the Offering Documents and supplementing such information to the extent any such information contains any material misstatement of fact or omits to state a material fact necessary to make such information not misleading as may be reasonably requested by Parent or the Financing Sources to the extent that such information is of the type and form customarily included in a bank confidential information memorandum in connection with the arrangement of financing similar to the Debt Financing or in rating agency presentations, lender presentations or other customary marketing materials and (B) informing Parent if the chief executive officer, chief financial officer, treasurer or controller of the Company shall have knowledge of any facts as a result of which a restatement of any financial statements to comply with GAAP would be likely;
(v) assisting in a commercially reasonable manner with the preparation of Offering Documents;
(vi) requesting the independent auditors to cooperate with Parent’s reasonable best efforts to obtain customary accountant’s comfort letters (including “negative assurance”) and consents from the Company’s independent auditors;
(vii) executing and delivering, solely to the extent such execution and delivery would only be effective on or after the Closing Date, of any definitive agreements, pledge and security documents, mortgages, currency or interest hedging arrangements and other definitive financing documents and certificates as may be reasonably requested by Parent or the Financing Sources (including using reasonable best efforts to obtain, to the extent applicable, consents of accountants for use of their reports in any materials relating to the Debt Financing as reasonably requested by Parent), obtaining insurance certificates and endorsements, and facilitating the delivery of all stock and other certificates representing equity interests in the Company and its Subsidiaries to the extent required in connection with the Debt Financing, and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing, it being understood that such documents will not take effect until the Effective Time;
(viii) reasonably facilitating the granting of security interests (and perfection thereof) in collateral or the reaffirmation of the pledge of collateral on or after the Closing Date, and obtaining and delivering any pay-off letters and other cooperation in connection with the repayment or other retirement of existing Indebtedness required to be repaid at the Closing and the release and termination of any and all related liens on or prior to the Closing Date;
(ix) providing customary authorization letters, confirmations and undertakings to the Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Financing Sources that the information pertaining to the Company Group and based on financial information and data derived from the Company’s historical books and records contained in the disclosure and marketing materials related to the Debt Financing is complete and correct in all material respects and that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or securities; provided, however, that all such materials have been previously identified to, and provided to, the Company;
(x) to the extent any information constituting material non-public information about the Company or its Subsidiaries or securities (1) is “flash” or “recent development sales” and/or EBITDA information for any completed fiscal quarter or other completed fiscal period or (2) would otherwise customarily be made public by the Company or its Subsidiaries, if requested by Parent, publicly disclosing such information such that such information no longer constitutes material non-public information about the Company or its Subsidiaries or securities;
(xi) ensuring that the Debt Financing benefits from existing lending relationships of the Company and its Subsidiaries;

(xii) taking all reasonable corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Debt Financing (including distributing the proceeds of the Debt Financing, if any, obtained by any Subsidiary of the Company to the Surviving Corporation);
(xiii) promptly furnishing (but in no event later than three (3) Business Days prior to the Closing Date) Parent and the Financing Sources with all documentation and other information about the Company Group as is reasonably requested by Parent or the Financing Sources relating to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the requirements of 31 C.F.R. § 1010.230, to the extent requested in writing at least ten (10) Business Days prior to the Closing Date;
provided, however, that nothing herein shall require Company or any Subsidiary to take any action that would be effective prior to the Closing, including with respect to any lien on any assets of the Company or its Subsidiaries in connection with the Debt Financing.
(b) Obligations of the Company. Notwithstanding anything in this Agreement to the contrary, (i) neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or enter into any binding agreement or commitment or incur any other actual or potential liability or obligation in connection with the Debt Financing (or any Alternative Debt Financing) prior to the Closing, (ii) none of the Company, its Subsidiaries or their respective directors, managers, officers or employees shall be required to execute or enter into, perform or authorize any agreement with respect to the financing contemplated by the Debt Commitment Letter (other than customary representation letters, authorization letters and undertakings (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing based on financial information and data derived from the Company’s historical books and records)) that is not contingent upon the Closing or that would be effective prior to the Closing Date (and for the avoidance of doubt, the board of directors or other equivalent governing body of Parent shall enter into or provide any resolutions, consents, approvals or other Closing arrangements on behalf of the Company and its Subsidiaries as may be required by the Debt Financing Source pursuant to the Debt Commitment Letter at, or as of, the Closing), (iii) no director, manager, officer or employee of the Company or any of the Company Subsidiaries shall be required to deliver any certificate or take any other action pursuant to this Section 6.6 to the extent any such action would reasonably be expected to result in personal liability to such director, manager, officer or employee, (iv) neither the Company nor any of its Subsidiaries shall be required to take any action that would reasonably be expected, in the reasonable judgment of the Company, to conflict with, or result in any violation or breach of, any applicable laws, any organizational documents of the Company or any of its Subsidiaries, any Contract or obligations of confidentiality (not created in contemplation hereof) binding on the Company or any of its Subsidiaries, (v) neither the Company nor any of its Subsidiaries shall be required to take any action that would cause any condition to the Closing set forth herein to not be satisfied or otherwise cause any breach of this Agreement, (vi) neither the Company nor any of its Subsidiaries shall be required to make any representation, warranties or certifications as to which, after the Company’s use of reasonable best efforts to cause such representation, warranty or certification to be true, the Company has in its good faith determined that such representation, warranty or certification is not true, (vii) neither the Company nor any of its Subsidiaries shall be required to become subject to any obligations or liabilities with respect to such agreements or documents prior to the Closing other than customary representation letters, authorization letters and undertakings (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing based on financial information and data derived from the Company’s historical books and records), and (viii) neither the Company nor any of its Subsidiaries shall be required to (x) provide access to or disclose information that the Company determines would jeopardize any attorney–client privilege or other similar privilege of the Company or any of its Subsidiaries or (y) change any fiscal period. In addition, (A) no action, liability or obligation of the Company Group or any of its Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing (other than customary representation letters, authorization letters and undertakings (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing based on financial information and data derived from the Company’s historical books and records)) will be effective until the Effective Time, and the Company Group will not be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (other than customary representation letters, authorization letters and undertakings (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing based on financial information and data derived from the Company’s historical books and records)) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time; and (B) any bank information memoranda required in relation to the Debt Financing will contain disclosure reflecting the Surviving Corporation or its Subsidiaries as the obligor. Nothing in this Section 6.6 will require the Company Board to approve any financing (including the Debt Financing) or Contracts related thereto, effective prior to the Closing Date.
(c) Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to or likely to harm or disparage the Company Group or the reputation or goodwill of the Company Group; (ii) are used solely in connection with a description of the Company, its business and products or the Merger; and (iii) are used in a form and manner reasonably acceptable to the Company.
(d) Confidentiality. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any Financing Sources or prospective Financing Sources and other financial institutions and investors that may become parties to the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to other confidentiality undertakings customary for transactions similar to the Debt Financing.
(e) Reimbursement. Promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company Group or its Representatives in connection with the cooperation of the Company Group contemplated by this Section 6.6.
(f) Indemnification. The Company Group and its Representatives will, promptly upon request by the Company, be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any cooperation provided pursuant to this Section 6.6 or the provision of information utilized in connection therewith. Parent’s obligations pursuant to Section 6.6(e) and this Section 6.6(f) referred to collectively as the “Reimbursement Obligations.”
(g) No Financing Condition. The Parties acknowledge and agree that the provisions contained in this Section 6.6 represent the sole obligation of the Company, its Subsidiaries and their respective Representatives with respect to cooperation in connection with the arrangement of the Financing and no other provision of this Agreement shall be deemed to expand or modify such obligations. Notwithstanding anything herein to the contrary, Parent and Merger Sub each acknowledge and agree that obtaining the Financing is not a condition to the Closing. If the Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger.
6.7 Anti-Takeover Laws. Parent, Merger Sub and the Company will take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.
6.8 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable law or regulation requires the Company to restrict or otherwise prohibit access to such documents or information; access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company Group is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of third Persons; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided, that such access may be provided remotely to the extent the Company determines necessary or advisable in light of the COVID-19 pandemic. Nothing in this Section 6.8 will be construed to require the Company Group or any of its Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company Group or create a risk of damage or destruction to any property or assets of the Company Group. Any access to the properties of the Company Group will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company, or another Person designated by the Company.
6.9 Section 16(b) Exemption. The Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a) Indemnified Parties. From and after the Effective Time, each of Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless, to the fullest extent permitted under applicable Law (and each of Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law), each present and former director, officer and employee of the Company and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement, to the fullest extent that the Company would have been permitted under applicable law.
(b) Indemnification Obligation. Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses), whether asserted or claimed prior to, at or after the Effective Time, in favor of any Indemnified Party as provided in the (i) Company's certificate of incorporation, (ii) the Company's bylaws, (iii) the respective comparable organizational documents of the Company’s Subsidiaries, and (iv) any indemnification or other agreements (clauses (i) through (iv), collectively, the “Indemnification Agreements”) of the Company or any Subsidiary of the Company (in the case of each such Indemnification Agreement, as in effect on the date of this Agreement) will survive the Merger and will continue in full force and effect in accordance with their terms until the expiration of the applicable statute of limitations with respect to any claims or potential claims against such directors, officers or employees arising out of such acts or omissions (and until such later date as such claims and any proceedings arising therefrom are finally disposed of) or such later date as is provided pursuant to the terms thereof, and from and after the Effective Time, Parent will comply with and honor, and will cause the Surviving Corporation to comply with and honor, the foregoing obligations. From and after the Effective Time, Parent and the Surviving Corporation will not amend, repeal or otherwise modify the Charter, the Bylaws or the respective comparable organizational documents of the Company’s Subsidiaries in any manner that could reasonably be expected to adversely affect the rights thereunder of any such director, officer or employee with respect to their acts or omissions occurring at or prior to the Effective Time.
(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the annual cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.
(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns will (i) consolidate with or merge into any other Person and not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfer all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.
(e) No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Party (or any other person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Party or other person. Each of the Indemnified Parties, together with other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives), are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if such person were a Party. The rights of the Indemnified Parties (and other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company Group; or (iv) applicable law (whether at law or in equity).
(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.10 will be joint and several.
(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company Group for any of its directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.11 Employee Matters.
(a) Employment; Benefits. As of the Closing, the Surviving Corporation or one of its Subsidiaries will continue to employ the employees of the Company Group as of the Effective Time. From and after the Effective Time until 12 months following the Closing Date, the Surviving Corporation and its Subsidiaries

will (and Parent will cause the Surviving Corporation and its Subsidiaries to) provide compensation, benefits and severance payments to each Continuing Employee that are substantially comparable in the aggregate to the compensation, benefits and severance payments provided to such employee immediately prior to the Effective Time (other than equity based benefits and individual employment agreements).
(b) For all purposes under the benefit plans and arrangements of Parent and its Subsidiaries covering any Continuing Employee (the “New Plans”), Parent shall use commercially reasonable efforts to cause such Continuing Employee to be credited with his or her years of service with the Company and its Subsidiaries (including, in each case, their predecessors) before the Effective Time, provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition, Parent shall use commercially reasonable efforts to cause each Continuing Employee, to be immediately eligible to participate, without any waiting time, in all New Plans that are welfare benefit plans to the extent coverage under such New Plan replaces or is intended to replace coverage under a comparable Company Plan (such plans, collectively, the “Old Plans”). In addition, for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, Parent shall use commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements to be waived for such persons. In addition, Parent shall use commercially reasonable efforts to cause any eligible expenses incurred by any Continuing Employee under an Old Plan to be taken into account under the corresponding New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such persons.
(c) In addition to what is afforded under Section 6.11(a), Parent will, in its sole discretion, make cash and/or equity award, retention or incentive scheme decisions for eligible Continuing Employees, following the consummation of the Transaction, based on the award, retention or incentive opportunities currently held by Parent’s similarly situated employees.
(d) Parent shall assume sponsorship of the Company Stock-Settled Bonus Plans and related awards and shall administer the Company Stock-Settled Bonus Plans and awards in accordance with their terms. All decisions under the Company Stock-Settled Bonus Plans shall be made, subject to the terms of the applicable Company Stock-Settled Bonus Plans and awards, by Parent.
(e) No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 6.11, require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Company Plan or prevent the amendment, modification or termination thereof after the Effective Time; (iii) except as provided in Section 9.6, create any third party beneficiary rights in any Person; or (iv) establish, amend or modify any benefit plan, program, agreement or arrangement.
6.12 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.13 Notification of Certain Matters.
(a) Notification by the Company. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing, except that (i) no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the

Merger or the remedies available to the Parties under this Agreement and (ii) failure to so notify shall not be, nor be deemed to be, a breach of this Section 6.13(a). The terms and conditions of the Confidentiality Agreement apply to any information provided to Parent pursuant to this Section 6.13(a).
(b) Notification by Parent. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing, except that (i) no such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement and (ii) failure to so notify shall not be, nor be deemed to be, a breach of this Section 6.13(b). The terms and conditions of the Confidentiality Agreement apply to any information provided to the Company pursuant to this Section 6.13(b).
6.14 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will each be reasonably acceptable to the other Party. Thereafter, the Company (other than with respect to the portion of any communication relating to a Company Board Recommendation Change), on the one hand, and Parent and Merger Sub, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger, except that the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable law, regulation or stock exchange rule or listing agreement; principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); or solely to the extent related to a Superior Proposal or Company Board Recommendation Change.
6.15 Transaction Litigation. Prior to the Effective Time, Parent and the Company will each provide the other with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep the other reasonably informed with respect to the status thereof. Each of Parent and the Company will (a) give the other the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with the other with respect to the defense, settlement and prosecution of any Transaction Litigation. Neither Parent nor the Company may compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless both Parent and the Company have consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.15, “participate” means that Parent or the Company, as the case may be, will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the other party (to the extent that the attorney-client privilege between the other party and its counsel is not undermined or otherwise affected), and Parent or the Company, as the case may be, may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.
6.16 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law and the rules and regulations of Nasdaq to cause (a) the delisting of the Company Common Stock from the Nasdaq Global Select Market as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.
6.17 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.
6.18 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
6.19 No Employment Discussions. Except as approved by the Company Board, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent and Merger Sub will not, and will not permit any of their Subsidiaries or controlled Affiliates to, authorize, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any executive officer of the Company (i) regarding any continuing employment or consulting relationship with the Surviving Corporation from and after the Effective Time; or (ii) pursuant to which any such individual would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; or (iii) pursuant to which such individual would agree to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
ARTICLE VII.
CONDITIONS TO THE MERGER
7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions:
(a) Requisite Stockholder Approval. The Company will have received the Requisite Stockholder Approval.
(b) Antitrust Laws. The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to the HSR Act will have expired or otherwise been terminated, or all requisite consents pursuant thereto, and pursuant to any other Antitrust Laws, will have been obtained.
(c) No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger.
7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:
(a) Representations and Warranties.
(i) Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not have a Company Material Adverse Effect.
(ii) The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3(c), Section 3.7(c) (other than the first sentence thereof), Section 3.7(d), Section 3.12(a)(ii) and Section 3.25 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing

Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).
(iii) The representations and warranties set forth in Section 3.7(a), Section 3.7(b) and the first sentence of Section 3.7(c) will be true and correct in all respects as of the Closing Date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications; and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to the Company or Parent, individually or in the aggregate, that is more than $435,000.
(b) Performance of Obligations of the Company. The Company will have performed and complied in all material respects with the covenants of this Agreement required to be performed and complied with by it at or prior to the Closing.
(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.
(d) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date hereof that is continuing.
7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.
(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub will have performed and complied in all material respects with the covenants of this Agreement required to be performed and complied with by them at or prior to the Closing.
(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII.
TERMINATION, AMENDMENT AND WAIVER
8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company by determination of their respective boards of directors;
(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any final, non-appealable permanent injunction or other permanent judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect; or (ii) any statute, rule, regulation or order has been enacted, entered, enforced or becomes applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has breached in any material respect its obligations under Section 6.1, Section 6.2 or Section 6.15 before asserting the right to terminate pursuant to this Section 8.1(b);
(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., Pacific time, on the later of March 26, 2021 or, if the Marketing Period has started and is in effect at such date, then the second Business Day following the end of the Marketing Period (but in no event shall such date be later than the 17th Business Day following March 26, 2021) (the “Termination Date”), provided, that if the condition set forth in Section 7.1(b) shall not have been satisfied but all other conditions in Sections 7.1, 7.2 and 7.3 shall have been satisfied or waived (other than those that by their terms are to be satisfied at the Closing, provided that they would be satisfied if the Closing were to occur on such date), the Termination Date may be extended by either Parent or the Company by written notice to the other party to a date not beyond June 26, 2021, and provided further, that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (i) (1) Parent if the Company has the valid right to terminate this Agreement pursuant to Section 8.1(g); or (2) the Company if Parent has the valid right to terminate this Agreement pursuant to Section 8.1(e); and (ii) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (B) the failure of the Effective Time to have occurred prior to the Termination Date;
(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(d)) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the cause of, or resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof);
(e) by Parent (whether prior to or after the receipt of the Requisite Stockholder Approval), if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Company Breach Notice Period”), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured within the Company Breach Notice Period (to the extent capable of being cured), and provided, further, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant or other agreement, which breach would result in a failure of a condition set forth in Section 7.3(a) or (b);
(f) by Parent, if at any time after the date of this Agreement the Company Board (or a committee thereof) has effected a Company Board Recommendation Change; provided, however, that Parent may exercise its right of termination pursuant to this clause only until 5:00 pm California time on the earlier of

(A) the date that is one Business Day immediately preceding the initial convening of the Company Stockholder Meeting and (B) the twentieth (20th) day following the date on which the Company has notified Parent that the Company Board has effected a Company Board Recommendation Change;
(g) by the Company (whether prior to or after the receipt of the Requisite Stockholder Approval), if Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Parent Breach Notice Period”), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured within the Parent Breach Notice Period (to the extent capable of being cured) and provided, further, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if the Company is then in material breach of any representation, warranty, covenant or other agreement hereunder, which breach would result in a failure of a condition set forth in Section 7.2(a) or (b);
(h) by the Company, at any time prior to receiving the Requisite Stockholder Approval if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company has complied in all material respects with Section 5.3(d)(ii) with respect to such Superior Proposal; and (iv) concurrently with such termination the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(b) (subject to Section 8.3(e)(ii)); provided, however, that a termination pursuant to this Section 8.1(h) shall not be effective unless the Company has paid, or has caused to be paid, to Parent the Company Termination Fee (subject to Section 8.3(e)(ii)); or
(i) by the Company, at any time prior to the Effective Time if (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied or waived (other than conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing or has been previously irrevocably waived by Parent), (ii) the Company has irrevocably notified Parent at least two (2) Business Days prior to such termination in writing (A) that it is ready, willing and able to consummate the Closing throughout such two (2) Business Day period, and (B) that all conditions set forth in Section 7.3 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at Closing, each of which is capable of being satisfied Closing), and (iii) Parent and Merger Sub fail to consummate the Closing in accordance with Section 2.3 by the end of such two (2) Business Day period.
8.2 Manner and Notice of Termination; Effect of Termination.
(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated and setting forth in reasonable detail the basis for such termination pursuant to such provision.
(b) Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that Section 6.6(e), Section 6.6(f), Section 6.14, this Section 8.2, Section 8.3, Section 8.6 and Article IX will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing nothing in this Agreement will relieve any Party from any liability for damages (which the parties agree in the case of the Company shall include the benefit of the bargain lost by the Company’s stockholders, which shall be deemed in such event to be damages of the Company) for any

Willful Breach. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any party pursuant to the Confidentiality Agreement or the Guaranty, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
(c) For the avoidance of doubt, in the event of termination of this Agreement, the Financing Sources will have no liability to the Company, any of its Affiliates or any of its or their direct or indirect equityholders hereunder or otherwise relating to or arising out of the transactions contemplated hereby or any Debt Financing (including for any willful and material breach), provided, however, that the foregoing shall not preclude any liability (x) of the Debt Financing Sources to the Company and its Affiliates under any confidentiality agreement entered into in connection with this Agreement or the transactions contemplated hereby or (y) under the Guaranty in accordance with its terms.
8.3 Fees and Expenses.
(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Conditioned upon the consummation of the Closing, Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Merger.
(b) Company Payments.
(i) If (A) this Agreement is validly terminated pursuant to Section 8.1(d) or Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to (1) in the case of Section 8.1(d), the Company Stockholder Meeting (or any adjournment or postponement thereof) or (2) in the case of Section 8.1(e), the termination of this Agreement pursuant to Section 8.1(e), an Acquisition Proposal for an Acquisition Transaction has been publicly announced or disclosed and not withdrawn or otherwise abandoned; and (C) within one year following the termination of this Agreement pursuant to Section 8.1(d) or Section 8.1(e), as applicable, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction (which Acquisition Transaction is subsequently consummated), then the Company will concurrently with the consummation of such Acquisition Transaction, pay to Parent an amount equal to $30,450,000 (the “Company Termination Fee”). For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”
(ii) If this Agreement is validly terminated pursuant to Section 8.1(f) or Section 8.1(h), then the Company must pay to Parent the Company Termination Fee either (1) if terminated pursuant to Section 8.1(f), promptly (and in any event within two (2) Business Days) following such termination or (2) if terminated pursuant to Section 8.1(h), substantially concurrently with such termination.
(c) Parent Payments. If this Agreement is validly terminated pursuant to Section 8.1(i), then Parent must promptly (and in any event within two Business Days) following such termination pay, or cause to be paid, to the Company an amount equal to $65,250,000 (the “Parent Termination Fee”).
(d) Single Payment Only. The Parties acknowledge and agree that in no event will (x) the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events and (y) Parent be required to pay the Parent Termination Fee on more than one occasion, whether or not the Parent Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(e) Payments; Default.
(i) The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement.
(ii) All payments under this Section 8.3 shall be made by the Company to Parent (with respect to the Company Termination Fee) or by Parent to the Company (with respect to the Parent Termination

Fee), in each case, by wire transfer of immediately available funds to an account designated in writing by Parent or the Company (as applicable). If Parent fails to provide valid wire instructions at least two (2) Business Days prior to a deadline for payment by the Company set forth in this Section 8.3, then such deadline for payment shall be extended to a date that is two (2) Business Days following the date that such wire instructions are so provided by Parent.
(f) Sole and Exclusive Remedy.
(i) Subject to the limitations set forth below, Parent’s payment of the Parent Termination Fee to the extent owed pursuant to Section 8.3(c) will be the only monetary damages payable by Parent, Merger Sub or any of their Affiliates for breaches under this Agreement, the Guaranty, the Equity Commitment Letter, any other agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure. Upon payment of such amount, (1) none of (A) Parent, Merger Sub or the Guarantors; or (B) the former, current and future holders of any equity, controlling Persons, directors, officers, employees, agents, attorneys, Financing Sources, Affiliates (other than Parent, Merger Sub or the Guarantors), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and the Guarantors (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”) will have any further liability or obligation to the Company (or for the avoidance of doubt any Company Related Parties) relating to or arising out of this Agreement, the Equity Commitment Letter, the Guaranty, any other agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) or any other applicable Parent Related Parties will remain obligated with respect to, and the Company Group may be entitled to remedies with respect to, the Guaranty, the Confidentiality Agreement, any Willful Breach by Parent or Merger Sub of any of their representations, warranties, covenants or agreements contained in this Agreement, and Section 8.3(c), as applicable); and (2) none of the Company or any other Person will be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub or any Parent Related Party arising out of this Agreement, the Equity Commitment Letter, the Guaranty, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) and any other applicable Parent Related Parties will remain obligated with respect to, and the Company Group may be entitled to remedies with respect to, the Guaranty, the Confidentiality Agreement, any Willful Breach by Parent or Merger Sub of any of their representations, warranties, covenants or agreements contained in this Agreement, and Section 8.3(c), as applicable). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of, in the aggregate, the Parent Termination Fee against any Parent Related Parties, and in no event will the Company Group be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess, in the aggregate, of the Parent Termination Fee against the Parent Related Parties for, or with respect to, this Agreement, the Equity Commitment Letter, the Guaranty or the transactions contemplated hereby and thereby (including, any breach by the Guarantors, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure (except that this sentence shall not apply in any respect to matters relating to the Guaranty, the Confidentiality Agreement, any Willful Breach by Parent or Merger Sub of any of their representations, warranties, covenants or agreements contained in this Agreement, and Section 8.3(c), as applicable). Other than the Guarantors’ obligations under the Guaranty and Equity Commitment Letter and other than the obligations of Parent and Merger Sub to the extent expressly provided in this Agreement (including in respect of any Willful Breach by Parent or Merger Sub of any of their representations, warranties, covenants or agreements contained in this Agreement, and Section 8.3(c)), in no event will any Parent Related Party or any other Person other than the Guarantors, Parent and Merger Sub have any liability for monetary damages to the Company or any other Person (including any Company Related Parties) relating to or arising out of this Agreement, the Merger, the Guaranty, the Equity Commitment Letter, or the transactions contemplated hereby or thereby (except that this sentence shall not apply in any respect to matters relating to the Confidentiality Agreement).
(ii) The Company’s payment of the Company Termination Fee to the extent owed pursuant to Section 8.3(b) will be the only monetary damages of Parent and Merger Sub and each of their respective Affiliates may recover from (A) the Company Group and its Affiliates; and (B) the former, current and future holders of any equity, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company Group and its Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure, and upon payment of such amount, (1) none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company Group may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.3(b) and Section 8.3(e), as applicable); and (2) none of Parent, Merger Sub or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company or any Company Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company Group may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.3(b) and Section 8.3(e), as applicable). Under no circumstances will the collective monetary damages payable by the Company for breaches under this Agreement (taking into account the payment of the Company Termination Fee pursuant to this Agreement) exceed the Company Termination Fee in the aggregate for all such breaches (and any indemnification pursuant to Section 8.3(e)) (the “Company Liability Limitation”). In no event will any of Parent, Merger Sub or the Guarantors; or the former, current and future holders of any equity, controlling Persons, directors, officers, employees, agents, attorneys, Financing Sources, Affiliates (other than Parent, Merger Sub or the Guarantors), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and the Guarantors seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation against any of the Company Related Parties, and in no event will Parent or Merger Sub be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure.
(g) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 8.3(f), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8(b), except that, although the Company, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 9.8(b) and Section 9.8(c), under no circumstances will the Company be permitted or entitled to receive both specific performance that compels Parent and Merger Sub to effect the Merger (as contemplated by and subject to the limitations in Section 9.8(c)) and any monetary damages (e.g., the Parent Termination Fee). For the avoidance of doubt, nothing in this Section 8.3(g) shall serve to limit the Company from being paid monetary damages if (i) specific performance (other than with respect to compelling Parent and Merger Sub to effect the Merger (as contemplated by and subject to the limitations in Section 9.8(c)) and the Merger is actually effected) is received but the Merger is nonetheless never effected or (ii) if specific performance is sought to compel Parent and Merger Sub to effect the Merger (as contemplated by and subject to the limitations in Section 9.8(c)) but such specific performance is not received and the Merger is not consummated.

8.4 Amendment. Subject to applicable law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time prior to the Effective Time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Financing Sources set forth in Section 6.6(a), Section 8.2, Section 8.3(f), Section 8.6, Section 9.3(c), Section 9.6, Section 9.8, Section 9.10(b), Section 9.11, Section 9.12, and this sentence of Section 8.4 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of the provisions relating to the Financing Sources set forth in Sections 6.6(a), Section 8.2(c), Section 8.3(f), Section 8.6, Section 9.3, Section 9.6, Section 9.8, Section 9.10, Section 9.11 or this sentence of Section 8.4) may not be amended, modified or altered without the prior written consent of the Debt Financing Sources.
8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
8.6 No Liability of Debt Financing Sources. None of the Debt Financing Sources will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and neither the Company nor any of its Affiliates will have any rights or claims against any of the Debt Financing Sources hereunder or thereunder; provided, however, that the foregoing shall not preclude any liability of the Debt Financing Sources to the Company and its Affiliates under any confidentiality agreement entered into in connection with this Agreement or the transactions contemplated hereby; and provided, further, however, that nothing in this Section 8.6 shall limit the rights of the Company and its Affiliates from and after the Effective Time under any debt commitment letter or the definitive debt documents executed in connection with the Debt Financing (but not, for the avoidance of doubt, under this Agreement) to the extent the Company and/or its Affiliates are party thereto.
ARTICLE IX.
GENERAL PROVISIONS
9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time or are contemplated to be performed following the Effective Time will survive the Effective Time in accordance with their respective terms.
9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:
(a)	if to Parent or Merger Sub to:

Ivanti, Inc.
10377 South Jordan Gateway
Suite 110
South Jordan, Utah 84095
	Attn:	Jim Schaper, Executive Chairman and CEO
	Email:	Jim.Schaper@ivanti.com

with a copy (which will not constitute notice) to:

Sidley Austin LLP
1999 Avenue of the Stars
17th Floor
Los Angeles, CA 90067
	Attn:	Mehdi Khodadad
	Email:	mkhodadad@sidley.com

(b)	if to the Company (prior to the Effective Time) to:

MobileIron, Inc.
490 East Middlefield Road
Mountain View, California 94043
	Attn:	Andrew Hallin, General Counsel
	Email:	dhallin@mobileiron.com

with a copy (which will not constitute notice) to:

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
	Attn:	Brandon C. Parris, Esq.
Michael O’Bryan, Esq.
Michael Krigbaum, Esq.
	Email:	bparris@mofo.com
mobryan@mofo.com
mkrigbaum@mofo.com
Any notice received at the addressee’s location or by email at the addressee’s email address, on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent, Merger Sub or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of Parent hereunder or the parties to the Equity Commitment Letter or the Guarantors pursuant to the Guaranty; or (ii) impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Common Stock, Company RSUs, Company PSUs, and Company Options pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.
9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that the Company and an Affiliate of Parent have previously executed a Confidentiality Agreement, dated July 6, 2020 (together with any and all joinders thereto with additional named parties in such joinders, the “Confidentiality Agreement”), that will continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company Group furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.
9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter, the Guaranty and the Equity Commitment Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.
9.6 Third Party Beneficiaries.
(a) Except as set forth in Section 6.6(e), Section 6.6(f), Section 6.10, and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.6(e), Section 6.6(f) or Section 6.10; (b) the Company may enforce this Agreement and seek damages on behalf of the holders of shares of Company Common Stock, Company RSUs, Company PSUs and Company Options (which Parent, Merger Sub and the Guarantors acknowledge and agree may include damages based on a decrease in share value or lost premium) subject to the limitations set forth in Section 8.3(f)(i); and (c) from and after the Effective Time, the rights of the holders of shares of Company Common Stock, Company RSUs, Company PSUs and Company Options to receive the merger consideration set forth in Article II and the rights of the recipients of Stock-Settled Bonus Plan awards to be treated in accordance with Section 6.11(d). The rights granted pursuant to clause (b) of the second sentence of this Section 9.6 will only be enforceable on behalf of the holders of shares of Company Common Stock, Company RSUs, Company PSUs and Company Options by the Company, in its sole and absolute discretion, as agent for such holders, and it is understood and agreed that any and all interests in such claims will attach to such shares of the Company Common Stock, Company RSUs, Company PSUs or Company Options and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith and subject to the limitations set forth in Section 8.3(f)(i)) may, in the Company’s sole and absolute discretion, be (A) distributed, in whole or in part, by the Company to such holders as of any date determined by the Company; or (B) retained by the Company for the use and benefit of the Company in any manner that the Company deems fit. The provisions of Section 8.2, Section 8.3(f), Section 8.4, Section 8.6, Section 9.3(c), Section 9.8, Section 9.10(b), Section 9.11 and this Section 9.6 will inure to the benefit of the Financing Sources and their successors and assigns, each of whom are intended to be third party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Financing Sources and their respective successors and assigns). The provisions of Section 8.3(f) will inure to the benefit of the Company Related Parties and the Parent Related Parties and their respective successors and assigns, each of whom are intended to be third party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Company Related Parties and the Parent Related Parties (as applicable) and their respective successors and assigns).
(b) The representations and warranties in this Agreement are the product of negotiations among and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the

Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.8 Remedies.
(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance).
(b) Specific Performance. The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement, the Equity Commitment Letter or any Guaranty, and to enforce specifically the terms and provisions of any or all thereof, in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity, except as provided in Section 8.3. Each party hereto agrees that the right of specific performance is an integral part of the transactions contemplated by this Agreement and that, without that right, neither the Company nor Parent would have entered into this Agreement. Each party hereto accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement, all in accordance with the terms of this Section 9.8. Each party hereto further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.8, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If prior to the Termination Date, any party hereto seeks or brings an action to enforce specifically the performance of the terms and provisions hereof by any other party or any Guarantor, the Termination Date shall automatically be extended until resolution of such action and all related actions (including any appeals) or by such other time period established by the court presiding over such action.
(c) Notwithstanding anything to the contrary contained herein, prior to a valid termination of this Agreement pursuant to Section 8.1, the Company shall be entitled to obtain an injunction, specific performance and other equitable relief to enforce Parent’s and Merger Sub’s obligations to consummate the Merger and the other transactions contemplated hereby, only in the event that each of the following conditions has been satisfied: (i) the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their terms are to be satisfied at the Closing, each of which shall be capable of being satisfied at the Closing) have been satisfied at the time the Closing would have occurred and remain satisfied, (ii) the Debt Financing or Alternative Debt Financing has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the Closing if the Equity Financing is funded at the Closing and (iii) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the Debt Financing (or Alternative Debt Financing) and the Equity Financing are funded, then the Closing will occur. For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically Parent’s obligation to consummate the Merger if the Debt Financing or Alternative Debt Financing has not been funded (or will not be funded at the Closing). In no event shall the Company be entitled to seek the remedy of specific performance to cause the consummation of the Merger other than solely under the specific circumstances and as specifically set forth in this Section 9.8(c)(iii). For the avoidance of doubt, in no event shall the Company (as opposed to Parent) be entitled to seek any remedy of specific performance or other equitable remedies against any Debt Financing Source in connection with the transactions contemplated hereby or the Debt Financing.
9.9 Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Delaware.
9.10 Consent to Jurisdiction.
(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger, the Guaranty and the Equity Commitment Letter, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guaranty, the Equity Commitment Letter or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Guaranty, the Equity Commitment Letter or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Guaranty, the Equity Commitment Letter or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
(b) Jurisdiction for Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Debt Financing Sources arising out of, or relating to, the Merger, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable Debt Commitment Letter will be effective service of process against them for any such Legal Proceeding brought in any such court; to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the laws of the State of New York.
9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY HERETO MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTY, THE EQUITY COMMITMENT LETTER, THE DEBT FINANCING OR THE EQUITY FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING FINANCING SOURCES). EACH PARTY HERETO

ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
9.12 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.
9.13 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf,.tif,.gif,.jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a Contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
9.14 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and Closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and Closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.
IVANTI, INC.

By:	/s/ Jim Schaper
	Name:	Jim Schaper
	Title:	Executive Chairman & CEO

OAHU MERGER SUB, INC.

By:	/s/ Jim Schaper
	Name:	Jim Schaper
	Title:	CEO
[Signature Page to Agreement and Plan of Merger]

MOBILEIRON, INC.

By:	/s/ Simon Biddiscombe
	Name:	Simon Biddiscombe
	Title:	President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

ANNEX B

Section 262 of the Delaware General Corporation Law
§ 262 Appraisal rights
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX C
745 Seventh Avenue New York, NY 10019 United States
CONFIDENTIAL
September 26, 2020
Board of Directors
MobileIron, Inc.
490 East Middlefield Road
Mountain View, California 94043
Members of the Board of Directors:
We understand that MobileIron, Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Ivanti, Inc., a Delaware corporation (“Ivanti”) and Oahu Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Ivanti (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company being the surviving corporation and a wholly-owned subsidiary of Ivanti (the “Merger”). We further understand that, at the effective time of the Merger, among other things, each share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger, other than any Owned Company Shares or Dissenting Company Shares (each as defined in the Agreement (as defined below)), will be converted into the right to receive cash in an amount equal to $7.05, without interest (the “Consideration”) The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated September 26, 2020, by and among, Ivanti, Merger Sub and the Company (the “Agreement”). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.
We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders of the Consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration to be offered to the stockholders of the Company in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.
In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement, dated as of September 26, 2020, and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company (“Company Projections”) and including the estimated amounts of net operating losses expected by the management of the Company (the “Company NOLs”); (4) a trading history of the Company’s common stock from September 25, 2017 to September 25, 2020 and a comparison of that trading history with those of other companies that we deemed relevant; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant; (7) the results of our efforts to solicit indications of interest from third parties with respect to a sale of the Company; and (8) published estimates of independent research analysts with respect to the future financial performance and price targets of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.
In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, upon the advice of the Company, we have assumed that such projections and have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. With respect to the Company NOLs, upon the advice of the Company, we have assumed that the amounts of the Company NOLs are reasonable and that the Company NOLs will be realized in accordance with the estimate of such losses. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter. In addition, we express no opinion or view as to the potential effects of the volatility currently being experienced in the credit, financial and stock markets on the Company or the Proposed Transaction.
We have assumed that the executed Agreement will conform in all material respects to the last draft reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.
Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.
We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking services for the Company and Ivanti in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have not performed any investment banking and financial services for the Company and Ivanti for which we received investment banking fees.
In addition, we and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Clearlake Capital Group, L.P. (“Clearlake”) and TA Associates Management, L.P. (“TA”) and certain of their respective affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Clearlake, TA and certain of their respective portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunnner and/or lender for Clearlake, TA and certain of their respective portfolio companies and affiliates in connection with their respective corporate finance needs, including providing financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaken by Clearlake, TA and certain of their respective portfolio companies and affiliates.
Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Ivanti, Clearlake and TA and certain of the portfolio companies and/or affiliates of Clearlake and TA for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.
This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.
Very truly yours,

BARCLAYS CAPITAL INC.

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D25340-TBD

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOBILEIRON, INC.

The Board of Directors recommends you vote FOR the following proposals:

4. To transact any other business that may properly come before the special meeting.

Note: MobileIron, Inc. will transact no other business at the special meeting, except such business as may properly be brought before the MobileIron, Inc. special meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
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D25341-TBD

MOBILEIRON, INC.
Special Meeting of Stockholders
November 24, 2020 AT 10:00 A.M. PST
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Simon Biddiscombe and Drew Hallin, or either of them, as proxies with the power to appoint their substitutes, and hereby authorize each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MOBILEIRON, INC. that the stockholders are entitled to vote at the Special Meeting of Stockholders to be held online at 10 A.M., PST on November 24, 2020, at www.virtualshareholdermeeting.com/MOBL2020SM and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations to vote "FOR" all proposals.

Continued and to be signed on reverse side